                                 YORK MILLS CENTRE

                                    OFFICE LEASE

                                 TABLE OF CONTENTS

ARTICLE 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  BASIC TERMS AND DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .     1
      1.01   SUMMARY OF BASIC TERMS. . . . . . . . . . . . . . . . . . . .     1
      1.02   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.03   SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . .     6

ARTICLE 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  INTENT AND INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . .     6
      2.01   NET LEASE . . . . . . . . . . . . . . . . . . . . . . . . . .     6
      2.02   LANDLORD AND REPRESENTATIVE TO ACT REASONABLY AND IN GOOD
             FAITH . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
      2.03   DECISION OF EXPERT TO BE BINDING. . . . . . . . . . . . . . .     7
      2.04   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .     7
      2.05   GENERAL MATTERS OF INTENT AND INTERPRETATION. . . . . . . . .     7

ARTICLE 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  GRANT AND TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
      3.01   GRANT AND TERM. . . . . . . . . . . . . . . . . . . . . . . .     8
      3.01A  EXTENSION OF TERM . . . . . . . . . . . . . . . . . . . . . .     8
      3.02   ADJUSTMENT OF AREA. . . . . . . . . . . . . . . . . . . . . .     8
      3.03   ACCEPTANCE AND CONSTRUCTION OF PREMISES . . . . . . . . . . .     8
      3.04   QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . .     8
      3.05   USE OF COMMON ELEMENTS. . . . . . . . . . . . . . . . . . . .     9

ARTICLE 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
      4.01   COVENANT TO PAY . . . . . . . . . . . . . . . . . . . . . . .     9
      4.02   MINIMUM RENT. . . . . . . . . . . . . . . . . . . . . . . . .     9
      4.03   ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . .     9
      4.04   PAYMENT OF TAXES AND OPERATING COSTS BASED UPON LANDLORD'S
             ESTIMATES AND SUBJECT TO ADJUSTMENT . . . . . . . . . . . . .     9
      4.05   SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . .    10
      4.06   PAYMENTS GENERALLY. . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
      5.01   TAXES - DEFINITION. . . . . . . . . . . . . . . . . . . . . .    10
      5.02   TAXES PAYABLE BY THE LANDLORD . . . . . . . . . . . . . . . .    11
      5.03   TAXES PAYABLE BY THE TENANT . . . . . . . . . . . . . . . . .    11
      5.04   BUSINESS TAXES AND OTHER TAXES OF THE TENANT. . . . . . . . .    11
      5.05   TENANT'S RESPONSIBILITY . . . . . . . . . . . . . . . . . . .    11

ARTICLE 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  COMPLEX AND COMMON ELEMENTS - OPERATION, REPAIR, MAINTENANCE, CONTROL
  AND PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
      6.02   MAINTENANCE AND REPAIRS BY THE LANDLORD . . . . . . . . . . .    12
      6.03   CONTROL OF THE COMPLEX BY THE LANDLORD. . . . . . . . . . . .    12
      6.04   RELOCATION OF PREMISES. . . . . . . . . . . . . . . . . . . .    13
      6.05   TENANT'S PAYMENT OF OPERATING COSTS . . . . . . . . . . . . .    14

ARTICLE 7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  UTILITIES, HEATING, VENTILATING AND AIR-CONDITIONING AND
  LANDLORD SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
      7.01   UTILITIES, HEATING, VENTILATING AND AIR-CONDITIONING AND
             LANDLORD SERVICES . . . . . . . . . . . . . . . . . . . . . .    16
      7.02   CHARGES FOR UTILITIES . . . . . . . . . . . . . . . . . . . .    17
      7.03   ADDITIONAL SERVICES TO THE PREMISES . . . . . . . . . . . . .    17

ARTICLE 8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
      8.01   USE OF THE PREMISES . . . . . . . . . . . . . . . . . . . . .    18
      8.02   CONDUCT OF BUSINESS AND PROHIBITED ACTIVITIES . . . . . . . .    18
      8.03   COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . .    19
      8.04   DIRECTORY BOARD AND SIGNS . . . . . . . . . . . . . . . . . .    19
      8.05   DISCHARGE AND RELEASE OF HAZARDOUS SUBSTANCES . . . . . . . .    19
      8.06   WASTE DISPOSAL. . . . . . . . . . . . . . . . . . . . . . . .    20


      8.07   SPECIAL INDEMNITY . . . . . . . . . . . . . . . . . . . . . .    20

ARTICLE 9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
  INSURANCE AND INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . .    20
      9.01   LANDLORD'S INSURANCE. . . . . . . . . . . . . . . . . . . . .    20
      9.02   TENANT'S INSURANCE. . . . . . . . . . . . . . . . . . . . . .    20
      9.03   INCREASE IN PREMIUMS. . . . . . . . . . . . . . . . . . . . .    22
      9.04   CANCELLATION OF INSURANCE . . . . . . . . . . . . . . . . . .    22
      9.05   LOSS OR DAMAGE. . . . . . . . . . . . . . . . . . . . . . . .    22
      9.06   LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . .    22

ARTICLE 10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
  MAINTENANCE, REPAIRS AND ALTERATIONS  BY THE TENANT. . . . . . . . . . .    23
     10.01   MAINTENANCE AND REPAIRS BY THE TENANT . . . . . . . . . . . .    23
     10.02   APPROVAL OF THE TENANT'S ALTERATIONS. . . . . . . . . . . . .    23
     10.03   REPAIR WHERE THE TENANT IS AT FAULT . . . . . . . . . . . . .    24
     10.04   TENANT NOT TO OVERLOAD. . . . . . . . . . . . . . . . . . . .    24
     10.05   REMOVAL AND RESTORATION BY THE TENANT . . . . . . . . . . . .    24
     10.06   TENANT TO DISCHARGE ENCUMBRANCES. . . . . . . . . . . . . . .    25

ARTICLE 11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  DAMAGE AND DESTRUCTION AND EXPROPRIATION . . . . . . . . . . . . . . . .    25
     11.01   INTERPRETATION OF ARTICLE 11. . . . . . . . . . . . . . . . .    25
     11.02   DAMAGE TO PREMISES. . . . . . . . . . . . . . . . . . . . . .    25
     11.03   DAMAGE TO THE BUILDING. . . . . . . . . . . . . . . . . . . .    26
     11.04   EXPROPRIATION OF THE COMPLEX, THE BUILDING OR THE PREMISES. .    27
     11.05   AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
     11.06   ARCHITECT'S CERTIFICATE . . . . . . . . . . . . . . . . . . .    27

ARTICLE 12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
  ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS . . . . . . . . . . . . . . .    27
     12.01   TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . .    27
     12.02   LANDLORD'S RIGHT TO TERMINATE . . . . . . . . . . . . . . . .    29
     12.03   TERMS AND CONDITIONS RELATING TO TRANSFERS. . . . . . . . . .    29
     12.04   NO ADVERTISING OF THE PREMISES. . . . . . . . . . . . . . . .    30
     12.05   SALES AND OTHER DISPOSITIONS BY THE LANDLORD. . . . . . . . .    30

ARTICLE 13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
  ACCESS AND ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . .    30
     13.01   RIGHT OF ENTRY. . . . . . . . . . . . . . . . . . . . . . . .    30

ARTICLE 14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
  STATUS STATEMENTS, SUBORDINATION AND ATTORNMENT. . . . . . . . . . . . .    31
     14.01   STATUS STATEMENTS . . . . . . . . . . . . . . . . . . . . . .    31
     14.02   SUBORDINATION AND ATTORNMENT. . . . . . . . . . . . . . . . .    31
     14.03   ATTORNEY. . . . . . . . . . . . . . . . . . . . . . . . . . .    32

ARTICLE 15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
  DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     15.01   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .    32
     15.02   REMEDIES UPON AN EVENT OF DEFAULT . . . . . . . . . . . . . .    33
     15.03   LANDLORD MAY CURE THE TENANT'S DEFAULT. . . . . . . . . . . .    33
     15.04   WAIVER OF EXEMPTION FROM DISTRESS . . . . . . . . . . . . . .    34
     15.05   APPLICATION OF MONEY. . . . . . . . . . . . . . . . . . . . .    34
     15.06   REMEDIES GENERALLY. . . . . . . . . . . . . . . . . . . . . .    34

ARTICLE 16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
     16.01   RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . .    34
     16.02   OVERHOLDING - NO TACIT RENEWAL. . . . . . . . . . . . . . . .    34
     16.03   RELATIONSHIP OF PARTIES - NO PARTNERSHIP OR AGENCY. . . . . .    34
     16.04   ACCORD AND SATISFACTION . . . . . . . . . . . . . . . . . . .    34
     16.05   TENANT PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . .    35
     16.06   WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
     16.07   SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . .    35
     16.08   FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . .    35
     16.09   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
     16.10   MANAGEMENT OF THE COMPLEX . . . . . . . . . . . . . . . . . .    35
     16.11   REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . . .    35
     16.12   SURVIVAL OF OBLIGATIONS . . . . . . . . . . . . . . . . . . .    36
     16.13   FIRST RIGHT OF REFUSAL. . . . . . . . . . . . . . . . . . . .    36


     16.14   PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     16.15   ACCEPTANCE OF LEASE . . . . . . . . . . . . . . . . . . . . .    37

SCHEDULE "A" - LEGAL DESCRIPTION OF THE COMPLEX. . . . . . . . . . . . . .    38

SCHEDULE "B" - FLOOR PLAN OF THE PREMISES. . . . . . . . . . . . . . . . .    40

SCHEDULE "C" - LANDLORD'S AND TENANT'S WORK. . . . . . . . . . . . . . . .    41

SCHEDULE "D" - RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . .    45

SCHEDULE "E" - METHOD OF MEASUREMENT . . . . . . . . . . . . . . . . . . .    48

THIS LEASE is dated the 23RD day of APRIL, 1998 and is made

B E T W E E N


                            TRUSCAN PROPERTY CORPORATION
                                  (the "Landlord")
                                                        OF THE FIRST PART

                                      - and -


                                 724 SOLUTIONS INC.
                                   (the "Tenant")
                                                        OF THE SECOND PART

                                     ARTICLE 1

                            BASIC TERMS AND DEFINITIONS

1.01  SUMMARY OF BASIC TERMS

(a)   "Complex Name" means "York Mills Centre", subject to Section 6.03(a)(vi).

(b)   Address of Landlord:        Suite 1210
                                  110 Yonge Street
                                  Toronto, Ontario
                                  M5C 1T4

                                  Attention: Vice President & Counsel

                                  with a copy to the Property Manager:

                                  Enterprise Commercial Management Inc.
                                  York Mills Centre
                                  20 York Mills Road
                                  Suite 206
                                  North York, Ontario
                                  M2P 2C2

(c)   Address of Tenant:          BCE Place
                                  Bay Wellington Tower
                                  181 Bay Street
                                  Suite 2810
                                  Toronto, Ontario
                                  M5J 2T3

                                  Attention: Mr. Christopher E. Erickson,
                                  President

(d)   (1)  Indemnifier:           N/A

      (2)  Address of
           Indemnifier:           N/A

(e)   Premises:                   Part of Floor Seven (7), currently designated
                                  as Suite No.700, as shown in the approximate location outlined in red on Schedule "B".

(f)   Rentable Area of
      the Premises:               Approximately 7,830 square feet, (727.41
                                  square metres), subject to Section 3.02.

(g)   (1)  Commencement Date:     August 1, 1998

      (2)  Term:                  commencing on the Commencement Date and
                                  expiring on July 31, 2001

      (3)  Extension of Term:     One right to extend the Term for a period of
                                  Three (3) years, subject to Section 3.01A.

(h)   Fixturing Period:           a maximum of ninety (90) days after the
                                  Landlord has delivered possession of the Premises to the Tenant (subject to Section
                                  16.08), as more particularly set out in
                                  Section 4.02 of Schedule "C". The possession date is estimated to be May 1, 1998.

                                  Possession of the Premises will in no event be delivered to the Tenant until this Lease is executed by the Tenant and delivered to the Landlord in a form satisfactory to the Landlord.

(i)   Minimum Rent (subject to Section 4.02):

      YEARS       ANNUAL RATE              PER YEAR           PER MONTH
                  PER SQUARE FOOT
                  (OF RENTABLE AREA)
        1             $12.75              $ 99,832.50         $8,319.38
        2             $13.25              $103,747.50         $8,645.63
        3             $13.75              $107,662.50         $8,971.88

(j) "Advance Rent" means the sum of Twenty-One Thousand, Four Hundred and Three Dollars and Forty-One Cents ($21,403.41) paid by the Tenant to the Landlord to be held without interest and to be applied on account of the Minimum Rent and Additional Rent first becoming payable during the Term.

(k) "Security Deposit" means the sum of Twenty-Two Thousand and Sixty-Seven Dollars and Forty-Nine Cents ($22,067.49) subject to Section 4.05.

(l) "Inducement to Lease" means the sum of Nil Dollars per square foot of Usable Area of the Premises, subject to Section 16.13.

The terms set out above are intended to be only a summary of certain basic terms of this Lease which are supplemented by various provisions set out later in this Lease which are applicable thereto.

1.02  DEFINITIONS

The following definitions apply in this Lease:

"Accounting Period" means a calendar year or such other accounting period, not exceeding sixteen (16) months, as the Landlord may, upon notice to the Tenant, adopt from time to time for the Building.

"Additional Rent" means those amounts payable by the Tenant under Section
4.03 together with all other money payable by the Tenant under this Lease (except Minimum Rent), whether or not it is designated "Additional Rent".

"Applicable Laws" means all statutes, laws, by-laws, rules, regulations, ordinances, orders and requirements of a governmental, quasi-governmental or other public authority having jurisdiction over any matter.

"Architect" means an accredited architect chosen by the Landlord from time to time.

"Building" means that portion of the Office Component in which the Premises are located, being comprised of the building municipally known as 4101 Yonge Street in North York, Ontario, as it may be altered, expanded or reduced from time to time, together with those portions of the Common Elements which exclusively serve such building. The Building does not include the Parking Facilities.

"Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. Monday to Friday, inclusive, except for statutory and local holidays and Saturdays and Sundays.

"Business Taxes" has the meaning set out in Section 5.01 of this Lease.

"Capital Tax" is an amount determined by multiplying each of the "Applicable Rates" by the "Complex Capital" and totalling the products. "Complex Capital" is the amount of capital which the Landlord determines, without duplication, is invested from time to time by the Landlord, the Owners, or all of them, in doing all or any of the following: acquiring, developing, expanding, redeveloping, leasing and improving the Complex. Complex Capital will not be increased by any financing or refinancing except to the extent that the proceeds are invested directly as Complex Capital. An "Applicable Rate" is the capital tax rate specified from time to time under any statute of Canada and any statute of the Province which imposes a tax in respect of the capital of corporations. Each Applicable Rate will be considered to be the rate that would apply if none of the Landlord or the Owners employed capital outside of the Province. For greater certainty, Capital Tax includes federal large corporation tax and provincial capital tax. The Landlord shall equitably apportion any exemptions or deductions available for any such tax amongst its assets including the Complex.

"Commencement Date" means the date determined pursuant to Section 1.01(g)(1).

"Common Elements" (a) the areas, facilities, utilities, improvements, equipment and installations (collectively, "elements") in or on the Complex that, from time to time, are not intended to be leased to tenants of the Complex, or are designated from time to time as Common Elements by the Landlord, (b) the elements outside the Complex that serve the Complex (or any part of it) and are designated by the Landlord from time to time as part of the Common Elements, (c) the elements in or on Leasable Premises that are provided for the benefit of the tenants of the Complex and their employees, customers and other invitees in common with others entitled to use them, and
(d) the elements that are designated by the Landlord from time to time which serve all or any of the Retail Component, the Office Component, the Parking Facilities and the TTC and Bus Facilities and any other part of the Complex (such as, without limitation, passageways, stairs, walkways, escalators and elevators which give access to all or any of the Parking Facilities, the TTC and Bus Facilities, the Retail Component and the Office Component). The Common Elements include, but are not limited to, the roof, exterior wall assemblies including weather walls, exterior and interior structural components and bearing walls in the buildings and improvements in the Complex; equipment, furniture, furnishings and fixtures; electronic systems such as music, fire prevention, security and communication systems; columns; pipes; electrical, plumbing, drainage, mechanical and other installations, equipment or services in or on the Complex or related to it, as well as the structures housing them; and the HVAC System.

"Complex" means the lands described in Schedule "A" hereto and all buildings, structures, improvements, equipment, facilities and appurtenances thereon (including, without limitation, the Common Elements, the Office Component, the Retail Component, Storage Areas, the Building, the Parking Facilities, the TTC and Bus Facilities, and other buildings, structures and improvements constructed or to be constructed thereon, all as may be expanded, altered or reduced from time to time.

"Event of Default" means any event specified as such in Section 15.01.

"Expert" means any architect, engineer, chartered accountant, quantity surveyor, or other professional consultant, in any case appointed by the Landlord and, in the reasonable opinion of the Landlord, qualified to perform the function for which he is retained.

"Fixturing Period" means the period described in Section 4.02 of Schedule "C".

"Hazardous Substance" means any substance or thing or mixture of them which alone, or in combination, or in concentrations, are flammable, corrosive, reactive or toxic or which might cause adverse effects or be deemed detrimental to living things or to the environment, including, but not limited to, any pollutant, contaminant, toxic or hazardous substance, such as by way of example, urea formaldehyde, asbestos, polychlorinated biphenyl, pesticides, or any other substance the removal, manufacture, preparation, generation, use, maintenance, storage, transfer, handling or ownership of which is subject to Applicable Laws.

"HVAC System" means all interior climate control (including heating, ventilating and air-conditioning) systems, installations, equipment and facilities (including the buildings or areas which house them) which service all or any part of the Complex (including the Common Elements and the Premises) that are operated and maintained by the Landlord. The HVAC System includes, without limitation, the distribution system within Leasable Premises (including the Premises), distribution piping, air handling units and fan coil and ventilation units that form part of those systems, together with the monitoring, energy saving and control systems (including the thermostat) in each Leasable Premises supplied by the HVAC System (including the Premises). The HVAC System does not include (i) self-contained heating, ventilating and air-conditioning systems in individual Leasable Premises that have been installed and are maintained by the occupants (if any); and (ii) any tenant-maintained supplementary air-conditioning units, facilities or services that are installed for individual tenants or a group of tenants to satisfy requirements that are in excess of the normal operational capacity of the HVAC System.

"Landlord" means the party of the First Part and Persons for whom the Landlord is responsible in law.

"Landlord's Work" (a) with respect to the Tenant's initial occupation of the Premises, means the work to be performed by the Landlord pursuant to Section
2.02 of Schedule "C" and (b) with respect to Article 11, means the work to be performed by the Landlord pursuant to Section 2.01 of Schedule "C".

"Leasable Premises" means those premises (including the Premises) in or on the Complex that are, or are intended from time to time to be occupied in connection with office or retail purposes. With respect to kiosks, "Leasable Premises" shall include permanent kiosks only. For greater certainty, "Leasable Premises" excludes Storage Areas.

"Lease" means this agreement, all Schedules thereto and the Rules and Regulations adopted or revised from time to time, together with every properly executed instrument which by its terms amends, modifies or supplements this Lease.

"Lease Year" means, in the case of the first Lease Year, a period of twelve consecutive calendar months from and after the Commencement Date (plus the part of the month, if any, from the Commencement Date to and including the last day of the month in which the Commencement Date occurs if the Commencement Date is not on the first day of a month) and, in the case of Lease Years after the first Lease Year, is a period of twelve (12) consecutive calendar months starting on the first day after the Lease Year that immediately precedes it. However, the last Lease Year, whether it is twelve (12) calendar months or not, terminates on the expiry or earlier termination of this Lease.

"Leasehold Improvements" means (a) heating, ventilating and air-conditioning systems, facilities and equipment in or serving the Premises; (b) floor covering that is affixed (except for wall-to-wall carpeting laid over a finished floor which is removable without damage to such floor); (c) light fixtures; (d) doors (excluding any interior sliding doors if provided the Tenant replaces them with the existing doors permitted to be installed by the Landlord); (e) hardware and partitions; (f) internal stairways, escalators and elevators; (g) fixtures, improvements, installations, alterations and additions from time to time made or installed in the Premises by or on behalf of the Tenant or any previous occupant of the Premises; and (h) anything that would not normally be considered to be trade fixtures, furniture or equipment. For greater certainty, the reception desk installed by the Tenant is considered to be a trade fixture.

"Minimum Rent" means the rent payable pursuant to Section 4.02.

"Mortgagee" means a mortgagee or hypothecary creditor (including a trustee for bondholders) of the Complex or part thereof, and a chargee or other secured creditor that holds the Complex or a part thereof as security (but a Mortgagee is not a creditor, chargee or security holder of a tenant of Leasable Premises).

"Office Component" collectively means that part of the Complex being comprised of the four (4) commercial office buildings intended by the Landlord for occupation by office tenants, as they may be expanded, altered or reduced from time to time, together with those portions of the Common Elements which exclusively serve all of any of those buildings. For greater certainty, "Office Component" excludes the Parking Facilities.

"Operation Standard" has the meaning set out in Section 6.01 of this Lease.

"Operating Costs" has the meaning set out in Section 6.05(a) of this Lease.

"Owners" means the owner or owners from time to time (other than the Landlord) of the freehold or leasehold title of the Complex.

"Parking Facilities" means that component of the Complex comprised of the improvements for parking, together with the areas and facilities that are appurtenant solely to those improvements (such as, without limitation, accessways, entrances, exits and any delivery passages located therein), all as may be expanded, altered or reduced from time to time.

"Person" means an individual, firm, partnership, corporation, trust, unincorporated organization, government or any department or agency thereof or any combination or groups of them.

"Premises" means the Leasable Premises described in Sections 1.01(e) and 1.01(f) and as outlined in red on Schedule "B". If the Premises are entirely self-enclosed, the boundaries of the Premises extend:

(a) from the top surface of the structural subfloor to the bottom surface of the structural ceiling of the Premises; and

(b)  to the interior surface of all interior walls.

The dimensions of Leasable Premises that are a kiosk will be determined by the Landlord.

"Prime Rate" means, at any time, the prime lending rate of interest expressed as a rate per annum which the Landlord's designated chartered bank or trust company establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates it will charge at such time for demand loans in Canadian Dollars to its Canadian customers and which it refers to as its "prime rate".

"Property Manager" means a company or other entity, if any, retained by the Landlord from time to time to operate or manage the Complex.

"Proportionate Share" means: (i) for the purpose of calculating the Tenant's Share of Taxes under Section 5.03(a), a fraction which has as its numerator the Rentable Area of the Premises and as its denominator the Rentable Area of the Office Component; and (ii) for the purpose of calculating the Tenant's share of Operating Costs under Section 6.05(a), a fraction which has as its numerator the Rentable Area of the Premises and as its denominator the aggregate of the Rentable Area of the Office Component and the Rentable Area of the Retail Component.

"Province" means the province in which the Complex is located.

"Released Persons" collectively and individually means the Landlord, the Property Manager, the Owners and the Mortgagee. In sections which contain a release or other exculpatory provision or an indemnity in favour of any or all of the Released Persons, such Released Person or Released Persons shall include the officers, directors, employees and agents of each such Released Person and the Landlord acts as agent for, or as trustee for, the benefit of all Released Persons so that each such release, indemnity and/or other exculpatory provision is fully enforceable by such Released Persons.

"Rent" means all Minimum Rent and Additional Rent payable pursuant to this Lease.

"Rentable Area" means, in the case of all individual Leasable Premises within the Office Component (including the Premises) and the Retail Component, the area measured in accordance with Schedule "E" attached to this Lease or in accordance with the Building Owners and Managers Association International standard of measuring areas in office buildings which the Landlord, in its sole discretion, designates from time to time. The Rentable Area of any individual Leasable Premises (including the Premises) may be adjusted from time to time by the Landlord to give effect to any structural, functional or other change on the floor on which such Leasable Premises are located.

"Rentable Area of the Office Component" means the aggregate Rentable Area of all individual Leasable Premises in the Office Component, whether actually rented or not. Where there are Leasable Premises located within the Office Component from which retail business activity is conducted (tobacco stores in a lobby, for example), those Leasable Premises will be considered to be included in the Office Component. The Rentable Area of the Office Component may be adjusted from time to time by the Landlord to give effect to any structural, functional or other change affecting all or any part of the Office Component.

"Rentable Area of the Retail Component" means the aggregate Rentable Area of all individual Leasable Premises within the Retail Component, whether actually rented or not. Where there are Leasable Premises located within the Retail Component from which non-retail business activity is conducted (professional offices, for example), those Leasable Premises will be considered to be included in the Retail Component. The Rentable Area of the Retail Component may be adjusted from time to time by the Landlord to give effect to any structural, functional or other change affecting the Retail Component.

"Rental Taxes" has the meaning set out in Section 2.01(b) of this Lease.

"Retail Component" means that portion or portions of the Complex which the Landlord designates from time to time to contain retail businesses, as may be expanded, altered or reduced from time to time, together with those portions of the Common Elements which exclusively serve those areas. For greater certainty, "Retail Component" excludes the Parking Facilities.

"Rules and Regulations" means the rules and regulations made by the Landlord from time to time pursuant to Section 16.01 and including those set out in Schedule "D".

"Stipulated Rate" means the rate of interest per annum that is the lesser of
(a) three percentage points more than the Prime Rate and (b) the maximum rate permitted by law.

"Storage Areas" means those areas in the Complex which are designated or intended from time to time by the Landlord to be used for storage purposes, as they may be expanded, altered or reduced from time to time.

"Taxes" has the meaning set out in Section 5.01 of this Lease.

"Tenant" means the party of the Second Part and Persons for whom the Tenant is responsible in law.

"Tenant's Share of Taxes" has the meaning set out in Section 5.03(a) of this Lease.

"Tenant's Work" means the work to be performed by the Tenant pursuant to
Section 3.02 of Schedule "C".

"Term" means the period specified in Section 1.01(g)(2) (unless sooner terminated).

"Transfer" has the meaning set out in Section 12.01(a).

"TTC and Bus Facilities" means The Toronto Transit Commission subway station and various local and regional bus terminals, together with the areas and facilities that are appurtenant solely to those improvements (such as, without limitation, accessways, entrances, exits and any passages located therein), all as may be expanded, altered or reduced from time to time.

"Utilities" has the meaning set out in Section 7.01(a)(ii) of this Lease (and "Utility" shall have a corresponding meaning).

1.03   SCHEDULES

The Schedules shall form part of this Lease and are as follows:

Schedule "A"  -  Legal Description of the Complex
Schedule "B"  -  Floor Plan of the Premises
Schedule "C"  -  Landlord's and Tenant's Work
Schedule "D"  -  Rules and Regulations
Schedule "E"  -  Method of Measurement


                                     ARTICLE 2

                             INTENT AND INTERPRETATION

2.01   NET LEASE

(a) This Lease is a completely net lease to the Landlord. Except as stated in this Lease, the Landlord is not responsible for costs, charges, or expenses relating to the Complex, the Premises, their use and occupancy, their contents, or the business carried on in them, and the Tenant will pay the charges, impositions, costs and expenses relating to the Premises except as stated in this Lease. This Section will not be interpreted to make the Tenant responsible for ground rentals that may be payable by the Landlord or the Owners, payments to Mortgagees or, subject to Section 5.01, the Landlord's income taxes. Capital Tax is not considered as income tax.

(b) The Tenant will pay to the Landlord, in the manner specified by the Landlord, the full amount of all goods and services taxes, rental taxes, value-added taxes, multi-stage taxes, business transfer taxes, and any other taxes imposed in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space under this Lease, (herein called "Rental Taxes"). Rental Taxes are payable by the Tenant whether they are characterized as a goods and services tax, sales tax, value-added tax, multi-stage tax, business transfer tax, or otherwise, with the intent that the Landlord be fully indemnified in respect of all Rental Taxes payable or collectible by the Landlord in respect of Rent or the rental of space under this Lease. Rental Taxes payable by the Tenant (i) will be calculated by the Landlord in accordance with the applicable legislation; (ii) will be paid to the Landlord at the same time as the amounts to which the Rental Taxes are payable to the Landlord under this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and (iii) despite anything to the contrary, will not be considered to be Rent but the Landlord will have all of the same remedies for, and rights of recovery with respect to such amounts, as it has for non-payment of Rent under this Lease or at law. If a deposit is forfeited or an amount becomes payable to the Landlord due to a default or as consideration for a modification of this Lease and the applicable legislation deems a part of the deposit or amount to include Rental Taxes, then the deposit or amount will be grossed up to ensure that the full amount of the forfeited deposit or amount payable is received by the Landlord in full without encroachment by any deemed payment, input credit or otherwise.

2.02   LANDLORD AND REPRESENTATIVE TO ACT REASONABLY AND IN GOOD FAITH

The Landlord, and each Person acting for the Landlord, in making a determination, designation, calculation, estimate, conversion, or allocation under this Lease, will act reasonably and in good faith and each accountant, architect, engineer or surveyor, or other professional Person employed or retained by the Landlord will act in accordance with the applicable principles and standards of the Person's profession.

2.03   DECISION OF EXPERT TO BE BINDING

The decision of any Expert whenever provided for under this Lease and any certificate related thereto shall be final and binding on the parties hereto and there shall be no further right of dispute or appeal unless the Tenant is able to demonstrate that the Expert is in error.

2.04   ENTIRE AGREEMENT

(a) This Lease includes the Schedules attached to it and the Rules and Regulations. There are no covenants, promises, assurances, agreements, representations, conditions, warranties, statements or understandings, either oral or written, between the parties concerning this Lease, the Premises, the Building, the Complex or any matter related to all or any of them, except those that are set out in this Lease.

(b) This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives.

(c) Unless specifically provided to the contrary, no amendment, modification or supplement to this Lease will be binding unless set out in writing and executed by the Tenant and the Landlord.

2.05   GENERAL MATTERS OF INTENT AND INTERPRETATION

(a)    Each obligation under this Lease is a covenant.

(b) The captions, section numbers, article numbers and Table of Contents do not define, limit, construe or describe the scope or intent of the sections or articles.

(c) The use of the neuter singular pronoun to refer to the Landlord or the Tenant is a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The grammatical changes needed to make the provisions of this Lease apply in the plural sense when there is more than one Landlord or Tenant and to corporations, associations, partnerships or individuals, males or females, are implied.

(d) Whenever a statement or provision in this Lease is followed by words denoting inclusion or example (such as "including" or "such as") and then a list of, or reference to, specific matters or items, such list or reference shall not be read so as to limit or restrict the generality of such statement or provision, even though words such as "without limitation" or "without limiting the generality of the foregoing" do not precede such list or reference.

(e) If a part of this Lease or the application of it to a Person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, that part:

       (i) is independent of the remainder of the Lease and is severable from it, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of this Lease; and

       (ii) continues and circumstance except those as to which it has been held or rendered invalid, unenforceable or illegal.

No part of this Lease will be enforced against a Person, if, or to the extent that by doing so, the Person is made to breach a law, rule, regulation or enactment.

(f) This Lease will be construed in accordance with the laws of Canada and the Province.

(g)    Time is of the essence of this Lease.

(h) The Landlord acts as agent for, or as trustee for, the Property Manager, all Mortgagees and the Owners to the extent necessary to ensure that all exculpatory provisions and indemnities included in their favour in this Lease are enforceable against the Tenant by them, and by the Landlord.

(i) To the extent that liability exists at the time of expiry or earlier surrender or termination of this Lease, the covenant(s) from which such liability is derived shall survive such expiry or earlier surrender or termination.


                                     ARTICLE 3

                                   GRANT AND TERM

3.01   GRANT AND TERM

The Landlord leases the Premises to the Tenant, and the Tenant leases the Premises from the Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease.

3.01A  EXTENSION OF TERM

Provided:

(a)    the Tenant is not then in default under the terms of the Lease; and

(b) the Tenant gives to the Landlord written notice of its intention to extend the Term of the Lease not less than six (6) months prior to the expiry of the initial Term,

then the Landlord will grant to the Tenant the right to extend the Term of this Lease upon the expiry of the initial Term for a period of three (3) years (the "Extended Term") upon the same terms and conditions as set out in this Lease except that the Tenant will accept the Premises on an "as is" basis with no Landlord's Work to be performed and except also that:

       (i)    there shall be no further right to extend the Term; and

       (ii) the Minimum Rent payable during each consecutive twelve (12) month period of the Extended Term shall be mutually agreed upon by the Landlord and the Tenant within thirty (30) days following the date on which the Tenant has provided notice of its intention to extend the Term of the Lease, based on the then current market rent for similar premises in comparable properties in North Yonge Street as at the commencement of the Extended Term.

If the Tenant fails to give the appropriate notice within the time limit set out herein for extending the Term, or if the Landlord and Tenant are not able to agree upon the Minimum Rent for the Extended Term within the time period set out herein, then this Section 3.01a shall be null and void and of no further force and effect.

3.02   ADJUSTMENT OF AREA

The estimated Rentable Area of the Premises is set out in Section 1.01(f).
If the Rentable Area of the Premises is certified by an Expert, then such Rentable Area will apply instead of the area indicated in Section 1.01(f) and Rent will be adjusted as calculated by the Landlord, which adjustment will be retroactive if the certification does not occur until after the Commencement Date. If required because of a rearrangement of partitions or other changed condition on the floor or floors on which the Premises are located, the Rentable Area of the Premises will be recalculated by an Expert and Rent will be adjusted effective the date on which such change occurred.

3.03   ACCEPTANCE AND CONSTRUCTION OF PREMISES

All of the provisions of Schedule "C" shall apply to the Tenant's acceptance and construction of the Premises under this Lease.

3.04   QUIET ENJOYMENT

If the Tenant performs its obligations under this Lease, it may hold and use the Premises without interference by the Landlord or any other Person claiming by, through or under the Landlord, subject however to the covenants, terms and conditions of this Lease.

3.05   USE OF COMMON ELEMENTS

The Tenant has the non-exclusive and non-transferable right (except in conjunction with a Transfer under Article 12 of this Lease) to use the Common Elements in common with others entitled to do so, for the purposes for which they are intended, subject, however to this Lease (but this will not be deemed to confer on the Tenant any right to use the Parking Facilities unless specifically set out in this Lease).


                                     ARTICLE 4

                                        RENT

4.01   COVENANT TO PAY

The Tenant covenants, throughout the Term, to pay Minimum Rent and Additional Rent to the Landlord or to the Property Manager as the Landlord directs, at its head office, or at any other place designated by the Landlord or the Property Manager, as the case may be, in Canadian funds, without demand and without deduction, abatement, set-off or compensation, except as in this Lease is otherwise provided.

4.02   MINIMUM RENT

During each Lease Year throughout the Term the Tenant shall pay the Minimum Rent calculated at the rate set out in Section 1.01(i), payable in equal consecutive monthly instalments each in advance on the first day of each calendar month, subject to the adjustment provisions of Section 3.02. If the Commencement Date is not the first day of a calendar month, the Tenant shall pay, on such Commencement Date, Minimum Rent calculated on a per diem basis (based on 365 days) from the Commencement Date to the end of the month in which it occurs.

4.03   ADDITIONAL RENT

The Tenant shall also pay, as Additional Rent, the aggregate of:

(a) the Tenant's Share of Taxes and other Taxes in accordance with Sections 5.03 and 5.04;

(b)    the Tenant's Proportionate Share of Operating Costs in accordance with
Section 6.05; and

(c)    the aggregate of:

       (i)    the charges for Utilities in accordance with Section 7.02;

       (ii)   costs of any additional services in accordance with Section
              7.03; and

       (iii) such other costs, charges, amounts and expenses as are required to be paid by the Tenant under this Lease.

For the first month of the Term Additional Rent is due on the Commencement Date and thereafter is payable on the first day of each calendar month in advance, except where this Lease states that it is payable on demand or at such other time. Additional Rent accrues daily.

4.04 PAYMENT OF TAXES AND OPERATING COSTS BASED UPON LANDLORD'S ESTIMATES AND SUBJECT TO ADJUSTMENT

(a) Prior to the Commencement Date and the beginning of each Accounting Period thereafter, the Landlord shall deliver to the Tenant a bona fide estimate of the Tenant's Share of Taxes and its Proportionate Share of Operating Costs for the appropriate Accounting Period and, without further notice, the Tenant shall pay to the Landlord in monthly instalments in advance one-twelfth (1/12) of such estimate simultaneously with the Tenant's payments of Minimum Rent during such Accounting Period.

(b)    The Landlord shall deliver to the Tenant within one hundred and fifty
       (150) days after the end of each Accounting Period a written statement (the "Statement") setting out in reasonable detail (i) the total amount of Operating Costs and Taxes which the Landlord's third party arm's length auditors have established as being accurate for such Accounting Period, and (ii) the Tenant's Share of Taxes and its Proportionate Share of Operating Costs which are payable by the Tenant for such Accounting Period. If the Tenant has paid less than a Statement specifies, the Tenant will pay the deficiency with the next monthly payment of Minimum Rent. If the Tenant has paid more than a Statement specifies, the Landlord will have the option to apply the excess in payment of amounts owing by the Tenant, apply the excess in reduction of future Rent due under this Lease or refund the excess to the Tenant within a reasonable time after delivery of the Statement.

(c) If an Accounting Period is less than twelve (12) calendar months, the Tenant's Share of Taxes and the Tenant's Proportionate Share of Operating Costs will be adjusted on a per diem basis, based on three hundred and sixty-five (365) days.

(d) The Tenant may claim a readjustment in respect of all or any of the Taxes or Operating Costs for an Accounting Period only by giving written notice to the Landlord within twelve (12) months after its receipt of the Statement in respect of that Accounting Period, which notice must specify the error of computation or allocation. In any event, the Tenant will pay the Rent in accordance with the Statement until the dispute is resolved.

4.05   SECURITY DEPOSIT

(a) The Security Deposit referred to in Section 1.01(k) of this Lease shall be held by the Landlord, prior to and throughout the Term, with interest, as security for the performance by the Tenant of all of its covenants and obligations under this Lease. The Landlord shall keep the Security Deposit invested in a term deposit with a Canadian Chartered Bank, upon which interest will be earned at the then current 30 day rate and which interest will accrue to the Tenant's benefit and be credited to the Tenant at the end of the Term or extension thereof.

(b) If at any time Rent is owing by the Tenant under this Lease or if the Tenant fails to perform any of its other covenants and obligations under this Lease, then the Landlord may, at its option, in addition to any and all other rights and remedies provided for in this Lease or at law, appropriate and apply the entire Security Deposit, or so much of it as is necessary to compensate the Landlord for all loss, expenses or damages sustained or suffered by the Landlord due to or arising from such breach on the part of the Tenant. If all or any portion of the Security Deposit is so appropriated and applied, the Tenant shall, upon written request of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and the Tenant's failure to do so within five
       (5) days after receipt of such request constitutes a breach of this Lease. If the Tenant complies with all of its covenants and obligations under this Lease, the Security Deposit shall be returned to the Tenant without interest within thirty (30) days after the expiry or earlier termination of the Term or extension thereof, or, at the Landlord's option, be applied by the Landlord on account of the last month's Rent payable hereunder.

(c) The Landlord may deliver the Security Deposit to any purchaser of the Landlord's interest in the Premises, the Building or the Complex, as the case may be, if such interest is sold, and thereupon the Landlord is discharged from any further liability with respect to the Security Deposit.

4.06   PAYMENTS GENERALLY
All payments by the Tenant to the Landlord under this Lease shall:

(a) be applied towards amounts then outstanding under this Lease in such manner as the Landlord determines;

(b) bear interest daily from the due date to the date of payment, calculated daily, at the Stipulated Rate;

(c) be subject, if not paid when due, to a late payment charge of Fifty Dollars ($50.00) to cover the Landlord's additional administrative costs in connection therewith;

(d) upon the request of the Landlord, be made by way of post-dated cheques delivered for such period as the Landlord requests. So long as the Tenant is 724 Solutions Inc. or a Permitted Transferee and is not in monetary default under the terms of this Lease, the foregoing requirement to provide the Landlord with post-dated cheques shall be suspended; and

(e)    survive the expiration or earlier termination of this Lease.

                                     ARTICLE 5

                                       TAXES

5.01   TAXES - DEFINITION

In this Lease:

(a) "Taxes" means (i) all taxes, rates, levies, fees, duties, charges (including local improvement charges) and assessments whatsoever, imposed, assessed, levied, rated or charged by any lawful taxing authority against the Complex or any part of it from time to time (including, but not limited to, the Common Elements), whether school, municipal, regional, provincial, federal or otherwise, and any taxes (including, without limitation, Business Taxes) or other amounts which are imposed in lieu of, or in addition to, any of the foregoing, whether or not similar to or of the foregoing character, and whether or not in existence at the Commencement Date, and any taxes levied or assessed against the Landlord or the Owners on account of its or their ownership of or interest in the Complex, but excluding taxes on the income or profits of the Landlord or the Owners except to the extent they are levied in lieu of the foregoing, and (ii) the costs and expenses incurred for consultation, appraisal, legal and other fees and expenses to the extent they are incurred in an attempt to minimize, verify or reduce amounts mentioned in Section 5.01(a)(i); and

(b) "Business Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed, without duplication, against any Person in respect of the use or occupancy of, or any business carried on, by tenants or other occupants of the Complex, or against the Landlord or the Owners on account of its or their ownership of the Complex or in respect of individual Leasable Premises in the Complex, or in respect of the leasehold improvements, equipment and facilities of tenants or other occupants on or in the Complex or any part thereof or on the Landlord or the Owners on account of its or their ownership of or interest in any of them.

5.02   TAXES PAYABLE BY THE LANDLORD

The Landlord will, subject to Sections 5.03, 5.04 and 6.05, pay all Taxes but the Landlord may defer such payments or compliance with Applicable Laws in connection with the levying of Taxes to the fullest extent permitted by law so long as it pursues any contest or appeal of any such Taxes with reasonable diligence.

5.03   TAXES PAYABLE BY THE TENANT

(a) In each Accounting Period throughout the Term the Tenant will pay to the Landlord the "Tenant's Share of Taxes" in the manner and at the time set out in Section 4.04(a). The "Tenant's Share of Taxes" means the Tenant's Proportionate Share of those Taxes which have been equitably allocated to the Office Component by the Landlord in accordance with Section 5.03(b), subject, however to Sections 5.03(c) and 5.04, or, at the Landlord's option in the event that the Premises are separately assessed, the Taxes which are separately assessed against the Premises.

(b) In making its allocation of Taxes to the Office Component, the Landlord shall be entitled but not obligated to consider such factors as the Landlord determines to be relevant such as, by way of example, the relative benefits derived by the Office Component of the various other components of the Complex and of the Common Elements, the costs of construction of the Office Component and the relative assessment values relating to the Office Component.

(c) The Landlord shall be entitled but not obligated to allocate Taxes amongst categories of Leasable Premises in the Complex on the basis of such factors as the Landlord determines to be relevant, such as, by way of example, the types of business or activity carried on therein, the locations in the Complex, costs of construction, relative benefits derived by Leasable Premises, relative assessment values, non-public school support designations, and vacancies. The Landlord shall be entitled to adjust the Tenant's Proportionate Share of Taxes having regard to the category in which the Tenant is placed by the Landlord.

5.04   BUSINESS TAXES AND OTHER TAXES OF THE TENANT

The Tenant will pay, before delinquency, to the taxing authorities or, if payable by the Landlord to the taxing authorities, then to the Landlord, all "Business Taxes" for which a separate bill in respect of the Tenant or the Premises is issued by the taxing authorities in respect of the use of occupancy of, the business conducted on, or equipment or facilities within the Premises or owned by the Tenant or occupants of the Premises. If there is no such separate bill issued by the relevant authority in respect of a Business Tax, then Business Tax will be included in Taxes.

5.05   TENANT'S RESPONSIBILITY

The Tenant will, (a) on the Landlord's request, promptly deliver to the Landlord, (i) receipts for payment of all Business Taxes payable by the Tenant; (ii) notices of any assessments for Taxes or Business Taxes or other assessments received by the Tenant that relate to the Premises or the Complex or any portion thereof; and (iii) whatever other information relating to Taxes and Business Taxes the Landlord reasonably requests from time to time; and (b) deliver to the Landlord, at least ten (10) days before the last date for filing appeals, notice of any appeal or contest that the Tenant intends to institute with respect to Taxes or Business Taxes payable by the Tenant and obtain the prior written consent of the Landlord for the appeal or contest which consent will not be unreasonably withheld. If the Tenant obtains the Landlord's consent, the Tenant will, (1) deliver to the Landlord whatever security for the payment of the Taxes or Business Taxes the Landlord reasonably requires; (2) promptly and diligently pursue the appeal or contest; and (3) keep the Landlord informed on all aspects of it.

The Tenant will indemnify and save the Landlord harmless from all losses, costs, charges and expenses arising from Taxes or Business Taxes as well as any taxes that are imposed in place of Taxes or Business Taxes or which are assessed against rentals payable under this Lease in place of Taxes or Business Taxes, whether against the Landlord or the Tenant including, but not limited to, increases in Taxes or Business Taxes arising directly or indirectly out of an appeal or contest by the Tenant. The Tenant will deliver to the Landlord any security for such an increase in Taxes or Business Taxes that the Landlord reasonably requires.


                                     ARTICLE 6

                           COMPLEX AND COMMON ELEMENTS -
                OPERATION, REPAIR, MAINTENANCE, CONTROL AND PAYMENT

6.01   OPERATION OF COMPLEX

During the Term, the Landlord shall operate the Complex as would a prudent owner to the standards from time to time prevailing for a project of comparable age, size, quality and location in the area in which the Complex is located (the "Operation Standard").

6.02   MAINTENANCE AND REPAIRS BY THE LANDLORD

(a)    The Landlord will maintain and repair, in accordance with Operation
       Standard:

       (i) the structure of the Complex, including exterior walls and roofs; and

       (ii) the Common Elements (including the HVAC System and the mechanical, electrical and other base building systems),

and the cost (except for the cost of repairing and replacing inherent structural defects or weaknesses) will be included in Operating Costs in accordance with the definition of Operating Costs.

(b) The obligations of the Landlord under Section 6.02(a) are subject to the following exceptions:

       (i) any peril which is not covered by insurance which the Landlord is required to maintain under this Lease or the cost of repair or restoration which exceeds the proceeds of such insurance actually received by the Landlord (or which the Landlord reasonably ought to have received had it maintained insurance in accordance with Section 9.01); and

       (ii) Damage or Expropriation as set out in Article 11 in the circumstances where this Lease will terminate.

(c) The Tenant will promptly notify the Landlord of any damage or repair which is required in the Common Elements and in the Premises for which it is the Landlord's responsibility to repair or maintain.

6.03   CONTROL OF THE COMPLEX BY THE LANDLORD

Those portions of the Complex which are not leased to tenants (including, without limitation, the Common Elements) are under the exclusive control of the Landlord. Without limitation, the Landlord may, in its operation and control of the Complex:

(a)    (i)    temporarily close the Complex or any part of it to prevent the public or any Person from obtaining rights therein; temporarily obstruct or close off or shut down the Complex, or any part of it for inspection, maintenance, repair, construction or safety reasons; make, modify and terminate easements and other agreements pertaining to the use and operation of the Complex, or any part of it, including agreements with the owner or owners of any lands adjacent to the Complex;

       (ii) retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective maintenance, repair, operation, administration or management of the Complex or any portion thereof;

       (iii) use parts of the Common Elements for display, decorations, entertainment, merchandising, and structures designed for retail selling or special features or promotional activities;

       (iv) reasonably regulate all aspects of tenant related loading and unloading and delivery and shipping, and all aspects of garbage collection and disposal;

       (v) impose or permit to be imposed charges upon any Person (including the general public) for the use of the Parking Facilities; and

       (vi) change both or either of the Building Name and Complex Name or the address or designation of the Building or the Complex from time to time, without liability, upon not less than thirty (30) days prior notice.

(b)    (i)    change the area, level, location, arrangement or use of the
              Complex or any part of it;

       (ii) construct other buildings, structures or improvements in or on the Complex or any part of it; make alterations of, additions to, subtractions from or rearrangements of the Complex, or any part of it; and construct additional storeys, buildings or facilities adjoining or near the Complex or any part of it;

       (iii) install kiosks and other installations, permanent or otherwise, in or on the Common Elements;

       (iv) diminish, expand, alter, relocate or rearrange the buildings, Parking Facilities and other parts of the Complex; and

       (v) do and perform such other acts in and to the Complex or any part of it as the Landlord, in the use of good business judgment, determines to be advisable for the proper operation of the Complex.

Despite anything else in this Lease, the Landlord will not be liable for any diminution or alteration of the Common Elements or the Parking Facilities that occurs as the result of the Landlord's exercise of its rights under this
Section 6.03 or elsewhere under this Lease and the Tenant will not be entitled to compensation or a reduction or abatement of Rent. No such diminution or alteration of the Common Element or the Parking Facilities will be deemed to be a default by the Landlord of any obligation for quiet enjoyment contained in this Lease or provided at law or a constructive or actual eviction of the Tenant. In the exercise of its rights under Section 6.03(b), the Landlord shall repair any damage caused to the Premises and shall use reasonable efforts not to unduly interfere with the Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and shall not prevent access to and from the Premises, except in the case of real or apprehended emergency or temporarily during the course of completion of maintenance or repair of the Building.

6.04   RELOCATION OF PREMISES

Notwithstanding anything contained in this Lease to the contrary, the Landlord shall have the right, at any time upon not less than sixty (60) days prior written notice to relocate the Tenant (including its sub-tenants and all other permitted occupants) to other Leasable Premises in the Building (the "Relocated Premises") and the following terms and conditions shall be applicable:

(a) the Relocated Premises (which term shall mean the Premises after relocation) shall be reasonably comparable to the Premises in terms of Rentable Area but the Landlord may elect to relocate the Tenant to Relocated Premises which have a greater rentable area than the Premises provided that in such event, Minimum Rent, the Tenant's Share of Taxes and its Proportionate Share of Operating Costs will be calculated as if the Relocated Premises contained the same Rentable Area as the Premises;

(b) the Landlord shall provide, at its expense, leasehold improvements in the Relocated Premises comparable to the standards of the Leasehold Improvements in the Premises;

(c) the Landlord shall pay for the reasonable moving costs (if any) of the Tenant's trade fixtures and furnishings and printing, wiring and security costs related to the relocation from the Premises to the Relocated Premises;

(d) the Landlord agrees to use its reasonable efforts to effect the relocation with a minimum of disruption to the Tenant's business; and

(e) all of the terms and conditions of this Lease shall apply to the Relocated Premises.

6.05   TENANT'S PAYMENT OF OPERATING COSTS

(a) In each Accounting Period throughout the Term the Tenant will pay to the Landlord, in the manner and at the time set out in Section 4.04(a), its Proportionate Share of the costs and expenses of maintaining, operating, repairing and administering the Complex (such costs and expenses referred to as "Operating Costs"), subject, however, to Sections 6.05(c), 6.05(d) and 6.05(e). Operating Costs will be calculated as if the Complex were one hundred percent (100%) leased and occupied by tenants of the Complex.

(b) Operating Costs include, but are not limited to, those listed below, none of which is to be a duplication of another cost or expense:

       (i) salaries, wages, pension plan contributions, contributions and premiums for unemployment insurance and workers compensation insurance, and similar premiums and contributions, fringe benefits, severance pay and termination payments paid to or with respect to all personnel, including management and other supervisory personnel, employed or retained to carry out the operation, management, cleaning, maintenance and repair of the Complex;

       (ii)   costs of policing, security, supervision, and traffic control;

       (iii) costs of cleaning, pest control, recycling, snow removal, garbage and waste collection and disposal and landscaping;

       (iv) costs of electricity, gas, lighting, fuel, water, steam, public utilities, loudspeakers, public address and musical broadcasting systems, energy conservation equipment and systems and telecommunications and information systems used in or serving the Common Elements, and, if the Landlord elects to include them in Operating Costs in accordance with provisions identical or similar to Section 7.02(c) of this Lease, costs of electricity, water, fuel, power, steam and other utilities provided to Leasable Premises in the Complex in such quantities as the Landlord reasonably determines constitutes normal use from time to time for tenants in the Complex;

       (v) costs of all insurance which the Landlord is obligated or permitted to obtain under this Lease (including the Landlord's insurance premiums, all amounts falling below the level of the Landlord's insurance deductibles which are paid by the Landlord in connection with claims made against it and all costs and expenses incurred by the Landlord for defending and paying such claims);

       (vi) to the extent not included in Taxes under Section 5.03(a) and provisions similar or identical to such provisions in leases of other tenants of Leasable Premises in the Complex, the Business Taxes and other Taxes, if any, payable by the Landlord or the Owners with respect to or reasonably allocated by the Landlord to the Complex other than Leasable Premises located within it and costs incurred by the Landlord in contesting, resisting, verifying or appealing any such Business Taxes or Taxes;

       (vii)  Capital Tax;

       (viii) rental costs of equipment and signs, and the cost (including rental) of building supplies and tools used in the maintenance, cleaning, repair and operation of the Complex;

       (ix) auditing, accounting, legal and other professional and consulting fees and disbursements;

       (x) costs of repairs (including major repairs) and replacements to the Complex (except for repairs or replacements of inherent structural defects or weaknesses) and costs (including repair and replacement) of the maintenance, cleaning and operating equipment, master utility meters and all other fixtures, equipment and facilities that are part of the Common Elements (including, without limitation, fixtures, equipment and facilities made or added for the greater comfort or convenience of the public or the tenants);

       (xi)   depreciation or amortization of the costs referred to in
              Section 6.05(b)(x) unless they are, under Section 6.05(b)(x), charged fully in the Accounting Period in which they are incurred, all in accordance with rates and for periods determined by the Landlord from time to time in accordance with accepted practices in the commercial real estate industry, but the Landlord shall be entitled to charge the remaining undepreciated or unamortized balance of any of the foregoing costs of repairs and replacements over one or more Accounting Periods as determined by the Landlord;

       (xii) interest calculated on the unamortized or undepreciated part of the costs referred to in Section 6.05(b)(xi), calculated monthly, from the date on which the relevant costs were incurred, at an annual rate of interest that is designated by the Landlord from time to time;

       (xiii) the fair market rental value of premises and storage areas in or on the Complex used by the Landlord or by its Property Manager in connection with the maintenance, repair, operation, administration and management of the Complex (having regard to minimum rent and additional rent (including, without limitation, Operating Costs, Taxes and utilities) being charged for similar space); and

       (xiv) an administration fee of fifteen percent (15%) of the aggregate costs set out above (but excluding those referred to in Sections 6.05(b)(vi), (vii) and (xii)).

The following costs and expenses will not be included in the calculation of Operating Costs:

              (aa)   initial capital costs of constructing the Complex;

              (bb) ground rent (if any), depreciation and amortization (except as otherwise specifically set out in this Lease), and interest on any capital retirement of debt affecting all or any part of the Complex;

              (cc) costs incurred by the Landlord in leasing and preparing Leasable Premises in the Complex for lease, including brokerage commissions, legal costs, advertising costs and tenant inducement or allowance payments; and

              (dd) the cost of any additional service provided to the Tenant pursuant to Section 7.03 of this Lease or to other tenants of the Complex pursuant to lease provisions similar or identical to such provision.

From the total of the costs referred to in Section 6.05(b)(i) to (xiv) (inclusive) there is deducted:

              (1) net recoveries that reduce the expenses incurred by the Landlord in operating and maintaining the Complex and the Common Elements which are received by the Landlord from tenants as a result of any act, omission, default or negligence of tenants or as the result of breaches by tenants of the provisions on their leases (but not recoveries from tenants under clauses similar to this
                     Section 6.05); and

              (2) net proceeds from insurance policies taken out by the Landlord, but only to the extent that such proceeds represent recoveries on account of costs which were previously included in Operating Costs.

(c) If the Complex is comprised of different categories of Leasable Premises, the Landlord shall be entitled but not obligated to allocate Operating Costs among the various categories on the basis of such factors as the Landlord determines to be relevant, such as, by way of example, the relative uses of each such category and the benefits derived by them. In such event, the Landlord shall be entitled to adjust the Tenant's Proportionate Share of Operating Costs having regard to the category in which the Premises is included.

(d)    Notwithstanding Section 6.05(a):

       (i) if any service which is normally provided by the Landlord to some tenants of the Complex in their Leasable Premises is not provided by the Landlord to the Tenant under the specific terms of this Lease, or to a lesser extent than average, then in determining the Tenant's Proportionate Share of Operating Costs the cost of such service (except as it relates to the Common Elements) shall be excluded or reduced, as appropriate; and

       (ii) if any service which is normally provided by the Landlord to some tenants of the Complex in their Leasable Premises is provided by the Landlord to the Tenant but not to all tenants of Leasable Premises in the Complex or is provided by the Landlord to the Tenant to a greater extent than average, then in determining the Tenant's Proportionate Share of Operating Costs, the cost of such service shall be attributed by the Landlord to the Leasable Premises to which such service is provided and according to the extent to which it is provided.

(e)    If any facilities, services, systems or utilities:

       (i) for the operation, repair, maintenance, administration or management of the Complex are provided from another building or other buildings owned or operated by the Landlord or agent; or

       (ii) for the operation, repair, maintenance, administration or management of another building or other buildings owned or operated by the Landlord or agent are provided from the Complex,

       then the costs, charges and expenses therefor shall be allocated by the Landlord between the Complex and the other building or buildings on a fair and equitable basis and the amount so allocated to the Complex shall be included in Operating Costs.


                                     ARTICLE 7

                        UTILITIES, HEATING, VENTILATING AND
                       AIR-CONDITIONING AND LANDLORD SERVICES

7.01   UTILITIES, HEATING, VENTILATING AND AIR-CONDITIONING AND LANDLORD
       SERVICES

(a)    In accordance with the Operation Standard, the Landlord shall provide:

       (i) heat, ventilating and air-conditioning by means of the HVAC System during Business Hours to the Premises and to those Common Elements requiring such services as designated by the Landlord to maintain a temperature adequate for normal occupancy;

       (ii) the use of the electricity, water, fuel, power, steam and other utilities (the "Utilities") serving the Building in normal quantities as are generally made available to other tenants of the Building and sufficient for normal office use by the Landlord together with Utilities for those Common Elements requiring such Utilities as designated by the Landlord;

       (iii) necessary supplies in public washrooms sufficient for normal use by tenants in the Building;

       (iv) janitorial services to the Building (including the Premises, it being agreed to by the Tenant that it will not arrange for its own janitorial services to the Premises) as reasonably required to keep same in a clean condition and interior and exterior window washing, at reasonable intervals, provided that all curtains, carpets, rugs, drapes or window coverings shall be cleaned and maintained by the Tenant. The Tenant will permit access to the Premises necessary for the performance of the janitorial services; and

       (v) subject to the Rules and Regulations, elevator service in the Building during Business Hours and at all other times other than Business Hours.

(b) The Landlord shall have the exclusive right to replace bulbs, tubes and ballasts (collectively the "Bulbs") in the lighting system in the Premises, on either an individual or a group basis. The cost of such replacement will be paid by the Tenant upon demand or, where the replacement involves Building standard Bulbs, the Landlord may, at its option, include the cost of replacing such Bulbs in the Premises and in other Leasable Premises in the Complex in the Operating Costs of the Complex. The Landlord may request that the Tenant replace non-Building standard Bulbs in the Premises.

(c) The Landlord is not liable for interruption or cessation of, or failure in, the supply of any Utilities, services or systems in, to or serving the Complex, the Building or the Premises, whether they are supplied by the Landlord or by others and whether or not the interruption or cessation is caused by the Landlord's negligence, but the Landlord shall proceed with reasonable diligence to end such interruption, nor will the Landlord be liable for any act or omission of any Person employed or engaged by the Landlord or its Property Manager to provide the services set out in Section 7.01(a)(iv) provided such Persons are bonded. Further, the Tenant acknowledges the existence of the TTC and Bus Facilities within the Complex and agrees that the Landlord shall have no liability with respect to any noise or vibration in, of and to the Premises or the Complex (including the HVAC System) or with respect to any other interference with the Tenant's use of the Premises or the Complex which results from the transit operations or existence of the Yonge-York Mills Subway Station and other TTC and Bus Facilities or their integration with the Complex.

(d) The following provisions apply with respect to the Tenant's use of and obligations with respect to the HVAC System:

       (i) the Tenant shall not, without the Landlord's prior written consent, install equipment in the Premises which would affect the temperature otherwise maintained in the Premises by the HVAC System as normally operated. The Landlord, acting reasonably, may direct the Tenant to install supplementary air-conditioning units, facilities or services in the Premises, as may in the Landlord's reasonable opinion be required to (1) maintain proper temperature levels in the Building and the Premises, or (2) ensure that the HVAC System continues to operate efficiently, and the Tenant shall do so as soon as is reasonably possible failing which the Landlord may install them and the Tenant shall pay to the Landlord, on demand, the costs thereof together with fifteen percent (15%) of such costs for the Landlord's overhead. The maintenance, repair and replacement of all such supplementary air-conditioning units, facilities or services in the Premises will be performed by the Landlord at the Tenant's expense or, at the Landlord's option, by the Tenant;

       (ii) the interior layout or partitioning of the Premises shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the Landlord to secure maximum efficiency of the HVAC System servicing the Premises. The Tenant shall comply with the Landlord's reasonable requests and directions pertaining to the operation and regulation of those portions of the HVAC System within and serving the Premises, failing which the Landlord shall be entitled to take such steps as it deems advisable including, without limitation, entering upon the Premises and taking the necessary corrective action, and the Tenant will pay to the Landlord, on demand as Additional Rent, all costs incurred by the Landlord in so doing together with a sum equal to fifteen percent (15%) of such costs for the Landlord's overhead; and

       (iii) the Tenant will ensure that all heating, ventilation and air-conditioning vents, ducts and units in the Premises are kept free from obstructions at all times and will comply with the Landlord's directions with respect to the Landlord's required clearance, if any, between such vents and units and any furniture or other article or fixture located in the Premises.

7.02   CHARGES FOR UTILITIES

(a) If there are separate meters in the Premises which permit direct payment of Utilities to the supplier of such Utilities, then the Tenant will pay for all Utilities consumed in the Premises directly to such suppliers.

(b) If Utilities are not so separately metered in the Premises, the cost to the Tenant of such Utilities to the Premises which constitutes normal use for other tenants in the Complex, as determined by the Landlord, acting reasonably, will, at the Landlord's option, form part of Operating Costs or be paid by the Tenant to the Landlord in equal consecutive monthly instalments in advance simultaneously with the Tenant's payment of Minimum Rent based upon estimates of the Landlord and subject to final adjustment within a reasonable time after the period for which the estimate has been made.

(c) If the Landlord reasonably determines that the Tenant is consuming disproportionate quantities of any Utility in excess of typical consumption of that Utility by other tenants in the Complex, then the Landlord may install, at the Tenant's expense, separate check meters or other measuring devices in the Premises or elsewhere and may use an Expert to assist it in determining the cost of such excess Utilities. All costs incurred by the Landlord in providing such excess quantity of the Utility (including all costs incurred in making the allocation) will be paid for by the Tenant in accordance with Section 7.03(a).

The Landlord will, at the Tenant's cost, provide card access to the Premises consistent with the Building Security System.

7.03   ADDITIONAL SERVICES TO THE PREMISES

If from time to time requested in writing by the Tenant and to the extent that it is reasonably able to do so, the Landlord shall provide in the Premises services in addition to those set out in Section 7.01(a), provided that the Tenant shall pay to the Landlord, upon demand, the costs of those additional services at such Building standard reasonable rates as the Landlord may from time to time establish. Without limiting the generality of the foregoing, such services shall include:

(a) services performed at the Tenant's request including, without limitation, heating, ventilating and air-conditioning services outside Business Hours, excess quantities of Utilities, maintenance, repair, special janitorial or cleaning services and construction of Leasehold Improvements after the Commencement Date.

(b) services provided at the Landlord's reasonable discretion including, without limitation, supervising and approving any Premises Work performed pursuant to Section 10.02 and supervising the movement of furniture, equipment, freight and supplies for the Tenant; and

(c) performance by the Landlord on behalf of the Tenant of any of the Tenant's obligations set out in this Lease which the Tenant fails to perform, provided that nothing herein shall obligate the Landlord to perform any such obligations.


                                     ARTICLE 8

                                  USE OF PREMISES

8.01   USE OF THE PREMISES

The Tenant will use and permit the Premises to be used only for general office purposes and for no other purpose. However, in no event shall the Tenant use or permit all or any part of the Premises, either directly or indirectly by way of lease, sublease, assignment of lease, licence or otherwise, to be used for the purposes of retail banking, nor for the installation, placement or use of any automatic banking machine, automatic cash dispenser or other device of whatsoever nature the purpose of which is to provide or advertise any banking service of any kind whatsoever, but nothing herein shall be construed so as to permit the Tenant to carry on such business or operation unless specifically agreed to in writing by the Landlord. For greater certainty, the Tenant shall be entitled to develop and work with applications and software for banking operations.

8.02   CONDUCT OF BUSINESS AND PROHIBITED ACTIVITIES

(a) The Tenant will complete the Tenant's Work set out in Section 3.02 of Schedule "C" and open the whole of the Premises for business on the Commencement Date and will, conduct its business permitted pursuant to Section 8.01 in a reputable and first class manner consistent with the best interests of the Building as a whole and the Complex. In the conduct of its business, the Tenant will:

       (i)

       (ii) use only the Building Name, the Complex Name and the insignia that the Landlord requires in connection with the Building and the Complex in the advertising of its business in the Premises, claim no rights in those names, marks and insignias and promptly abandon or assign to the Landlord any such rights that it acquires by operation of law.

(b) The Tenant will not carry on or permit any business, conduct or practice, whether through advertising or selling procedures or otherwise, which, in the reasonable opinion of the Landlord, may harm the business or reputation of the Landlord or reflect unfavourably on the Complex or any part of it (or on other tenants in the Complex) or which may tend to mislead, deceive or be fraudulent to the public.

(c) The Tenant will not carry on any business or do or permit anything which causes a nuisance, is dangerous or which is offensive or an annoyance to the Landlord or other occupant of the Complex, as determined by the Landlord in its sole discretion.

(d) The Tenant will ensure that all furniture, fixtures and equipment on or installed in the Premises are of first-class quality and will keep them in good condition.

(e) The Tenant will comply with any reasonable requests of the Landlord and with the practices or procedures that any governmental or public authority may from time to time introduce for consumption of energy and will pay to the Landlord, on demand, all additional energy consumed by the Tenant by reason of non-compliance under this Section 8.02(e) as determined by the Landlord in a reasonable manner.

8.03   COMPLIANCE WITH LAWS

(a) The Tenant will obtain all necessary permits and licenses required for the occupancy and carrying on of its business in and from the Premises.

(b) The Tenant will comply with all Applicable Laws which relate to its ability to enter into and comply with this Lease, which affect the Premises or the Leasehold Improvements or which pertain to the Tenant's use of the Premises or the conduct of business or doing of work therein. If the Landlord is obligated by an Applicable Law to modify, extend, alter or replace any part of the Premises or any Leasehold Improvements, trade fixtures, furniture or equipment in the Premises, then the Landlord may, at its option, either do the necessary work at the expense of the Tenant, or give notice to the Tenant to do such work within the requisite period of time and the Tenant will comply with such direction. The Tenant shall pay to the Landlord, upon demand, the costs of any work performed by the Landlord under this Section 8.03(b) together with an administration fee equal to fifteen percent (15%) of such costs. Notwithstanding the foregoing, to the extent that the Landlord's Work relating to the Premises did not comply with all Applicable Laws in force immediately before the Commencement Date and to the extent that the Landlord has not complied with such Applicable Laws, the Tenant will not be responsible for ensuring such compliance.

8.04   DIRECTORY BOARD AND SIGNS

(a) The Tenant shall be entitled, at the Landlord's expense, to have its name shown upon the directory board of the Building, the design, style and location of which is as provided by the Landlord.

(b) The Tenant will not display any sign, picture, advertisement, notice, lettering or decoration on the exterior of the Premises or in the interior of the Premises where it is visible from the exterior of the Premises without, in each instance, obtaining the Landlord's prior written approval. The Tenant will, at the Landlord's expense, erect an identification sign on the outside of the doors leading into the Premises of a type and in a location specified in writing by the Landlord and in accordance with the Landlord's requirements for the Building. All signs will remain the property of the Tenant and will be maintained by the Tenant at its sole cost and expense. At the expiration or earlier termination of the Term, the Tenant will remove all of its signs and will promptly repair all damage caused by such removal. The Tenant's obligation to observe this covenant will survive the expiration or earlier surrender or termination of this Lease. In no event will the Tenant display any sign, picture, advertisement, notice, lettering or decoration on the exterior of the Building or the Premises where it is visible from the exterior of the Building.

8.05   DISCHARGE AND RELEASE OF HAZARDOUS SUBSTANCES

(a) Except as clearly permitted under Applicable Laws, the Tenant will not bring or permit to be brought on or into the Premises, the Building, the Complex, or any part thereof, or discharge or release or permit to be discharged or released, any Hazardous Substance. Where Applicable Laws permit the discharge or release of a Hazardous Substance, the Landlord may, at the Tenant's cost, perform audits of all such discharges or releases. If a discharge or release of a Hazardous Substance by the Tenant occurs that is not in compliance with Applicable Laws, the Tenant will immediately notify the Landlord and all authorities having jurisdiction (collectively the "Authorities" and individually an "Authority") and the Tenant will immediately clean up the discharge or release and restore the environment affected by the discharge or the release to the satisfaction of the Authorities and the Landlord. The Tenant will further provide to the Landlord a certificate from a duly qualified consulting engineer or from the Authorities stating that the clean up and restoration has occurred in accordance with all Applicable Laws.

(b) The Tenant will comply fully with the orders of all Authorities (as defined above in Section 8.05(a)), including, but not limited to, requirements pertaining to pollution control, environmental audits or the clean up or remediation of damage to the environment with respect to anything done by the Tenant (or others on behalf of the Tenant). If the Tenant fails or refuses to promptly, expeditiously and fully carry out any order of an Authority or to comply with its obligations as set out above, or if the Landlord determines that the Tenant is not competent to carry out the order or to comply with the obligation, the Landlord may, at its option, upon five (5) days prior written notice (or on such shorter notice as is reasonable in the case of emergencies), enter upon the Premises and do what the Tenant was required to do and all costs incurred by the Landlord in so doing together with an administration fee of fifteen percent (15%) of those costs will be payable by the Tenant immediately upon demand.

(c) The Tenant will retain all documents, records and other materials and promptly make them available to the Landlord to the extent required to permit the Landlord to determine that the Tenant is in full compliance with its obligations under this Section 8.05.

8.06   WASTE DISPOSAL

(a) If the Landlord provides garbage disposal or collection facilities or services, the Tenant will use them only for the disposal of solid waste that is not a Hazardous Substance which can be lawfully transported to and dumped at the closest landfill site without surcharges or penalties. The Tenant will use the sewers only to dispose of liquid waste that is not a Hazardous Substance which may be lawfully discharged into the municipal sewer.

(b) Subject to Applicable Laws, all wastes other than those solid and liquid wastes permitted to be disposed of as provided above in Section 8.06(a), will be disposed of by the Tenant at its expense at least once every three months using the Landlord's designated contractor or, if one is not designated, using a properly licensed waste hauler and waste removal service. All storage of waste by the Tenant must be done strictly in compliance with Applicable Laws at the Tenant's sole expense.

(c) The Tenant will comply with all requirements of governmental authorities pertaining to waste reduction including, but not limited to, performance of waste audits and waste reduction work plans. The Tenant will further provide promptly, copies of all documents and other evidence required to establish compliance with such requirements and the Tenant will cooperate with the Landlord by providing whatever documents and other information and by doing whatever else is reasonably requested in connection with waste reduction matters.

8.07   SPECIAL INDEMNITY

The Tenant will indemnify the Released Persons and save them harmless from every loss, cost, claim, expense, fine, penalty, prosecution or alleged infraction which they, or any of them, suffer or suffers as the result of the Tenant's breach of any of its obligations under either or both of Sections
8.05 and 8.06. In addition, the Tenant will pay to the Landlord, immediately upon demand, all costs incurred by the Landlord in doing any clean-up, restoration or other remedial work as a consequence of the Tenant's failure to comply with any of its obligations under either or both of Sections 8.05 and 8.06.


                                     ARTICLE 9

                              INSURANCE AND INDEMNITY

9.01   LANDLORD'S INSURANCE

The Landlord will maintain, throughout the Term:

(a) "all risks" insurance on the Complex (excluding the foundations and excavations) and the machinery, boilers and equipment contained in it and owned by the Landlord or the Owners (except property that the Tenant and other tenants are required to insure);

(b) "all risks" rent and rental value insurance insuring loss of insurable gross profits attributable to the perils insured against by the Landlord or commonly insured against by landlords, including loss of rent and other amounts receivable from tenants in the Complex;

(c) public liability and property damage insurance with respect to the Landlord's operations in the Complex; and

(d) such other coverage, or increases in the amount of coverage specified above in this Section 9.01 as any Mortgagee may require from time to time or as the Landlord or the Owners may consider advisable from time to time, in reasonable amounts and with those reasonable deductions that a prudent owner of a property similar to the Complex would maintain, having regard to size, age and location. This Section does not relieve the Tenant from liability arising from or contributed to by its negligence or misconduct. No insurable interest is conferred on the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive proceeds of any of those policies.

9.02   TENANT'S INSURANCE

(a) The Tenant will maintain the insurance described below throughout the Term and any period when it is in possession of the Premises (including, for greater certainty, the Fixturing Period), and each policy of that insurance will name, as insureds, the Tenant, the Landlord, the Owners and the Mortgagee as their respective interests may appear. The insurance which the Tenant is required to maintain is as follows:

       (i) "all risks" property insurance (including earthquake, flood and collapse) in an amount equal to one hundred percent (100%) of the full replacement cost, insuring (1) all property owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and located within the Complex, including, but not limited to, fittings, installations, alterations, additions, partitions and all other Leasehold Improvements and (2) the Tenant's inventory, furniture and movable equipment;

       (ii) if applicable, broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount of at least the full replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, heating, ventilating and air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (except for the Landlord) on behalf of the Tenant in the Premises or relating to or serving the Premises;

       (iii) extra expense insurance in such manner as will reimburse the Tenant for loss attributable to all perils insured against in subsections 9.02(a) and (b) or attributable to prevention of access to the Premises or the Complex as a result of any of such perils;

       (iv) public liability and property damage insurance including personal injury liability, contractual liability, non-owned automobile liability, employer's liability and owners' and contractors' protective insurance coverage, with respect to the Premises and the Tenant's use of the Common Elements, with coverage including the activities and operations conducted by the Tenant and any other Person on the Premises and by the Tenant and any other Person performing work on behalf of the Tenant and those for whom the Tenant is in law responsible, in any other part of the Complex. These policies will (1) be written on a comprehensive basis with inclusive limits of at least Five Million Dollars ($5,000,000.00) per occurrence for bodily injury for any one or more Persons or property damage (but the Landlord, acting reasonably or the Mortgagee, may require higher limits from time to time), and (2) contain a severability of interests clause and cross liability clauses;

       (v) tenant's legal liability insurance for the full replacement cost of the Premises, including loss of their use;

       (vi) if applicable, standard owners form automobile insurance providing third party liability insurance with One Million Dollars ($1,000,000.00) inclusive limits, and accident benefits insurance, covering all licensed vehicles owned or operated by or on behalf of the Tenant; and

       (vii) any other form of insurance and with whatever higher limits the Tenant, the Landlord (acting reasonably) or the Mortgagee requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

(b) The policies specified under Section 9.02(a)(i), (ii) and (iii) will contain a waiver of any subrogation rights which the Tenant's insurers may have against all and any of the Landlord, the Owners, the Mortgagee, the Property Manager and those for whom all and any of them are or is in law responsible, whether or not the damage is caused by their act, omission or negligence.

(c) The policies specified under Section 9.02(a)(i), (ii) and (iii) will contain the Mortgagee's standard mortgage clause and may have reasonable deductibles of up to three percent (3%) of the amount insured. If there is a dispute as to the amount of the full replacement cost, the Landlord will determine it based on standard replacement cost formulae.

(d) Each policy of insurance specified under Section 9.02(a) will (i) be taken out with insurers acceptable to the Landlord, acting reasonably;
       (ii) be in a form satisfactory to the Landlord, acting reasonably;
       (iii) be non-contributing with, and will apply only as primary and not excess to any other insurance available to all and any of the Landlord, the Owners and the Mortgagee; (iv) not be invalidated with respect to the interests of all and any of the Landlord, the Owners, and the Mortgagee by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies and (v) contain an undertaking by the insurers to notify the Landlord, the Owners and the Mortgagee in writing not less than thirty (30) days before any material change, cancellation or termination.

(e) Each year on the anniversary of the Commencement Date the Tenant will deliver certificates of insurance on the Landlord's standard form or other reasonably comparable form acceptable to the Landlord, duly executed by the Tenant's insurers evidencing that the required insurance is in force. No review or approval of any insurance certificate by the Landlord derogates from or diminishes the Landlord's rights under this Lease.

(f)    If the Tenant fails to maintain any insurance policy specified under
       Section 9.02(a), the Landlord shall have the right, but not the obligation, upon forty-eight (48) hours prior notice, to pay the cost or premium therefor, and in such event the Tenant will, upon demand, pay the Landlord's costs in so doing, together with a sum equal to fifteen percent (15%) of such costs representing the Landlord's overhead.

9.03   INCREASE IN PREMIUMS

The Tenant will comply promptly with the reasonable loss prevention recommendations, if any, of the Landlord's insurer pertaining to the Premises, the Complex or the Building. If the occupancy of the Premises, the conduct of business in the Premises, or anything done or omitted by the Tenant results in an increase in premiums for the insurance carried by the Landlord with respect to the Building or the Complex, the Tenant will pay the increase to the Landlord immediately on demand. In determining whether the Tenant is responsible for increased premiums and the amount for which the Tenant is responsible, a schedule issued by the organization that computes the insurance rate on the Building or the Complex showing the components of the rate will be conclusive evidence of the items that make up the rate.

9.04   CANCELLATION OF INSURANCE

The Tenant will not do or permit anything to be done that results in the cancellation or threatened cancellation or the reduction or threatened reduction of coverage under any insurance policy on the Building, the Complex or any part thereof. If the Tenant does or permits anything to be done that results in the cancellation or threatened cancellation or the reduction or threatened reduction of coverage under any insurance policy on the Building, the Complex or any part thereof, the Landlord may, at its option, either

(a) exercise all of its rights and remedies as are contained in Article 15 after providing the Tenant with two (2) business days' prior written notice during which time the Tenant has failed to remedy the condition giving rise to the cancellation, threatened cancellation or reduction or threatened reduction of coverage; or

(b) enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, including the removal of any offending article, after providing the Tenant with two
       (2) business days' prior written notice (or without notice in the case of an emergency), and in such event the Tenant shall pay the Landlord's costs immediately upon demand, together with a sum equal to fifteen (15%) of such costs representing the Landlord's overhead. The Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Premises as a result of any such entry. The Tenant agrees that any such entry by the Landlord pursuant to this Section 9.04 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this lease or implied by law.

9.05   LOSS OR DAMAGE

None of the Released Persons is liable for death or injury arising from any occurrence in, upon, at, or relating to the Building or the Complex or damage to property of the Tenant or of others located on the Premises or elsewhere, nor will they be responsible for loss of or damage to, or loss of use of property of the Tenant or others from any cause, whether or not it results from (a) the negligence or misconduct of a Released Person, (b) the operation, faulty operation, interruption or breakdown of any of the base building systems or other services to be provided by the Landlord under this Lease, (c) the existence of any Hazardous Substance in any part of the Building or the Complex or introduced into the Building or the Complex from any other cause; or (d) any act, omission, negligence or misconduct of any tenant or occupant of space in the Building or the

Complex or property adjacent to the Building or the Complex, or of the public or any Person in or on the Building or the Complex.

9.06   LIMITATION OF LIABILITY

The Landlord and Tenant acknowledge, confirm and agree to release and waive any and all claims against the other, their agents, officers, employees, directors, officers and those for whom they are in law responsible with respect to all occurrences required to be insured against by each Party under this Lease or otherwise insured against by them, except to the extent that such claim arises as a result of the negligence or wilful misconduct of the other (or their agents, officers, employees, directors and those for whom they are in law responsible) to a maximum amount limited to each Party's deductible under their respective policies. The Landlord and the Tenant further acknowledge and agree that the Tenant or the Landlord, as the case may be, shall be deemed to be acting as agent or trustee on behalf of and for the benefit of any and all directors, officers, employees, servants or agents of the Tenant or the Landlord, as the case may be (and including in the case of the Landlord, any Mortgagee, owner of the freehold title to the Complex and the Landlord's property manager).


                                     ARTICLE 10

                MAINTENANCE, REPAIRS AND ALTERATIONS  BY THE TENANT

10.01  MAINTENANCE AND REPAIRS BY THE TENANT

Except to the extent that the Landlord is specifically responsible therefor under this Lease and subject to Article 11, the Tenant will, at its sole cost, repair and maintain the Premises (exclusive of the HVAC System and other base building mechanical and electrical systems) and all improvements in or on them in good repair and condition to a standard consistent with the Operation Standard, subject to reasonable wear and tear. This obligation includes, but is not limited to:

(a) repainting and redecorating the Premises and cleaning drapes and carpets at reasonable intervals;

(b) making repairs, replacements and alterations, as needed, including, without limitation, those that are necessary to comply with all Applicable Laws;

(c)    maintaining first class quality trade fixtures and Leasehold
       Improvements; and

(d) removing from the Premises, at its expense when required by the Landlord (or the Landlord removing from the Premises at the Tenant's expense) any Hazardous Substance which the Tenant (or others on the Tenant's behalf) has brought in or incorporated into any part of the Premises).

10.02  APPROVAL OF THE TENANT'S ALTERATIONS

(a) The Tenant will not (except in the case of minor cosmetic changes) make alterations, improvements, decorations, repairs or replacements to the Premises (individually and collectively "Premises Work") without the Landlord's prior written approval (not to be unreasonably withheld).

(b) At least thirty (30) days prior to the commencement of any Premises Work, the Tenant shall submit details of the proposed Premises Work to the Landlord for its approval, including plans and a reasonable number (as required by the Landlord) of copies of drawings and specifications prepared by qualified architects or engineers. The Tenant shall pay to the Landlord its then current charge and all disbursements incurred by the Landlord for the review of such drawings and specifications. The Landlord shall respond to any request for approval within thirty
       (30) days of receipt of all required details, drawings and specifications and provide details of any changes required. The Tenant shall incorporate such changes into its plans, drawings and specifications and resubmit them for approval. No Premises Work may be commenced until the Landlord's final approval has been given over the Tenant's plans, drawings and specifications and the Tenant shall not apply for a building permit prior to receiving such approval.

(c) Prior to commencing any Premises Work, the Tenant will provide to the Landlord a current clearance certificate issued pursuant to the workers' compensation act of the Province in respect of the contractor and every sub-contractor which the Tenant proposes to employ or to permit to do work in respect of the Premises and the Tenant will not permit any contractor or sub-contractors to do work in respect of the Premises except for those for which the clearance certificate has been provided.

(d)    All Premises Work shall be performed:

       (i)    at the sole cost of the Tenant;

       (ii) by workmen approved by the Landlord (such approval not to be unreasonable withheld) in advance whose union affiliations are compatible with the Landlord's and the Property Manager's contractors and workmen, except that if such Premises Work affects
              (1) the structure of the Premises or any of the structural components, exterior walls or roof of the Building, the Complex or any part thereof, (2) any of the base building systems, (3) the aesthetics of the Building or the Complex, or (4) any part of the Building or the Complex outside the Premises, then the Landlord may require that the work be performed by the Landlord at the Tenant's expense (provided same is undertaken at reasonably competitive rates) and the Tenant will pay to the Landlord, upon demand, all of such costs together with a fee of fifteen percent (15%) of such costs representing the Landlord's overhead;

       (iii)  in a good and workmanlike manner;

       (iv) in accordance with the drawings and specifications approved by the Landlord in advance and where any Premises Work is visible from Common Elements, the Tenant will comply with all design criteria for such Premises Work which the Landlord prescribes;

       (v) in accordance with all Applicable Laws and requirements of the Landlord's insurers;

       (vi) subject to the reasonable regulations, supervision, control and inspection of the Landlord; and

       (vii) subject to such indemnification against liens and expenses as the Landlord reasonably requires.

(e) If any Premises Work or installation of Leasehold Improvements depart from the standard for the Building or the Complex or restrict access by the Landlord to any of the Common Elements, or restrict the installation of leasehold improvements by any other tenant in the Complex, then the Tenant shall be responsible for all costs incurred by the Landlord in obtaining access to such Common Elements or in installing such other tenant's leasehold improvements.

(f) Any increase in Taxes or fire or casualty insurance premiums for the Building or the Complex attributable to any Premises Work shall be borne by the Tenant.

10.03  REPAIR WHERE THE TENANT IS AT FAULT

If the Complex or any part it requires repair, replacement or alteration, (a) because of the negligence, fault, omission, want of skill, act or misconduct of the Tenant or its officers, agents, employees, contractors, invitees or licensees, (b) due to the requirements of any Applicable Laws relating to the Tenant's conduct of business, or (c) as a result of the Tenant stopping up or damaging the heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Complex, the cost of the repairs, replacements or alterations plus a sum equal to fifteen percent (15%) of the cost for the Landlord's overhead will be paid by the Tenant to the Landlord on demand.

10.04  TENANT NOT TO OVERLOAD

The Tenant will not install equipment that overloads the capacity of the HVAC System or any utility, electrical, or mechanical facility in the Premises or the Complex and will not, (a) bring into the Premises any utility, electrical, or mechanical facility or service of which the Landlord does not approve, or (b) bring upon the Premises anything that might damage them or overload the floors. If damage is caused to the Premises or to the Complex as a result of the installation of such equipment or contravention of the provisions of paragraphs
(a) or (b) of this Section by the act, neglect, fault, want of skill, or misuse of or by the Tenant or its officers, agents, servants, employees, contractors, invitees, licensees or by any Person having business with the Tenant, the Tenant will repair the damage or, at the Landlord's option, pay to the Landlord on demand the cost of repairing the damage plus a sum equal to fifteen percent (15%) of the costs for the Landlord's overhead.

10.05  REMOVAL AND RESTORATION BY THE TENANT

Excepting the Tenant's trade fixtures, all Premises Work (as defined in Section 10.02(a)), and all Tenant's Work performed by the Tenant or by the Landlord or others for or on behalf of the Tenant is the Landlord's property on affixation or installation, without compensation to the Tenant at any time, including upon the expiry or earlier surrender or termination of this Lease. Except as otherwise agreed to by the Landlord in writing, no Leasehold Improvements, trade fixtures, inventory or equipment shall be removed from the Premises by the Tenant at any time except as follows:

(a) provided that the Tenant is not in default under this Lease the Tenant may, during the Term, in the ordinary course of its business or in the course of renovation, reconstruction or alteration of the Premises by the Tenant approved in accordance with this Lease, remove its trade fixtures, inventory or equipment if they have become excess for the Tenant's purposes or if the Tenant immediately substitutes new trade fixtures, inventory and equipment of equal or better value; and

(b) the Tenant shall, at the expiry or earlier surrender or termination of this Lease, at its sole cost, remove its trade fixtures, inventory and equipment.

The Tenant shall at its own expense repair any damage caused to the Premises or to the Complex by the installation or removal of the Leasehold Improvements, trade fixtures, inventory and equipment, and such obligation survives the expiry or earlier termination of this Lease. If the Tenant does not remove its trade fixtures, inventory and equipment within three (3) days after the expiry or earlier surrender or termination of this Lease, such trade fixtures, inventory and equipment shall be deemed conclusively to have been abandoned by the Tenant and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice or obligation to compensate the Tenant or to account therefore, and the Tenant shall pay to the Landlord, on demand, all costs incurred by the Landlord in connection therewith. Upon expiry or earlier surrender or termination of this Lease the Tenant will leave the Premises in the same condition as it was required to keep them in during the Term, will deliver all keys for the Premises to the Landlord at the place then fixed by the payment of Rent, and will provide the Landlord with combinations of all locks, safes and vaults in the Premises.

10.06  TENANT TO DISCHARGE ENCUMBRANCES

The Tenant will ensure that no construction or other lien (similar or otherwise), and no charge, mortgage, security interest, floating charge, debenture, or other encumbrance (collectively, "Encumbrance") is registered or filed against (a) the Complex or any part of it, or (b) the Landlord's interest in the Complex or any part of it, or (c) the Tenant's interest in the Premises, by any Person claiming by, through, under, or against the Tenant or its contractors or subcontractors. If the Tenant defaults under this section the Landlord may, in addition to its available remedies under Article 15, discharge the lien or Encumbrance upon two (2) business days prior written notice to the Tenant by paying the amount claimed to be due into court and the amount paid, as well as the costs and expenses (including solicitor's fees on a solicitor and client basis) incurred as the result of the registration or filing of the lien or Encumbrance, including the discharge of the lien or Encumbrance, will be paid by the Tenant to the Landlord on demand.


                                     ARTICLE 11

                      DAMAGE AND DESTRUCTION AND EXPROPRIATION

11.01  INTERPRETATION OF ARTICLE 11

In this Article:

(a) "Damage" means damage (including but not limited to, smoke and water damage and damage that amounts to destruction) that results from any cause and "Damaged" has a corresponding meaning;


(b) "Date of Taking" means the date on which the expropriating authority takes possession of the Complex, the Building, the Premises, or any part thereof, as the case may be;

(c) "Expropriated" means expropriated by a governmental authority or transferred, conveyed or dedicated in contemplation of a threatened expropriation and "Expropriation" has a corresponding meaning;

(d) "Landlord's Work" means the work to be performed by the Landlord pursuant to Section 2.01 of Schedule "C";

(e) "Substantial Completion" has the meaning set out in Section 1.03(a) of Schedule "C";

(f)    "Tenant's Work" means the work to be performed by the Tenant pursuant to
       Section 3.02 of Schedule "C";

(g) "Usable" means usable by the Tenant for the purpose contemplated by this Lease.

11.02  DAMAGE TO PREMISES

(a) Subject to Section 11.03, if the Premises are Damaged and the repair can, in the opinion of the Architect, be Substantially Completed under Applicable Laws within one hundred and eighty (180) days from the date of such Damage (employing normal construction methods without overtime or other premiums), the Landlord will, to the extent the Damage results from a peril against which the Landlord is required to insure or otherwise insures, promptly repair or reconstruct the Premises to the extent of its
       obligations under Section 2.01 of Schedule "C".   If part or all of the
       Premises is not Usable because of the Damage, then except where the Landlord's Work and Tenant's Work (as defined below in this Section 11.02(a)) take less than ten (10) days to complete after the date of the Damage (in which case no Rent abatement shall occur), the Minimum Rent (but not Additional Rent) will abate in the proportion that the Rentable Area of that part of the Premises which is not Usable (as determined by the Architect) is to the Rentable Area of the whole of the Premises, from the date of the Damage until the earlier of (i) the date when the whole of the Premises is Usable again, or (ii) thirty (30) days after Substantial Completion of the Landlord's Work. When the Landlord notifies the Tenant that it has completed enough of the Landlord's Work to enable the Tenant to start its work, the Tenant will diligently perform all repairs to the Premises which are its responsibility under
       Section 10.01 of this Lease and all other work required to fully restore the Premises for use in the Tenant's business (including, without limitation, the work described in Section 3.02 of Schedule "C" but excluding Landlord's Work) (the "Tenant's Work") and will reopen the whole of the Premises for business as soon as possible but in any event within thirty (30) days after the Landlord's notice. All of the provisions of Schedule "C" will apply except for any fixturing period or rent free period and no capital allowance, inducement to lease, or other payment that was made to the Tenant at the time of, or in connection with the original construction of the Premises or the Tenant's Leasehold Improvements will be paid by the Landlord to the Tenant.

(b) Subject to Section 11.03, if the Premises are Damaged and the repair cannot, in the opinion of the Architect, be Substantially Completed under Applicable Laws within one hundred and eighty (180) days from the date of such Damage (employing normal construction method without overtime or other premiums), then either the Landlord or the Tenant may, by written notice provided to the other within thirty (30) days after receipt of the Architect's opinion, terminate this Lease on a date to be effective no later than thirty (30) days after delivery of such notice. All Rent will abate as of the effective date of termination and the Tenant will have no claim, action or demand against the Landlord as a result of or arising from any such early termination of this Lease. Notwithstanding the foregoing, the Tenant shall not be entitled to exercise its right of termination set out in this Section 11.02(b) if the Damage resulted from or was occasioned by any act, misconduct, negligence, or omission of the Tenant, its officers, servants, employees, contractors, invitees, licensees or Persons for whom the Tenant is responsible at law or over whom the Tenant may be reasonably considered to exercise control.

11.03  DAMAGE TO THE BUILDING

(a)    Notwithstanding Section 11.02, if:

       (i) twenty-five percent (25%) or more of the Rentable Area of the Building (meaning the aggregate Rentable Area of all individual Leasable Premises located within the Building, whether rented or not) is Damaged (whether or not the Premises are Damaged); or

       (ii) portions of the Complex which affect access or services essential thereto are Damaged (whether or not the Premises are Damaged); and

       the Damage cannot, in the opinion of the Architect, be substantially repaired under Applicable Laws within one hundred and eighty (180) days from the date of such Damage (employing normal construction methods without overtime or other premiums), then the Landlord may, by written notice to the Tenant given within ninety (90) days after the date of Damage, terminate this Lease effective thirty (30) days after receipt by the Tenant of the notice and all Rent will abate as of the effective date of termination. The Tenant will have no claim, action, or demand against the Landlord as a result of or arising from any such early termination of this Lease.

(b) If the Complex, the Building or any part thereof is Damaged to the extent described in Section 11.03(a)(i) or (ii) and the Landlord does not terminate this Lease, then the Landlord will promptly rebuild or repair or cause to be rebuilt or repaired the Complex or the Building to the extent of the Landlord's obligations under the leases for Leasable Premises that are in force at the time but the Landlord may use plans and specifications and working drawings that are different from those used in the original construction of the Complex, the Building or any part thereof and the rebuilt or repaired Complex or Building may be different from the Complex or Building before the Damage.

11.04  EXPROPRIATION OF THE COMPLEX, THE BUILDING OR THE PREMISES

If all of the Premises is Expropriated (whether or not in conjunction with an Expropriation of any part of the Complex or the Building), then this Lease shall terminate on the Date of Taking. If a portion of the Complex, the Building or the Premises is Expropriated, then:

(a) if in the reasonable opinion of the Landlord a substantial alteration or reconstruction of the Complex or the Building is necessary or desirable as a result of the Expropriation, whether or not the Premises are or may be affected, the Landlord may, upon not less than thirty (30) days prior written notice to the Tenant, terminate this Lease; and

(b) if more than one-third of the Rentable Area of the Premises is Expropriated (whether or not alone or in conjunction with an Expropriation of all or a part of the Complex or the Building), either the Landlord or the Tenant may, upon not less than thirty (30) days prior written notice to the other, terminate this Lease.

If this Lease is so terminated, all Rent will abate as of the effective date of termination (provided, however, that the effective date of termination may not occur later than the Date of Taking) and the Tenant will have no claim, action or demand against the Landlord as a result of or arising from any such early termination of this Lease. If a portion of the Premises has been Expropriated and this Lease has not been terminated in accordance with this Section 11.04, then the Rentable Area of the Premises shall be deemed to be amended as of the Date of Taking by reducing the Rentable Area of the Premises by the portion so Expropriated, and Rent shall be adjusted accordingly.

11.05  AWARDS

The Landlord and the Tenant will co-operate with each other if there is an Expropriation of all or part of the Premises, the Complex or the Building so that each may receive the maximum award that it is entitled to at law. To the extent, however, that a part of the Complex or the Building other than the Premises is Expropriated, the full proceeds that are paid or awarded as a result will belong solely to the Landlord, and the Tenant will assign to the Landlord any rights that it may have or acquire in respect of the proceeds or awards and will execute the documents that the Landlord reasonably requires in order to give effect to this intention. Whether or not the Lease is terminated, the Tenant will have no claim, action, right of action or any other demand against the Landlord as a result of or arising from the Expropriation of all or any part of the Premises, the Complex or the Building.

11.06  ARCHITECT'S CERTIFICATE

A certificate of the Architect will bind the parties concerning any of the matters that need to be determined under this Article 11.

                                     ARTICLE 12

                     ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.01  TRANSFERS

(a) For the purpose of this Lease, "Transfer" means (i) an assignment, sale, conveyance, sublease, disposition or licensing of this Lease or the Premises or any part of them, or any interest in this Lease (whether or not by operation of law) or in a partnership that is a Tenant under this Lease; (ii) a mortgage, charge, lien, debenture (floating or otherwise) or other encumbrance of this Lease or the Premises or any part of them or of any interest in this Lease or of a partnership or partnership interest where the partnership is a Tenant under this Lease; (iii) a parting with or sharing of possession of all or part of the Premises; which results in a change in the effective voting control of the Tenant. "Transferor" and "Transferee" have meanings corresponding to the definition of "Transfer" set out above (and for the purpose of a Transfer described in Section 12.01(a)(iv) the Transfer is the Person that has effective voting control before the Transfer and the Transferee is the Person that has effective voting control after the Transfer).

(b) The Tenant will not effect a Transfer of the Lease as defined in Section 12.01(a)(ii) without the consent of the Landlord, which consent may be unreasonably withheld.

(c) Subject to Section 12.01(b), the Tenant shall not effect or permit any Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld except that despite any statutory provision or law (including, without limitation, the applicable landlord and tenant legislation in force in the Province) and without limiting the grounds on which a Transfer may be refused, the Landlord may refuse to give its consent if:

       (i) the Tenant is then in default under this Lease or has during the Term failed to pay all Rent punctually as and when due or failed to observe or perform all of its other obligations pursuant to this Lease;

       (ii) covenants, restrictions or commitments given by the Landlord to other tenants or occupants or prospective tenants or occupants of the Complex, or to Mortgagees, the Owners or other parties, regardless of when given, prevent or inhibit the Landlord from giving its consent to the Transfer;

       (iii) in the Landlord's reasonable opinion, the financial background, business history or capability of the proposed Transferee is not satisfactory;

       (iv)   the proposed Transfer is to an existing tenant of the Complex;

       (v) the proposed Transferee is in default under any lease with the Landlord or its affiliates (as that term is used in Section 12.01(a) above) or there is a history of defaults under commercial leases by the proposed Transferee or by companies or partnerships in which the proposed Transferee was a principal shareholder or partner at the time of the defaults;

       (vi) the use of the Premises by the proposed Transferee, in the Landlord's opinion arrived at in good faith, could be inconsistent with the image and standards of the Building or the Complex or expose any occupants of the Complex to risk of harm, damage or interference with their use and enjoyment thereof; or

       (vii) the Landlord does not receive sufficient information from the Tenant or the proposed Transferee as required under this Section 12.01(c) to enable it to make a determination concerning the matters set out above.

(d) Section 12.01(c) does not apply to a Transfer that occurs on the death of the Transferor.

(e) If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the proposed Transferee, the type of Transfer contemplated, and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee requires, together with copies of all documents which record the particulars of the proposed Transfer. The Landlord shall, within thirty (30) days after having received such notice and all requested information, notify the Tenant either that:

       (i) it consents or does not consent to the Transfer in accordance with the provisions of this Article 12;
       (ii)   it consents on such terms and condition in addition to Section
              12.03 as the Landlord, in its  sole opinion, deems fit; or

       (iii) it elects to terminate this Lease as to the whole or the part of the Premises affected by the proposed Transfer in accordance with
              Section 12.02.

(f) The Landlord shall have no liability for or in connection with any claims made by the Tenant as a result of the Landlord withholding its consent to any Transfer or terminating this Lease pursuant to Section 12.02. In cases where the Landlord has withheld its consent, the Tenant agrees that its only remedy will be to bring an application for a declaration that such Transfer should be allowed.

12.01A

Notwithstanding the foregoing, so long as the Tenant is not then in default under the terms of this Lease, the Tenant shall have the right, without the Landlord's consent, but upon prior written notice provided to the Landlord within fifteen (15) days of the effective date of the Transfer, to assign this Lease or sublet the whole of the Premises to an "affiliate" or "associate" of the Tenant (as defined in the Canada Business Corporations Act) (the "Permitted Transferee").

12.02  LANDLORD'S RIGHT TO TERMINATE

If the Landlord elects to terminate this Lease as to the whole or the part of the Premises affected by the proposed Transfer, it shall stipulate in its notice the termination date, which date will not be less than thirty (30) days and not more than ninety (90) days following delivery of such notice. If the Landlord elects to terminate this Lease, the Tenant shall notify the Landlord within ten
(10) days thereafter of the Tenant's intention either to refrain from such Transfer or to accept the termination of this Lease as to the whole or the part thereof in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such ten (10) days or notifies the Landlord that it accepts the Landlord's termination, this Lease will, as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of election to terminate. If the Tenant notifies the Landlord within ten (10) days that it intends to refrain from such Transfer, then the Landlord's election to terminate this Lease shall become void.

12.03  TERMS AND CONDITIONS RELATING TO TRANSFERS

The following terms and conditions apply in respect of all Transfers:

(a) the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers;

(b) the Landlord may apply amounts collected from the Transferee to any unpaid Rent payable under this Lease;

(c) no acceptance by the Landlord of any payments by a Transferee is (i) a waiver of the requirement for the Landlord to consent to the Transfer,
       (ii) the acceptance of the Transferee as Tenant, or (iii) a release of the Transferor from its obligations under this Lease;

(d) the Transferee will execute, prior to the Transfer, an agreement directly with the Landlord agreeing to be bound by this Lease as if the Transferee had originally executed this Lease as Tenant but the Transferor shall remain jointly and severally liable with the Transferee for the fulfilment of all obligations of the Tenant under this Lease during the remainder of the Term and all renewals or extensions thereof, the whole without novation or derogation of any kind, and without benefit of division and discussion, and, if required by the Landlord, the Transferor will execute an Indemnity Agreement on the Landlord's standard form to give full force and effect to the foregoing;

(e) the Transferor, unless the Transferee is a sub-tenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Premises after the Transfer;

(f) the minimum rent and additional rent payable by the Transferee shall not be less than the Minimum Rent and Additional Rent payable by the Tenant under this Lease as at the effective date of the Transfer (including any increases provided for in this Lease) and if it exceeds the Minimum Rent and Additional Rent payable under this Lease, the amount of the excess shall be paid by the Transferor to the Landlord in addition to all Rent payable under this Lease and such excess shall be deemed to be Additional Rent. If the Transferor receives from any Transferee either directly or indirectly any consideration other than minimum rent or additional rent for such Transfer, either in the form of cash, goods or services, the Transferor will pay such excess to the Landlord in addition to all Rent payable under this Lease and such excess rent shall be deemed to be Additional Rent;

(g) if the Transferee pays or gives or covenants to pay or give to the Transferor money or other value that is reasonably attributable to the desirability of the location of the Premises or to Leasehold Improvements that are owned by the Landlord or for which the Landlord has paid in whole or in part, then at the Landlord's option, the Transferor will pay to the Landlord such money or other value in addition to all Rent payable under this Lease and all amounts shall be deemed to be further Additional Rent;

(h) if the Transfer is one which requires the Landlord's consent, then if such Transfer is not completed within sixty (60) days of the date of such consent, the Landlord may, at its option, withdraw its consent;

(i) all Rent for the month in which the Transfer occurs shall be paid in advance by the Transferor so that the Landlord will not be required to accept partial payments of Rent for such month from either the Transferor or Transferee;

(j) all documents relating to a Transfer or the Landlord's consent will be prepared by the Landlord or its solicitors and all of the processing and legal costs of the Landlord will be paid to the Landlord by the Tenant on demand;

(k) if this Lease is repudiated, disaffirmed, disclaimed, surrendered (except with the consent of the Landlord) or terminated by a Transferee, by any trustee in bankruptcy of a Transferee, or by a court representative, the original Tenant named in this Lease or any Transferee (except the bankrupt or insolvent Transferee) will be considered, upon notice (which the Landlord may elect to give to the Tenant or any Transferee within thirty (30) days of the repudiation, disaffirmation, disclaimer, surrender or termination), to have entered into a lease (the "Remainder Period Lease") with the Landlord, containing the same terms and conditions as this Lease (it being agreed that the commencement date of the Remainder Period Lease will be considered to be the date of the repudiation, disaffirmation, disclaimer, surrender or termination, and the expiration date of the Remainder Period Lease shall be the date on which this Lease would have expired had the repudiation, disaffirmation, disclaimer, surrender or termination not occurred); and

(l) if the Transfer is a sublease, that the Transferee agrees to waive or release any statutory right to retain the unexpired portion of the term of its sublease or the Term of this Lease or to enter into any lease or other agreement directly with the Landlord for the Premises or any part of it or to otherwise remain in possession of the Premises or any part of it where this Lease is terminated, surrendered, repudiated, disclaimed or otherwise cancelled, or is assigned, sold, disposed of or otherwise dealt with.

12.04  NO ADVERTISING OF THE PREMISES

The Tenant shall not offer or advertise the whole or any part of the Premises or this Lease for the purpose of a Transfer and shall not permit any broker or other person to do so unless the complete text and format of such advertisement is approved in writing by the Landlord. However, in no event will the advertisement contain any reference to the rental rate for the Premises.

12.05  SALES AND OTHER DISPOSITIONS BY THE LANDLORD

Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign or otherwise deal with the Complex or any part of it, subject only to the rights of the Tenant under this Lease. A sale, transfer or conveyance of the Complex or any part of it by the Landlord or an assignment by the Landlord of this Lease or any interest of the Landlord under it shall operate to release the Landlord from liability from and after the effective date thereof for all of the covenants, terms and conditions of this Lease, express or implied, except as such (a) may relate to the period prior to such effective date and (b) are not assumed by the purchaser, transferee or disposee, and the Tenant shall thereafter look solely to the Landlord's successor in interest in and to this Lease.

                                     ARTICLE 13

                               ACCESS AND ALTERATIONS


13.01  RIGHT OF ENTRY

(a) It is not a re-entry or a breach of quiet enjoyment if the Landlord and its representatives enter the Premises at reasonable times after one (1) business days' notice (but if the Landlord determines there is an emergency, no notice is required) (i) to examine them, (ii) to make repairs, alterations, improvements or additions to the Premises, the Complex, the Building or adjacent property, (iii) to conduct an environmental audit of the Premises or any part of the Complex or the Building, or (iv) to carry out any of its rights or obligations under this Lease, and the Landlord and its representatives may take material into and on the Premises for those purposes. This right extends to (and is not limited to) the pipes, conduits, wiring, ducts, columns and other parts of the Common Elements in the Premises. Rent will not abate or be reduced while the repairs, alterations, improvements or additions are being made and the Landlord is not liable for any damage, injury or death caused to any Person or to the property of the Tenant or others located on the Premises as a result of the entry, regardless of how the damage, injury or death is caused. The Landlord will take reasonable steps to minimize any interruption of the Tenant's business in exercising its rights under this Section 13.01(a).

(b) The Landlord may enter the Premises at reasonable times to show them to prospective purchasers, tenants or Mortgagees. During the twelve (12) months before the expiry of the Term, the Landlord may display on the Premises "For Rent" or "For Sale" notices of reasonable size and number, and in reasonable locations.

                                     ARTICLE 14

                  STATUS STATEMENTS, SUBORDINATION AND ATTORNMENT

14.01  STATUS STATEMENTS

Within ten (10) days after each request by the Landlord, the Tenant will deliver to the Landlord, on a form supplied by the Landlord, a status statement or certificate addressed to any proposed Mortgagee, purchaser or other disposee of part or all of the Complex and to the Landlord, stating details of the tenancy and confirming as correct specific information pertaining to the tenancy such as, by way of example:

(a) that this Lease is in full force and effect, except only for any modifications that are set out in the statement certificate;

(b)    the commencement and expiry dates of this Lease;

(c) that the Tenant is in possession of the Premises and is paying Rent as provided in this Lease;

(d) the date to which Rent has been paid under this Lease and the amount of any prepaid Rent or any deposits held by the Landlord;

(e) whether there are any set-offs, defences or counterclaims against enforcement of the Tenant's obligations under this Lease;

(f) that there is not, any uncured default on the part of the Landlord, or, if there is a default, the certificate will state the particulars;

(g) that the Premises are free from any construction deficiencies or, if there are any, the certificate will state the particulars);

(h) with reasonable particularity, details concerning the Tenant's and any Indemnifier's financial standing and corporate organization as the Landlord or the Mortgagee may reasonably require; and

(i) any other information or statement that a proposed Mortgagee, purchaser or disposee may reasonably require.

Any such statement may be relied upon by any prospective transferee or Mortgagee of all or any portion of the Complex or any assignee of any such Person. The Landlord acknowledges that any statement or other information acquired hereunder relating to the Tenant's business is confidential and shall not use such statement or other information except in respect of any sale, financing or re-financing of the Complex.


14.02  SUBORDINATION AND ATTORNMENT

(a) This Lease is and will remain subordinate to every mortgage, charge, trust deed, financing, refinancing or collateral financing, present or future, and the instruments of, as well as the charge or lien resulting from all or any of them and any renewals or extensions of them from time to time (collectively, an "Encumbrance") against the Premises, the Complex or the Building and the Tenant will, on request, sign any document requested by the Landlord or the Owners to confirm the subordination of this Lease to any Encumbrance and to all advances made or to be made on the security of the Encumbrance. The Tenant will also, if the Landlord requests it to do so, attorn to the holder of any Encumbrance, to the Owners or to any purchaser, transferee or disposee of the Complex or the Building or of an ownership or equity interest in the Complex or the Building and the Tenant will, on request, sign any document requested by the Landlord or the Owners to confirm such attornment.

(b) If possession is taken under, or any proceedings are brought for the foreclosure of, or if a power of sale is exercised resulting from an Encumbrance the Tenant will attorn to the Person that so takes possession if that Person requests it and will recognize that Person as the Landlord under this Lease.
(c) The form and content of any document confirming or effecting the subordination and attornments provided for in this Section 14.02 will be that required by the Landlord or the holder of the

       Encumbrance in each case, and each such document will be delivered by the Tenant to the Landlord within ten (10) days after the Landlord requests it.

(d) Upon the written request and at the sole expense of the Tenant, the Landlord shall use reasonable efforts to obtain written assurances from any Mortgagee with an interest in the Complex or the Building prior to that of the Tenant to the effect that so long as the Tenant is not in default under this Lease such Mortgagee will recognize the Tenant's rights under this Lease and not disturb the Tenant's occupancy of the Premises.

14.03  ATTORNEY

The Tenant will execute and deliver whatever instruments and certificates are requested by all or any of the Landlord, the Owners and any Mortgagee to give effect to Sections 14.01 and 14.02. If the Tenant has not executed whatever instruments and certificates it is required to execute within ten (10) days after the Landlord's request, the Landlord may, at its option, avail itself of all remedies under Article 15 without the requirement to provide further notice and without incurring any liability.

                                     ARTICLE 15

                                      DEFAULT

15.01  EVENTS OF DEFAULT

An "Event of Default" occurs when:

(a) the Tenant defaults in the payment of Rent or Rental Taxes and fails to remedy the default within five (5) days after written notice;

(b) the Tenant commits a breach that is capable of remedy (other than a breach in the payment of Rent or Rental Taxes) and fails to remedy the breach within ten (10) days after written notice to the Tenant specifying particulars of the breach and requiring the Tenant to remedy the breach (or if the breach would reasonably take longer than ten (10) days to remedy, fails to start remedying the breach within the ten (10) day period or fails to continue diligently and expeditiously to complete the remedy);

(c) the Tenant commits a breach of this Lease that is not capable of remedy and has received written notice specifying particulars of the breach;

(d) the Tenant or a Person carrying on business in any part of the Premises or any Indemnifier becomes bankrupt or insolvent or makes application for relief from creditors under the provisions of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors;

(e) steps are taken or proceedings are instituted for the dissolution, winding-up or other termination of the Tenant's or the Indemnifier's existence or for the liquidation of their respective assets;

(f) a receiver or a receiver and manager is appointed for all or a part of the business or assets of the Tenant, or of any Indemnifier or of another Person carrying on business in the Premises;

(g) the Tenant or any Indemnifier makes or attempts to make a sale in bulk of any of their respective assets other than in compliance with the Bulk Sales Act or in conjunction with a Transfer approved by the Landlord;

(h) a writ of execution is issued against the Tenant and remains outstanding for more than ten (10) days or this Lease or any of the Tenant's assets on the Premises are taken or seized under a writ of execution, an assignment, pledge, charge, debenture or other security instrument and such writ, assignment, pledge, charge, debenture or other security instrument is not stayed or vacated within fifteen (15) days after the date of such taking;

(i) the Tenant effects or attempts to effect a Transfer that is not permitted by this Lease;

(j)

(k)    the Tenant commits a breach under either or both of Sections 8.05 and
       8.06 of this Lease;

(l) the Indemnifier, if any, fails to execute and deliver to the Landlord before the commencement of the Fixturing Period an indemnity agreement in the form attached hereto as Appendix "A" (the "Indemnity Agreement"), or any Indemnity Agreement is terminated or the Indemnifier's obligations thereunder are reduced, modified or otherwise limited except by way of express consent of the Landlord; or

(m) an Event of Default occurs under any other lease or agreement relating to other premises leased to or occupied by the Tenant in the Complex or in any other property where the Landlord or its affiliates (as that term is defined in Section 12.01(a)) is the landlord.

15.02  REMEDIES UPON AN EVENT OF DEFAULT

(a) Upon the occurrence of an Event of Default the full amount of the current months' Rent together with the next three (3) months' instalments of Minimum Rent, Rental Taxes and Additional Rent will immediately become due and payable and the Landlord shall have the following rights and remedies without prejudice to any other rights which it has under this Lease or at law:

       (i) to terminate this Lease and re-enter and repossess the Premises and remove all Persons and property from the Premises;

       (ii) seize, sell, dispose of or store all or any property on the Premises, all at the Tenant's expense as the Landlord considers appropriate, all without notice to the Tenant, without legal proceedings and without liability for loss or damage and without prejudice to the rights of the Landlord to recover damages and all other amounts which the Landlord is entitled to claim by reason of the Tenant's breach of this Lease; and

       (iii) to enter the Premises as agent of the Tenant but without terminating this Lease in order to relet the Premises or a part of them for whatever term or terms (which may be for a term extending beyond the Term) and at whatever Rent and upon whatever other terms the Landlord considers advisable. No repossession of the Premises by the Landlord will be construed as an election by the Landlord to terminate this Lease unless a written notice of termination is given to the Tenant. On each such reletting, the Rent received from the reletting shall be applied as follows: first, to the payment of any expenses incurred by the Landlord with respect to any such reletting (including brokerage fees, solicitors fees and the costs of any alterations or repairs needed to facilitate the reletting); second, to the payment of any amounts owed to the Landlord by the Tenant that are not Rent or Rental Taxes; third, to the payment of Rent and Rental Taxes in arrears, and the residue, if any, will be held by the Landlord and applied to payment of future Rent and Rental Taxes as it becomes due and payable. If the Rent and Rental Taxes received from a reletting during a month are less than that to be paid by the Tenant during that month, the Tenant will pay the deficiency to the Landlord (which deficiency will be calculated and paid monthly in advance on or before the first day of every month). If the Landlord repossesses the Premises in accordance with this Section 15.02(a)(iii), the Landlord may remove all property from the Premises, sell or dispose of it as the Landlord deems fit or store it at the Tenant's cost, without notice, without legal proceedings, without liability for loss or damage and without prejudice to the Landlord's rights to recover damages and all other amounts which the Landlord is entitled to claim by reason of the Tenant's breach of this Lease. If the Landlord relets without terminating, it may afterwards elect to terminate this Lease for the previous default;

(b) Upon the occurrence of an Event of Default, the Landlord shall be entitled to recover from the Tenant all damages, costs and expenses incurred by the Landlord as a result of the default by the Tenant including, without limitation, all arrears of Rent, all legal fees on a solicitor and client basis (including, without limitation, those incurred in connection with recovery of possession of the Premises or in connection with the recovery of Rent or Rental Taxes) and, if this Lease is terminated by the Landlord, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following any termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises.

15.03  LANDLORD MAY CURE THE TENANT'S DEFAULT

If the Tenant defaults in the payment of money that it is required under this Lease to pay to a third party, the Landlord may, after giving five (5) days prior written notice to the Tenant, pay all or any part of the amount payable. If the Tenant defaults under this Lease (except for a default in the payment of Rent or Rental Taxes), the Landlord may, except in the case of an emergency where no notice is required, perform or cause to be performed all or part of what the Tenant failed to perform after giving the appropriate notice provided for in Section 15.01 of this Lease or such lesser notice as is expressly provided for elsewhere in this Lease, and may enter the Premises and do such things that it considers necessary for that purpose. The Landlord will have no liability to the Tenant for loss or damages resulting from its action or entry on the Premises and the Tenant will pay to the Landlord on demand the Landlord's expenses plus fifteen percent (15%) of those expenses for the Landlord's overhead.

15.04  WAIVER OF EXEMPTION FROM DISTRESS

Notwithstanding any Applicable Laws or any legal or equitable rule of law, none of the inventory, furniture, equipment or other property of the Tenant that is, or was at any time, owned by the Tenant is exempt from levy by distress for Rent except for equipment or facilities which in each case contain intellectual property which is exempt.

15.05  APPLICATION OF MONEY

The Landlord may apply money received from or due to the Tenant against money due and payable under this Lease. The Landlord may impute any payment made by or on behalf of the Tenant towards the payment of any amount due and owing by the Tenant at the date of such payment, regardless of any designation or imputation by the Tenant.

15.06  REMEDIES GENERALLY

The remedies under this Lease are cumulative and no remedy is exclusive or dependent upon any other remedy. Any one or more remedies may be exercised generally or in combination. The specifying or use of a remedy under this Lease does not limit the right to use other remedies available under this Lease or generally at law. Except as otherwise expressly set out in this Lease, the Tenant's only remedy in respect of any breach by the Landlord under this Lease shall be for damages.


                                       ARTICLE 16

                                   MISCELLANEOUS

16.01  RULES AND REGULATIONS

The Landlord, acting reasonably, may adopt rules and regulations which may differentiate between different types of businesses in the Building and in the Complex. Each rule and regulation, as revised from time to time, forms part of this Lease as soon as the rule, regulation or revision is made known to the Tenant. The Tenant will comply with each rule and regulation and each revision thereof. No rule or regulation, however, will contradict the terms, covenants and conditions of this Lease. The Landlord is not responsible to the Tenant for the non-observance of a rule or regulation by any other tenant of Leasable Premises or occupant of the Complex or of the terms, covenants or conditions of any other lease of Leasable Premises.

16.02  OVERHOLDING - NO TACIT RENEWAL

If the Tenant remains in possession of the Premises after the Term with the consent of the Landlord but without executing a new lease, there is no tacit renewal of this Lease despite any statutory provision or legal presumption to the contrary. The Tenant will occupy the Premises on a month-to-month basis only on the same terms and conditions set out in this Lease except for any right of extension or renewal and except that the rate per square foot of Minimum Rent shall be equal to one hundred and fifty percent (150%) of the rate per square foot of Minimum Rent which was payable by the Tenant as at the last day of the Term.

16.03  RELATIONSHIP OF PARTIES - NO PARTNERSHIP OR AGENCY

Nothing contained in this Lease or as a result of any acts of the parties hereto will be deemed to create any relationship between the parties hereto other than that of Landlord, Tenant and, if applicable, Indemnifier.

16.04  ACCORD AND SATISFACTION

Payment by the Tenant or receipt by the Landlord of less than the required monthly payment of Minimum Rent is on account of the earliest stipulated Minimum Rent. An endorsement or statement on a cheque or letter accompanying a cheque or payment as Rent is not an acknowledgment of full payment or an accord and satisfaction, and the Landlord may accept and cash the cheque or payment without prejudice to its right to recover the balance of the Rent or pursue its other remedies.

16.05  TENANT PARTNERSHIP

If the Tenant is a partnership each Person who is a member of the partnership, and each Person who becomes a member of a successor of the partnership, is liable jointly and severally as Tenant under this Lease and will continue to be liable after that Person ceases to be a member of the partnership or a successor of the partnership and after the partnership ceases to exist.

16.06  WAIVER

The waiver by the Landlord or the Tenant of a default under this Lease is not a waiver of any subsequent default. The Landlord's acceptance of Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease will be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing. The Tenant waives any statutory or other rights in respect of abatement, set-off or compensation in its favour that may exist or come to exist in connection with Rent.

16.07  SUCCESSORS

The rights and obligations under this Lease extend to and bind the successors and assigns of the Landlord and, if Article 12 is complied with, the heirs, executors, administrators and permitted successors and permitted assigns of the Tenant. If there is more than one Tenant, or more than one Person comprising the Tenant, each is bound jointly and severally by this Lease.

16.08  FORCE MAJEURE

Despite anything contained in this Lease to the contrary, if the Landlord or the Tenant is, in good faith, delayed or prevented from doing anything required by this Lease because of a strike, labour trouble, inability to get materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or any other similar reason, that is not the fault of the party delayed, the doing of the thing is excused for the period of the delay and the party delayed will do what was delayed or prevented within the appropriate period after the delay. The preceding sentence does not excuse the Tenant from payment of Rent or the Landlord from payment of amounts that it is required to pay, in the amounts and at the times specified in this Lease.

16.09  NOTICES

Notices, demands, requests or other instruments under this Lease will be delivered or sent by facsimile or registered mail postage prepaid and addressed
(a) if to the Landlord, as indicated in Section 1.01(b) of this Lease or to such other Person at any other address that the Landlord designates by written notice, and (b) if to the Tenant, at the Premises, or, at the Landlord's option, to the address set out in Section 1.01(c). A notice, demand, request or consent will be considered to have been given or made on (i) the day that it is delivered, (ii) the date of transmission if the facsimile is received prior to 5:00 p.m. or (iii) seventy-two (72) hours after the date of mailing. Despite what is stated above, the Tenant acknowledges that if its head office address is stipulated as a post office box or rural route number, then notice will be considered to have been sufficiently given to the Tenant if delivered in person or sent by registered mail to the Premises or, where notice cannot be given in person upon the Premises, by posting the notice upon the Premises. Either party may notify the other in writing of a change of address and the address specified in the notice will be considered the address of the party for the giving of notices under this Lease. If the postal service is interrupted or substantially delayed, any notice, demand, request or other instrument will only be delivered in person. A notice given by or to one Tenant is a notice by or to all of the Persons who are the Tenant under this Lease.

16.10  MANAGEMENT OF THE COMPLEX

The Tenant hereby acknowledges to the Landlord that the Complex or portions thereof may be managed by a Property Manager which shall, for all intents and purposes, be the party authorized to deal with the Tenant except that the Property Manager may not, in any event, vary or amend any of the terms of this Lease. Unless the Landlord directs the Tenant otherwise in writing, all payments to the Landlord in respect of this Lease shall be made by cheque payable to the Landlord in full.

16.11  REGISTRATION

The Tenant will not register or permit the registration of this Lease or any assignment or sublease or other document evidencing an interest of the Tenant or anyone claiming through or under the Tenant in this Lease or the Premises. However, at the Tenant's request and subject to the Tenant paying the Landlord's costs and expenses, the Tenant may register a notice of lease or caveat which describes the parties, the Term, rights of renewal and first refusal and contains the other minimum information required under the applicable legislation, but the notice of lease or caveat must be in a form satisfactory to the Landlord, acting reasonably.

Upon the expiry or earlier termination of this Lease the Tenant shall, at its sole expense, remove the notice of lease or caveat from title to the Complex or any part of it failing which the Landlord shall have the right to do so at the Tenant's sole expense. The Landlord may, at its expense, require the Tenant to execute promptly whatever document the Landlord requires for registration on title to the Complex or any part of it in connection with this Lease.

16.12  SURVIVAL OF OBLIGATIONS

The indemnity provisions of this Lease and the Landlord's rights in respect of any failure by the Tenant to perform any of its obligations under this Lease shall remain in full force and effect notwithstanding the expiration or earlier termination of the Term.

16.13  FIRST RIGHT OF REFUSAL

Provided:

The Tenant is 724 Solutions Inc. or a Permitted Transferee (as defined in
Section 12.01A) and is in occupation of the whole of the Premises, and the Tenant is not then in default under the terms of this Lease, then the Tenant will have, during the Term of the Lease including any extensions or renewals thereof a right of first refusal (the "Right") to lease the area outlined in green on the attached Schedule "B" which becomes available for lease by the Landlord (the "Space") on the terms set out below.

If at any time during the Term of the Lease including any extensions or renewals thereof, the Landlord receives an acceptable offer to lease the Space (the "Offer") from a bona fide third party, the Landlord will give written notice to the Tenant of the terms of the Offer and the Tenant will have five (5) days after receipt thereof in which to notify the Landlord in writing that it elects to lease the Space on the same terms and conditions as contained in the Offer. If the Tenant declines the Offer as presented to it or fails to respond within the five (5) day period, then the Tenant's Right shall thereafter be null and void an of no further force or effect and the Landlord shall have the right to lease the Space to a third party on the terms and conditions set out in the Offer, (provided however if the Landlord does not successfully enter into a lease with such third party on the terms of such Offer, then the Tenant shall have the right to lease the Space again).

If within the five (5) day period referred to above the Tenant agrees to lease the Space on the same terms and conditions set out in the Offer, then there will be a binding agreement to lease the Space for the balance of the Term or extended term, as the case may be, on those same terms and conditions and the Tenant will execute an amending agreement to the Lease as prepared by the Landlord forthwith upon request. All of the terms and conditions set out in the Lease will apply except as set out in the Offer.

The forgoing Right is subject to all rights which exist as at March 27, 1998 in favour of all tenants or other occupants in the Building, including, without limitation, extension or renewal rights and prior rights of first refusal.

16.14  PARKING

The Landlord shall make available, eight (8) parking spaces in the underground parking garage of the Building. Three (3) of such parking stalls shall be reserved and at a cost of $165.00 per month, subject to change from time to time during the duration of the Term of the Lease, including any extensions. The remaining five (5) parking stalls shall be unreserved at a charge of $100.00 per month subject to change from time to time during the duration of the Term of this Lease, including any extensions. These parking stalls shall be used by the Tenant for the Lease Term at their option, and the Tenant shall have the right to surrender or take back (subject to availability) any such spaces from time to time.

16.15  ACCEPTANCE OF LEASE

The Tenant hereby accepts this Lease of the Premises to be held by it as Tenant, subject to the conditions, restrictions and covenants herein set forth.


IN WITNESS WHEREOF the Landlord and the Tenant have signed and sealed this Lease.

SIGNED, SEALED AND DELIVERED    )  TRUSCAN PROPERTY CORPORATION
         in the presence of     )      (Landlord)

                                )
                                )
                                )  Per: /s/ Mark Klym
       ___________________________________________________________________
                                )                     Authorized Signature
                                )
                                )
                                )
                                )  Per: /s/ Dawn Michaeloff
       ___________________________________________________________________
                                )                     Authorized Signature
                                )
                                )
                                )
                                )
                                )  724 SOLUTIONS INC.)  (Tenant)
                                )
                                )
                                )  Per: /s/ Chris Erickson
       ___________________________________________________________________
                                )                     Authorized Signature
                                )
                                )
                                )  Per:
       ___________________________________
                                )                     Authorized Signature
                                )
                                )
                                )  I/We have authority to bind the corporation.

              SCHEDULE "A"  - LEGAL DESCRIPTION OF THE COMPLEX


            TENANT:              724 SOLUTIONS INC.
                                 --------------------------------------------

            DATE:                APRIL 23, 1998
                  -----------------------------------------------------------


FIRSTLY:
Property Identifier: Part of 10103-0105(R)

In the City of North York, in the Municipality of Metropolitan Toronto, being composed of Part of Lot 11, Concession 1, E.Y.S. and Part of Lot 92, Registered Plan 204, registered in the Land Registry Office for the Metropolitan Toronto Registry Division (No. 64) and designated as Parts 3, 4 and 5 on Reference Plan 64R-13846 (YMC-1).

SECONDLY:
Property Identifier 10103-0116 (LT)

In the City of North York, in the Municipality of Metropolitan Toronto, being composed of part of Lot 11, Concession 1, E.Y.S. and part of Lot 92 Registered Plan 204 and part of Units 1 and 2, Registered Plan D-48 and part of Lot 16, and Block A, Registered Plan M-537, registered in the Land Registry Office for the Land Titles Division of Metropolitan Toronto (No. 66) and designated as Part 1 on Reference Plan 66R-16692 (YMC-2), Parts 3, 37, 38, 39 and 40 on Reference Plan 66R-16692 (YMC-3), Parts 7, 8, 9, 41 and 42 on Reference Plan 66R-16692 (YMC-4) and Parts 15, 22, 24, 25, 26, 27, 28, 29,
30, 31, 32, 33, 34 and 35 on Reference Plan 66R-16692 (YMC-5).

The foregoing lands, Firstly and Secondly described (the "Owners' Lands") include:

(a) all concrete walls, concrete block walls or masonry walls, load bearing walls, columns and concrete columns, transfer girders, caissons, concrete bases, concrete slabs, tile floors and concrete sidewalks, located within the Metro Lands necessary for the support of the Owner's Lands including all buildings, structures, fixtures and improvements thereon, save and except any of same located within Parts 10, 23 and 36 on Reference Plan 66R-16692 (YMC-5) and Parts 1 and 2 on Reference Plan 64R-13846 and Part 7 on Reference Plan 66R-16609 (YMC-1A);

(b) faces of staircases, faces of doors, faces of elevator cars, faces of finished walls, faces of door frames, faces of retail stores and edges of escalators;

(c) the Owner's Facilities and, to the extent, if any, of the Owner's ownership interest therein, the Shared Facilities, all as defined and set out in an Agreement made the 14th day of August, 1993 between The Municipality of Metropolitan Toronto, The York-Trillium Development Group Ltd. and Double Y Holdings Inc. represented by Deloitte and Touche Inc. in its capacity as Receiver, and TTC, titled "Mutual Easement and Shared Facilities Agreement"; and

(d)    enclosures for such facilities referred to in item (c).

       Notwithstanding the foregoing, the Owner's Lands do not include:

(e) all partition walls, acoustic concrete block walls, aluminum frame partitions, steel sheet metal partitions, the faces of tiled walls and the faces of glass partitions located on the Metro Lands' side of the boundary as outlined and described in Reference Plan 66R-16692 (YMC-2, YMC-3, YMC-4 and YMC-5);

(f) the Metro/TTC Facilities and, to the extent, if any, of The Municipality of Metropolitan Toronto's ownership interest therein, the Shared Facilities, all as defined and set out in an Agreement made the 14th day of August, 1993 between The Municipality of Metropolitan Toronto, The York-Trillium Development Group Ltd. and Double Y Holdings Inc. represented by Deloitte and Touche Inc. in its capacity as Receiver, and TTC, titled "Mutual Easement and Shared Facilities Agreement";

and the Owner's Lands are subject to the right of support appurtenant to the Metro Lands for the said Facilities as now provided by load bearing walls and columns, transfer girders, caissons, concrete bases and concrete slabs located within the Owners' Lands.

SUBJECT TO AN EASEMENT to the Hydro-Electric Commission of the City of North York designate as Parts 1, 2, 3, 4 and 5 on Reference Plan 66R-14852 as more particularly set out in C-361347.

SUBJECT TO EASEMENTS vested in The Municipality of Metropolitan Toronto, all as set out in Schedules 2A, 2B, 2C, 2D, 2E and 2F of an Order of Mr. Justice Farley of the Ontario Court of Justice (General Division) made the 14th day of August, 1993 titled "Vesting Order (Metro Lands)" and registered in the Land Registry Office for the Registry Division of Metropolitan Toronto (No.
64) as Instrument No. TB935238 and in the Land Registry Office for the Land Titles Division of Metropolitan Toronto (No. 66) as Instrument No. C870999.

TOGETHER WITH EASEMENTS vested in The York-Trillium Development Group Ltd. and Double Y Holdings Inc. represented by Deloitte and Touche Inc. in its capacity of Receiver and Manager, all as set out in Schedules 2A, 2B and 2C to an Order of Mr. Justice Farley of the Ontario Court of Justice (General Division) made the 14th day of August, 1993, titled "Vesting Order (York Mills Centre Lands)" and registered in the Land Registry Office for the Registry Division of Metropolitan Toronto (No. 64) as Instrument No. TB935239 and in the Land Registry Office for the Land Titles Division of Metropolitan Toronto (No. 66) as Instrument No. C871000.

                   SCHEDULE "B" - FLOOR PLAN OF THE PREMISES


            TENANT:              724 SOLUTIONS INC.
                                 --------------------------------------------

            DATE:                APRIL 23, 1998
                  -----------------------------------------------------------



     The sole purpose of this plan is to identify the approximate location of the Premises in the Building.

                    SCHEDULE "C" - LANDLORD'S AND TENANT'S WORK

            TENANT:              724 SOLUTIONS INC.
                                 --------------------------------------------

            DATE:                APRIL 23, 1998
                  -----------------------------------------------------------



                             I. ACKNOWLEDGMENTS
                             ------------------

1.01   ACCEPTANCE OF PREMISES

The Tenant acknowledges that it has carefully examined the Premises and that it will accept the Premises in whatever condition they may be when the Landlord gives the Tenant access to or possession of them, subject to latent structural defects and completion of Landlord's Initial Work as set out in
Section 2.02 hereof.

1.02   ARCHITECT'S OPINION

The Architect's opinion is binding on the Landlord and the Tenant respecting all matters regarding the Landlord's Work and the Tenant's Work.

1.03   ACCESS TO PREMISES

(a) The Landlord may, upon reasonable notice to the Tenant, require the Tenant to perform parts of the Tenant's Work prior to Substantial Completion of the Landlord's Work in any case where the nature or state of the Landlord's Work is such that it is necessary, reasonable or economical to do so. "Substantial Completion" means, with respect to the Landlord's Work, completion of the Landlord's Work to the extent that the Tenant's Work can be performed in conjunction with the Landlord's Work. In the event of a dispute as to (i) Substantial Completion of the Landlord's Work or (ii) the availability of the Premises for possession by the Tenant, a certificate of the Architect will be conclusive and binding upon the parties hereto. Further, the Tenant acknowledges and agrees that there may be aspects of the Landlord's Work which is to be completed in conjunction with the Tenant's Work and in such event the Tenant agrees that the Landlord will be entitled to continue with its construction of the Landlord's Work during the Fixturing Period.

(b) The Landlord may enter the Premises to maintain, install, alter or relocate utilities, pipes, conduits and ducts, to install or reinforce columns, or to do other work that benefits the Premises, or that is required in connection with other parts of the Building or the Complex, including an expansion, and the Tenant shall throughout the Term provide the Landlord or utility companies with free and uninterrupted access for those purposes.

1.04   DELAY IN POSSESSION

If the Landlord is delayed in delivering possession of all or any portion of the Premises to the Tenant on or before the Commencement Date due to a circumstance to which Section 16.08 of the Lease applies, the Tenant shall take possession of the Premises on the date when the Landlord delivers possession of all of the Premises. Unless such delay is principally caused by or attributable to the Tenant, or its employees, contractors or those for whom the Tenant is in law responsible, no Rent shall be payable by the Tenant for the period prior to the date on which the Landlord can so deliver possession of all of the Premises, unless the Tenant elects to take possession of a portion of the Premises whereupon Rent shall be payable in respect thereof from the date such possession is so taken. The Landlord shall not be liable for any loss, injury, damage or inconvenience which the Tenant may sustain by reason of any delay in delivering possession.

1.05   REMOVAL OF LIENS

If liens are claimed, filed or registered against the Premises or other parts of the Complex in connection with the Tenant's Work, then the Landlord may avail itself of all rights and remedies contained in Section 10.06 of this Lease.

1.06 OCCUPATIONAL HEALTH AND SAFETY - The Tenant will ensure that a comprehensive and rigorous health and safety program to protect workers is implemented for the performance of the Tenant's Work. The Tenant will indemnify each of the Released Persons in respect of all claims, infractions, prosecutions, alleged infractions, losses, costs and expenses and any fines or proceedings relating to fines or other offenses under all occupational health and safety and similar legislation that might be brought, imposed against, or suffered by Released Persons or any of them in connection with the performance of the Tenant's Work. In addition, the Tenant will do, at least the following:

(a) ensure that all obligations imposed by statute, law or regulation on "constructors" or on other persons supervising, completing or co-ordinating the Tenant's Work are properly performed, that all directions given by any governmental or other regulatory inspector are properly performed and that necessary access is provided to those inspectors;

(b) where statute, law or regulation provides for designations of separate projects, co-operate with the Landlord in having the Tenant's Work designated as a separate project so that the Landlord does not incur obligations as a constructor or similar obligations in connection with the performance of the Tenant's Work;

(c) comply with any recommendations that the Landlord gives to the Tenant in connection with the performance of the Tenant's Work having regard to health and safety requirements;

(d) employ only contractors and require contractors to employ only sub-contractors that have good health and safety records, and provide evidence satisfactory to the Landlord concerning their health and safety records; and

(e) provide to the Landlord whatever rights of access, inspection, and whatever information, and documents the Landlord requires in order to ensure that the Tenant's obligations under this Section are complied with.

                             II.  LANDLORD'S WORK
                             --------------------

2.01   PURPOSE OF DESCRIPTION

The Landlord's Work set out below is described solely to indicate, in accordance with Section 11.02 of the Lease, the extent of the Landlord's obligations to rebuild or repair the Premises. The Landlord is not required to do any work or provide any materials to or in respect of the Premises except as expressly provided in the Lease. The Landlord's Work consists only of those items listed below:

(a)    WITH RESPECT TO THE BUILDING

To complete the shell of the Building; provide elevators within the Building; complete the HVAC System; complete systems for the distribution of electricity for the Building (but not within individual Leasable Premises); complete systems for water, telephone and other utility services; construct service areas necessary to the Building; and construct entrances and lobbies and other facilities for use in common by the Tenant and other tenants of the Building (but exclusive of the interior of the Premises and other Leasable Premises within the Building).

(b)    WITH RESPECT TO THE PREMISES

(i)    FLOORS:       poured concrete subfloor.

(ii)   CEILING:      a suspended T-Bar ceiling grid system complete with air
                     supply and return diffusers and sprinklers in accordance with applicable building code based on an open floor concept. Ceiling tiles in keeping with the Landlord's designated Building standard will be provided by the Landlord but installed by the Tenant's contractor at the Tenant's expense.

(iii)  DOORS:        if the Premises are not comprised of a full floor,
                     entrance doors into the Premises in accordance with the Landlord's designated standard Building materials and finishes. If required by applicable building code, the Landlord will provide a second exit.

(iv)   DEMISING
       WALLS:        if the Premises are not comprised of a
                     full floor, demising and corridor walls, where applicable, from the floor slab to the underside of the ceiling, materials to be chosen by the Landlord, and one
                     (1) layer of drywall from the ceiling to the underside of the slab, taped and sanded and primed for paint.

(v)    ELEVATOR
       LOBBY: if the Premises are not comprised of a full floor, a finished elevator lobby complete with floor, wall and ceiling finishes in keeping with the Landlord's designated Building standard and also a drywall corridor wall taped, sanded and prime painted on the Tenant's side and complete with wall finish on the corridor side to the Landlord's designated Building standard.

(vi)   WASHROOMS:    washrooms for the floor on which the Premises are located
                     complete with wall, floor and ceiling finishes, all in accordance with Landlord's designated standard Building materials and finishes.

(vii)  CORE WALLS:   if the Premises are not comprised of a full floor, finish
                     on core walls on the floor (except within the Premises) and columns drywall primed and painted (except where located within the Premises).

(viii) WINDOW
       COVERINGS:    Building standard window coverings as designated by the
                     Landlord.

(ix)   SIGNAGE:      If the Premises are not comprised of a full floor, a
                     corridor entrance sign for the Tenant on the floor on which the Premises are located in accordance with the Landlord's designated materials and design for use in Building standard.

(x)    ELECTRICAL:   one main electrical service for the Building to circuit
                     breaker panels located on the floor on which the Premises are located. Distribution of electrical within the Premises shall be provided by the Tenant.

(xi)   LIGHT
       FIXTURES:     light fixtures in accordance with Building standard as
                     designated by the Landlord, installed in a uniform pattern and provided on the basis of on an open floor concept.

(xii)  HVAC:         distribution of HVAC within the Premises provided on the
                     basis of an open floor concept.


2.02 LANDLORD'S INITIAL WORK

The Landlord's Initial Work set out below is described only to indicate the extent of the Landlord's obligations with respect to the Tenant's initial occupation of the Premises under this Lease only (but shall not apply in connection with Article 11 for which the parties agree that Section 2.01 of this Schedule "C" shall apply):

(1) the Landlord shall demise the Premises in accordance with the Building standard using Building standard painted floor to underside of slab insulated drywall; and

(2)    the building of standard entry doors.

The Landlord's Initial Work shall be completed within two (2) weeks of the date upon which possession of the Premises is delivered to the Tenant.

All space planning for the Premises shall be at the Landlord's sole expense using the Architect.

The Landlord will not disassemble, demolish or damage any of the Premises without the express consent of the Tenant.


                             III.  TENANT'S WORK
                             -------------------

3.01   WORK MAY BE PERFORMED BY LANDLORD

The Landlord may, at its option and in accordance with Section 10.02(d)(ii) of the Lease, perform any work forming part of the Tenant's Work at the expense of the Tenant and payments shall be made in accordance with the Payment Schedule referred to in Article VI of this Schedule.

3.02   TENANT'S WORK

The Tenant will provide and carry out, in accordance with this Schedule, at its expense, all equipment and work required to be provided and performed in order to make the Premises complete and suitable to open for business including, but not limited to, the following:

(a) INTERIOR FINISHES - All interior finishes and installations as may be required, including, but not limited to, painting and decorating, partitions, floor coverings, fixtures and furnishings, special wall or ceiling finishes, security vaults, sound insulation and smoke baffle equipment.

(b) ELECTRICAL - The Tenant will modify the existing electrical layout provided by the Landlord as required to suit the layout of its Premises, and will provide branch wiring, lighting outlets and receptacles, all lighting and electrical fixtures including lamps, clocks, exit signs, emergency lighting, night lights and any required smoke detectors completely wired to the alarm system of the Building, bell system and other equipment as required. All electrical work shall conform to the Building Code, the Canadian Electrical Code, and the requirement of all governmental and regulatory authorities having jurisdiction.

(c) SPRINKLER DISTRIBUTION - The Tenant will modify the existing sprinkler system as required to suit the layout of its Premises and the Tenant will also install any other firefighting and emergency equipment that is required by the Tenant, the Landlord, any insurer of the Premises or of the Building, or by any governmental or regulatory authority having jurisdiction.

(d) HEATING, VENTILATING AND AIR-CONDITIONING (HVAC) - As required by the Tenant, the Tenant will modify the existing HVAC distribution and diffuser layout as required to suit the layout of its Premises.

(e) RENOVATIONS - The Tenant acknowledges and agrees that (i) it is accepting possession of the Premises in an "as is" condition as of the commencement of the Fixturing Period subject to latent defects and the Landlord's Initial Work (ii) no changes are to be made to the fixturing, lay-out, utilities and services without obtaining the prior written approval of the Landlord and all governmental authorities having jurisdiction thereover, thereto (iii) the Landlord has no responsibility or liability for making any renovation, alterations or improvements in or to the Premises, and
(iv) all renovations, alterations or improvements in or to the Premises are the sole responsibility of the Tenant and shall conform to the Landlord's standard design and construction criteria in effect for the Building and be undertaken and completed at the Tenant's expense and strictly in accordance with the provisions of this Schedule "C" and the Lease. The Tenant agrees to complete all required work prior to July 15, 1998, subject to Section 16.08 of the Lease.

Notwithstanding anything herein to the contrary, the Tenant shall not be responsible for any charges associated with supervision fees that the Landlord may require while the Tenant undertakes the renovations to the Premises prior to the Commencement Date or as a result of reviewing the Tenant's plans and specifications.

3.03   RESTRICTIONS AND REQUIREMENTS

Despite anything to the contrary contained in this Schedule, the following restrictions and requirements apply:

(a) FLOOR LOADS - The Tenant will not, without the prior written consent of the Landlord, impose upon any floor area a greater load than the designed live load capacity for the Building.

(b) SUSPENDED LOADS - No suspended loads are permitted other than the normal ceiling and lighting loads from the underside of any floor, roof or ceiling structures or assemblies of the Building without the prior written approval of the Landlord. No suspended loads will be permitted from roofs, steel deck, ducts, pipes or conduits.

(c) BUILDING ROOF - The Tenant will not enter, nor will it permit those for whom it is in law responsible, or its contractors, or their employees or agents, to enter onto the roof of the Building or the Complex or make any opening in the roof. Neither the Tenant nor its workmen will drill or cut openings in the floors, columns, walls, ceilings, roofs or structure of the Building or the Complex; nor will they vary or alter in any manner whatsoever any plumbing, electrical, mechanical systems or HVAC System of the Complex or any of their components whether or not located within the Premises. Any such work required by the Tenant, if approved by the Landlord, will be performed by the Landlord at the Tenant's expense.

3.04   REMOVAL OF EQUIPMENT AND IMPROVEMENTS

Any requirement under this Article III for the Tenant to provide equipment, carry out work or complete improvements also requires the Tenant to remove any existing corresponding equipment and improvements, unless the Lease or the Landlord directs otherwise.

              IV.  LANDLORD'S REQUIREMENTS FOR TENANT'S WORK
              ----------------------------------------------

4.01   REQUIREMENTS PRIOR TO THE COMMENCEMENT OF THE TENANT'S WORK

(a) SUBMISSION AND APPROVAL OF PLANS, DRAWINGS AND SPECIFICATIONS AND REQUIREMENTS WITH RESPECT TO PERFORMANCE OF THE TENANT'S WORK - The Tenant shall comply with all of the provisions of Section 10.02 of the Lease;

(b) TENANT'S INSURANCE - Before entering on the Premises for any purpose, the Tenant will provide the Landlord with a certificate of insurance on the Landlord's standard form, duly executed by the Tenant's insurers, evidencing that the insurance required to be placed by the Tenant pursuant to the Lease is in force.

(c) TENANT'S PERMITS - The Tenant will provide evidence satisfactory to the Landlord prior to commencing any work in respect of the Premises that the Tenant has obtained at its expense, all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities having jurisdiction and will post permits when required by law. Should the Tenant fail to obtain any required consent, permit, license, inspection or certificate, the Landlord may, but will not be obligated to, obtain it on behalf of the Tenant at the Tenant's expense.

(d) COMPLIANCE WITH THE LANDLORD'S REQUIREMENTS - The Tenant will itself and will also cause its contractors to: (i) abide by all safety regulations,
(ii) provide adequate fire protection including, without limitation, fire extinguishers, (iii) deliver and store materials and tools as may be directed by the Landlord, (iv) stop immediately, if requested by the Landlord, any work which, in the opinion of the Landlord, by reason of public hazard, noise or otherwise, is likely to affect the normal operation of the Building, the Complex or any part thereof, and (v) abide by all the rules and regulations and requirements established by the Landlord from time to time relative to the construction of the Premises.

4.02   FIXTURING PERIOD

The Fixturing Period shall be a maximum period of ninety (90) days and shall commence on the date the Landlord has delivered possession of the Premises to the Tenant and shall expire on July 31, 1998. The Tenant shall be permitted to open for business at any time during the Fixturing Period without any obligation for the payment of Rent until the Commencement Date, except for charges described in Section 5.01 hereof.

4.03   REQUIREMENTS AFTER THE PERFORMANCE OF THE TENANT'S WORK

(a) TENANT'S DECLARATION - The Tenant will provide to the Landlord, upon request, a statutory declaration (the "Declaration"): (i) stating that the Tenant's Work has been performed in accordance with all of the provisions of this Schedule and that all deficiencies (if any) which the Landlord has brought to the Tenant's attention have been corrected; (ii) stating that there are no construction, builders', mechanic's, workers', workers' compensation or other liens and encumbrances affecting the Premises or the Complex or any part of it with respect to work, services or materials relating to the Tenant's Work and that all accounts for work, services and materials have been paid in full with respect to all of the Tenant's Work;
(iii) listing the general contractor who did work or provided materials in connection with the Tenant's Work; and (iv) confirming the date upon which the last such work was performed and materials were supplied.

(b) FINAL WORKERS' COMPENSATION CLEARANCES - The Tenant will also furnish to the Landlord, within sixty (60) days after the opening of the Premises for business, a clearance certificate issued under the workers' compensation act of the Province in respect of each contractor and sub-contractor.

                           V. INTERIM DISPOSITIONS
                           -----------------------

5.01 During the Fixturing Period the Tenant shall not be obligated to pay Minimum Rent or Additional Rent (except for charges for Utilities under
Section 7.02 and the costs of any additional services in accordance with
Section 7.03 for which the Tenant will continue to be obligated to pay), but the Tenant shall be subject to all the other terms and conditions of this Lease insofar as they are applicable including, without limitation, the obligations to pay Business Taxes pursuant to Section 5.04 of the Lease to the Landlord at the times and in the manner directed by the Landlord, the obligation to maintain insurance pursuant to Section 9.02(a) of the Lease, and the provisions relating to the liability of the Tenant for its acts and omissions, and the acts and omissions of its servants, employees, agents, contractors, invitees, concessionaires and licensees and the indemnification of the Landlord and others under the Lease.

                             VI.  PAYMENT SCHEDULE
                             ---------------------

6.01   EQUIPMENT OR WORK SUPPLIED BY LANDLORD

Any equipment or work other than that stipulated as the Landlord's Work which is supplied or performed by the Landlord for or at the request of the Tenant, or any excess or additional cost in the Landlord's Work occasioned by the Tenant's requirements or revisions to such requirements, will be paid for by the Tenant as Additional Rent within fifteen (15) days after the receipt of a request for it. The cost of the equipment or work will include (in addition to direct labour, material and applicable taxes) architectural, engineering and contractor's fees, any costs to the Landlord which are attributable to changes requested by the Tenant, and any additional overhead charge for the Landlord's supervision equal to fifteen percent (15%) of the aggregate cost of the equipment and work.

Notwithstanding anything contained in this Schedule "C" to the contrary, the Tenant shall not be responsible for any charges associated with supervision fees that the Landlord may require while the Tenant undertakes the renovations and alterations to the Premises as set out in Section 3.02 of this Schedule "C" or incurred as a result of the Landlord's review of the construction plans.

                        SCHEDULE "D" - RULES AND REGULATIONS


                     TENANT:  724 SOLUTIONS INC.
                              ----------------------------------------

                     DATE:    APRIL 23, 1998
                              ----------------------------------------

1.     LIFE SAFETY

       (a) The Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the Complex, the Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or with any insurance upon the Complex, the Building or in any part thereof, or violate or act in conflict with any statutes, rules and ordinances governing health standards or with any other statute or municipal by-law. (b) No inflammable oils or other inflammable, dangerous, corrosive or explosive materials save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Premises.

2.     SECURITY

       (a) The Landlord shall permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use, during Business Hours in common with others entitled thereto, of the main entrance and the stairways, corridors, elevators, escalators, or other mechanical means of access leading to the Complex, the Building and the Premises. At times other than during Business Hours the Tenant and the employees of the Tenant shall have access to the Building and to the Premises only in accordance with the systems and procedures adopted by the Landlord from time to time for the security or safety of the Building or the Complex and any persons occupying, using or entering the Building or the Complex and shall be required to satisfactorily identify themselves and to register in any book which may at the Landlord's option be kept by the Landlord for such purpose. If identification is not satisfactory, the Landlord is entitled to prevent the Tenant or the Tenant's employees or other Persons lawfully requiring communication with the Tenant from having access to the Building and to the Premises. In addition, the Landlord is not required to open the door to the Premises for the purpose of permitting entry therein to any Person not having a key to the Premises.

       (b) The Tenant shall not place or cause to be placed any additional locks, bolts or other security devices upon any doors or windows of the Premises without the prior written approval of the Landlord (which may be arbitrarily withheld if they are not in conformity with the Building master access system) and except in accordance with such conditions as are imposed by the Landlord. Two keys shall be supplied to the Tenant for each entrance door to the Premises and all locks (both within the Premises and on the access doors to the Premises) shall be Building standard to permit access by the Landlord's master key. If additional keys are required, they must be obtained from the Landlord at the cost of the Tenant. Keys or other means of access for entrance doors to the Building will not be issued without the written authority of the Landlord. No changes to existing locks in the Premises and to the access doors to the Premises may be made without the Landlord's prior written approval and co-ordination. The access doors to the Premises must be left locked when the Premises are not in use.

3.     HOUSEKEEPING

       (a) The Tenant shall permit window cleaners to clean the windows of the Premises during Business Hours.

       (b) The Tenant shall not place any debris, garbage, trash or refuse or permit same to be placed or left in or upon any part of the Building or the Complex outside of the Premises, other than in a location provided by the Landlord specifically for such purposes, and the Tenant shall not allow any undue accumulation of any debris, garbage, trash or refuse in or outside of the Premises.
              If the Tenant uses perishable articles or generates wet garbage, the Tenant shall provide refrigerated storage facilities suitable to the Landlord.

       (c) The Tenant shall not place or maintain any supplies, or other articles in any vestibule or entry of the Premises, on the adjacent footwalks or elsewhere on the exterior of the Premises or elsewhere on or in the Building or the Complex.

       (d) The sidewalks, entrances, passages, escalators, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Premises, the Building and the Complex. The Landlord reserves entire control of all parts of the Complex employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entrances, corridors and passages not within the Premises, washrooms, lavatories, air conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it deems advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby.

       (e) The Tenant shall not cause or permit: any waste or damage to the Premises; any overloading of the floors or the utility, electrical or mechanical facilities of the Premises; any nuisance in the Premises; or any use or manner of use causing a hazard or annoyance to other occupants of the Complex or to the Landlord.

4.     RECEIVING, SHIPPING, MOVEMENT OF ARTICLES

       (a) The Tenant shall not receive or ship articles of any kind except through facilities and designated doors and at hours designated by the Landlord and under the supervision of the Landlord. The Landlord may restrict and regulate the use of public areas of the Complex for deliveries (including, but not limited to, allocating the freight or other elevators to be used in connection with, and the reasonable hours of use of the elevator or elevators for, delivery service and "moving out" purposes).

       (b) Hand trucks, carryalls or similar appliances shall only be used in the Complex with the consent of the Landlord and shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires.

       (c) The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Complex, including the Premises, without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, the use and design of planks, skids or platforms, and to distribute the weight thereof. All damage done to the Complex, including the Premises, by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only by prior arrangement with the Landlord. The cost of such moving shall be paid by the Tenant. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only in a manner expressly approved by the Landlord. No freight or bulky matter of any description will be received into any part of the Complex, including the Premises, or carried in the elevators except in accordance with the Landlord's requirements and during hours approved by the Landlord.

5.     PREVENTION OF INJURY TO PREMISES

       (a) It shall be the duty of the Tenant to assist and co-operate with the Landlord in preventing injury to the Premises.

       (b) The Tenant shall not deface or mark any part of the Complex, including the Premises, and shall not drive nails, spikes, hooks or screws into the walls, floors, ceilings or woodwork of any part of the Complex, including the Premises, or bore, drill or cut into the walls, floors, ceilings or woodwork of any part of the Complex including the Premises, in any manner or for any reason.

       (c) If the Tenant desires telegraphic or telephonic connections, the Landlord, in its sole discretion, may direct the electricians as
              to where and how the wires are to be introduced.   No gas pipe or
              electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television antenna shall be allowed on any part of the Premises without authorization in writing by the Landlord.

6.     WINDOWS

       The Tenant shall observe the Landlord's rules with respect to maintaining uniform window coverings on all windows in Leasable Premises and will not install any window shades, screens, drapes, blinds, covers or other covering on or at any window in the Premises without the Landlord's prior written consent. Except for the proper use of Landlord approved window coverings, the Tenant shall not cover, obstruct or affix any object or material to any of the skylights and windows that reflect or admit light into any part of the Complex, including, without limiting the generality of the foregoing, the application of solar films.

7.     WASHROOMS

       (a) The Landlord shall permit the Tenant and the employees of the Tenant in common with others entitled thereto, to use the washrooms on the floor of the Building on which the Premises are situated or, in lieu thereof, those washrooms designated by the Landlord, save and except when the general water supply may be turned off from the public main or at such other times when repairs and maintenance undertaken by the Landlord shall necessitate the non-use of the facilities.

       (b) The water closets and other apparatus shall not be used for any purpose other than those for which they were intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown into them. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, invitees or employees such damage is caused.

8.     USE OF PREMISES

       (a) No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

       (b) No cooking or heating of any foods or liquids (other than the heating of water or coffee in coffee makers or kettles or the use of a microwave oven in the Tenant's lunchroom) shall be permitted in the Premises without the written consent of the Landlord. The Tenant will not cause or permit any cooking odours or other unusual or objectionable odours to emanate from the Premises.

       (c) The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises or the Complex (except for a soft drinks vending machine in the Tenant's lunchroom) or permit the delivery of any food or beverage to the Premises without the written approval of the Landlord or in contravention of the Rules and Regulations.

       (d) The Tenant shall not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Complex to the Landlord or the occupants and tenants thereof or their agents, servants, invitees or employees.

9.     CANVASSING, SOLICITING, PEDDLING

       Canvassing, soliciting and peddling in or about the Complex are prohibited.

10.    BICYCLES

       No bicycles or other vehicles shall be brought within any part of the Complex without the consent of the Landlord.

11.    ANIMALS AND BIRDS

       No animals or birds shall be brought into any part of the Complex without the consent of the Landlord.

12.    SIGNS AND ADVERTISING

       The Tenant shall not paint, affix, display or cause to be painted, affixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on the exterior of the Premises, the Building or the Complex or in the interior of the Premises which is visible from the exterior of the Building. The Landlord will prescribe a uniform pattern and location of identification signs for tenants to be placed on the outside of the Premises.

13.    DIRECTORY BOARD

       The Tenant shall be entitled at its expense to have its name shown upon the directory board of the Building and the Landlord shall design the style of such identification and shall determine the number of spaces available on the directory board for each tenant. The directory board shall be located in an area designated by the Landlord in the main lobby of the Building.

14.    USE OF ELEVATORS

       The Landlord may require at least twenty-four (24) hours' prior notice to the Property Manager of the Tenant's desire to use the freight elevator, which in all cases will be subject to availability.

                         SCHEDULE "E" - METHOD OF MEASUREMENT


                     TENANT:       724 SOLUTIONS INC.
                                   ----------------------------------------

                     DATE:         APRIL 23, 1998
                                   ----------------------------------------

(a) The Rentable Area of an individual Leasable Premises in the Office Component will be computed as follows:

       (i) If the Leasable Premises consists of a whole floor, the Rentable Area of such Leasable Premises shall be the aggregate of:

              (1) the Usable Area of such Leasable Premises; and

              (2) a fraction of the area of the Fan Room Area, which fraction has as its numerator the Usable Area of such Leasable Premises and as its denominator the aggregate of the Usable Areas of all individual Leasable Premises in the Office Component.

       (ii) If the Leasable Premises consists of only part of a floor, the Rentable Area of such Leasable Premises shall be the aggregate of:

              (1) the Usable Area of such Leasable Premises;

              (2) a fraction of the area of the Fan Room Area, which fraction has as its numerator the Usable Area of such Leasable Premises and as its denominator the aggregate of the Usable Areas of all individual Leasable Premises in the Office Component; and

              (3) a fraction of the total area of the Service Areas on the floor on which such Leasable Premises are located (excluding the Fan Room Area if the Fan Room Area is located on the same floor as such Leasable Premises), which fraction has as its numerator the Usable Area of such Leasable Premises and as its denominator, the aggregate of the Usable Areas of all individual Leasable Premises on that floor.

(b) Where used in (a) above, the following terms shall have the following meanings:

       (i)    "Usable Area" means:

              (1) in the case of Leasable Premises in the Office Component which consist of a whole floor, all floor areas within the outside walls, and shall be computed by measuring to the inside finish of the permanent outer building walls of the building in which such premises are located, or as the case may be, to the inside surface of the glass outer building walls if 50% or more of the outer building walls is glass, and shall include all areas within the permanent outer building walls or glass outer building walls of the building in which such premises are located, without deduction for columns, projections and perimeter induction unit risers necessary to such building, but shall not include stairways and elevator shafts and their enclosing walls supplied by the Landlord for use in common with other tenants and flues, stacks, pipe shafts or vertical ducts and their enclosing walls, but shall include Service Areas (as that term is defined below in (b)(iii)) within and exclusively servicing only that particular Leasable Premises which is being measured; and

              (2) in the case of Leasable Premises in the Office Component which consist of only part of a floor, all of the floor area leased to the tenant of such premises for its exclusive possession, which area of exclusive possession shall be computed by measuring from the inside finish of the permanent outer walls of the building in which such premises are located or, as the case may be, from the inside surface of the glass outer building walls to the inside finish of partitioning erected by the Landlord to delineate the access corridor for the floor and other permanent walls, and to the centre line of partitions which separate the area leased from adjoining Leasable Premises, without deduction for columns, projections and perimeter induction unit risers necessary to such building.

       (ii) "Fan Room Area" means the area of the fan room or fan rooms servicing the Office Component located on one or more floors of the Complex.

       (iii) "Service Areas" means the area of the corridors, elevator lobbies, service elevator lobbies, washrooms, air-conditioning rooms, fan rooms, janitor rooms, telephone rooms and electrical rooms and other areas or rooms serving the floor on which the Leasable Premises being measured is located.

(c) The Rentable Area of an individual Leasable Premises in the Retail Component shall be the aggregate of:

       (1) the Usable Area of such Leasable Premises;

       (2) a fraction of the area of the Fan Room Area, which fraction has as its numerator the Usable Area of such Leasable Premises and as its denominator the aggregate of the Usable Areas of all individual Leasable Premises in the Retail Component; and

       (3) a fraction of the total area of the Service Areas on the floor on which such Leasable Premises are located (excluding the Fan Room Area if the Fan Room Area is located on the same floor as such Leasable Premises), which fraction has as its numerator the Usable Area of such Leasable Premises and as its denominator, the aggregate of the Usable Areas of all individual Leasable Premises on that floor.

(d) Where used in (c) above, the following terms shall have the following meanings:

       (i) "Usable Area" means, in the case of all individual Leasable Premises in the Retail Component, the area measured from the exterior face of all exterior walls, doors and windows (including walls, doors and windows separating such Leasable Premises from any Common Elements) and from the centre line of all interior walls separating such Leasable Premises from adjoining Leasable Premises, all without deduction for columns, projections and perimeter induction unit risers necessary for the Complex and including all mezzanine areas.

       (ii) "Fan Room Area" means the area of the fan room or fan rooms servicing the Retail Component located on one or more floors of the Complex.

       (iii) "Service Areas" means the area of the corridors, elevator lobbies, service elevator lobbies, washrooms, air-conditioning rooms, fan rooms, janitor rooms, telephone rooms and electrical rooms and other areas or rooms serving the floor on which the Leasable Premises being measured is located.

                              YORK MILLS CENTRE



                                OFFICE LEASE










                         TRUSCAN PROPERTY CORPORATION

                                   LANDLORD




                              724 SOLUTIONS INC.

                                    TENANT

                            LEASE AMENDING AGREEMENT

THIS AGREEMENT is dated the 29th day of June, 1998

B E T W E E N :

                          TRUSCAN PROPERTY CORPORATION
                       (hereinafter called the "Landlord")

                                                               OF THE FIRST PART
                                     - and -

                               724 SOLUTIONS INC.
                        (hereinafter called the "Tenant")

                                                              OF THE SECOND PART

WHEREAS:

A. By a lease dated the 23rd day of April, 1998 (the "Lease"), the Landlord leased to the Tenant for and during a term, (the "Term"), of Three (3) years commencing on the 1st day of August, 1998 and ending on the 31st day of July 2001, certain premises, (the "Original Premises"), comprising an area of approximately Seven Thousand Eight Hundred and Thirty (7,830) square feet (727.41 square metres) and designated as Suite No. 700 shown outlined in red on the plan attached to the Lease as Schedule "B", located in the building municipally located at 4101 Yonge Street in North York, Ontario (the "Building") in York Mills Centre, (the "Complex"); and

B. The Tenant has exercised its right of first refusal in relation to a portion of the Leasable Premises shown outlined in green on Schedule "B" attached to the lease and the parties have agreed to accordingly amend the Lease in accordance with the terms and conditions hereinafter set forth.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each of the Parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the Parties do hereby agree as follows:

1. The Parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2. On July 1st, 1998 (the "Turnover Date") the Tenant will be given possession of approximately 1591 square feet of Rentable Area as more particularly shown in the approximate location outlined in blue on Schedule "B" attached to this Agreement (the "Expansion Premises") for the purpose of commencing the Tenant's fixturing of such premises. During the period commencing on the Turnover Date and ending on July 31st, 1998, no Minimum Rent or Additional Rent is payable with respect to such Additional Premises (except for Utilities under Section 7.02 of the Lease, Additional Rent under
Section 4.03(c)(ii) of the Lease and any Additional Rent which is payable under the Lease as a result of the Tenant's non-compliance or non-observance of any provision under the Lease, for which the Tenant will continue to be obligated to pay) but all other terms and conditions of the Lease shall apply. The Tenant accepts the Expansion Premises in an "as is" condition and agrees that all equipment, work, leasehold improvements and fixtures required to make the Expansion Premises complete and suitable to open for business is the Tenant's responsibility and is to be undertaken in accordance with plans and specifications approved by the Landlord in advance in accordance with the Lease and performed in accordance with the provisions of the Lease. For greater certainty, the Landlord shall have no obligation to perform any work in or to the Expansion Premises.

3. The Lease is amended as of the 1st day of July, 1998, (the "Effective Date"), as follows:

(a)  Section 1.01(e) is deleted and replaced with the following:

     "(e) Premises:                     Part of the 7th floor designated as
                                        Suite 700/702 shown in the
                                        approximate location outlined in red
                                        on Schedule "B" and being
                                        collectively comprised of (1) that
                                        portion shown in the approximate
                                        location outlined in yellow on
                                        Schedule "B" (the "First Premises")
                                        and (2) that portion shown in the
                                        approximate location outlined in blue
                                        on Schedule "B" (the "Second
                                        Premises"). Although the First
                                        Premises and the Second Premises are
                                        referred to separately in this Lease
                                        for the purpose of calculating
                                        Minimum Rent payable for each, the
                                        intent is to treat each such premises
                                        collectively
                                        as one unless a contrary intent is
                                        expressly set out in this Lease."

(b)  Section 1.01(f) is deleted and replaced with the following:

     "(f) Rentable Area of Premises:    comprised of a collective area of
                                        approximately 9,421 square feet,
                                        subject to Section 3.02, more
                                        particularly being (1) the First
                                        Premises comprised of approximately
                                        7,830 square feet and (2) the Second
                                        Premises comprised of approximately
                                        1,591 square feet (as the terms
                                        "First Premises" and "Second
                                        Premises" are defined in Section
                                        1.01(e) above)."

(c) Section 1.01(h) is amended by inserting the words "with respect to that part of the Premises shown in the approximate location outlined in yellow on Schedule `B'" to the beginning of the first paragraph and by inserting the following as the third paragraph:

     "with respect to that part of the Premises shown in the approximate location outlined in blue on Schedule "B", a maximum of 31 days after the Landlord has delivered possession of the Premises to the Tenant (subject to Section 16.08) as more particularly set out in Section 4.02 of Schedule "C". The possession date is estimated to be July 1, 1998.";

(d)  Section 1.01(i) is deleted and replaced with the following:

     "(i) Minimum Rent (subject to Section 4.02):

          With respect to the First Premises:

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area               Per Year          Per Month
          -----              ---------------------------        ----------         ---------

          Aug 1/98
          to and including
          July 31/99                   $12.75                   $ 99,832.50        $8,319.38


          Aug 1/99
          to and including
          July 31/2000                 $13.25                   $103,747.50        $8,645.63


          Aug 1/2000
          to and including
          July 31/2001                 $13.75                   $107,662.50        $8,971.88

          With respect to the Second Premises (BUT SUBJECT TO SECTION 16.14):

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area               Per Year          Per Month
          -----              ---------------------------        ----------         ---------

          Aug 1/98
          to and including
          July 31/99                   $17.01                   $27,062.91         $2,255.24


          Aug 1/99
          to and including
          July 31/2000                 $17.51                   $27,858.41         $2,321.53


          Aug 1/2000
          to and including
          July 31/2001                 $18.01                   $28,653.91         $2,387.83"

(e) Section 1.01(k) is amended by deleting the words and figure set out therein and replacing them with the following: "Twenty-Six Thousand Four Hundred and Forty Dollars and Nine Cents ($26,440.09)";

(f) Section 16.14 is amended by inserting the following as a second paragraph in that provision:

     "Further, effective August 1st, 1998, the Landlord shall make available four (4) unreserved parking spaces in that part of the Parking Facilities located in Phase IV of the Complex at a monthly fee of $100.00 per parking space subject to change to reflect the Landlord's then current fee from time to time during the duration of the Term including all extensions thereof. The Landlord acknowledges that the collective fee on account of all parking spaces is reflected in the Minimum Rent payable by the Tenant with respect to the Second Premises under Section 1.01(i) of this Lease and represents the annual rate per square foot of $3.26. This rate has been calculated as follows and is referred to as the "Base Rate":

     $100.00 + $8.00 (PST) X 4 (number of spaces) X 12 (months) DIVIDED BY 1591 (square feet of Second Premises)

     Effective from and after the date on which the Landlord's fee for unreserved parking spaces in that part of the Parking Facilities in which these four (4) parking spaces are located is increased or decreased from time to time from the Base Rate, the Landlord will adjust the annual rate per square foot of Minimum Rent which is payable by the Tenant for the Second Premises to reflect the corresponding change in the Base Rate.

     For example, if the monthly fee is increased to $110.00 on April 12, 1999, then from and after that date (until the effective date of the next increase or decrease) the rate of $0.32 will be added to the rates of Minimum Rent payable by the Tenant with respect to the Second Premises. The calculation is as follows:

     $110.00 + $8.80 (PST) X 4 X 12 (months) DIVIDED BY 1591 = $3.58.

     The difference of $0.32 ($3.58 minus the Base Rate) is added to the then current rate per square foot of Minimum Rent payable at that time ($17.01) and to the rates per square foot set out during the balance of the Term ($17.51 and $18.01) to obtain the new rates of $17.33, $17.83 and $18.33.

     Both the Base Rate and all subsequent adjustments to it are subject to the Rentable Area of the Second Premises being certified and reference to 1591 square feet in this Section 16.14 will accordingly be made to the certified Rentable Area.

     The Tenant shall have the right to surrender any of such four (4) unreserved parking spaces and in such event, the Minimum Rent will further be adjusted by the Landlord effective as of the date on which the parking space(s) were surrendered. After surrender, the Tenant will have the right to license again any of the previously surrendered spaces subject to availability at the time.

     In connection with all of the parking spaces under this second portion of Section 16.14 and the eight (8) parking spaces referred to in the first paragraph of this Section 16.14, the Tenant agrees to execute the Landlord's or the parking operator's standard parking agreement from time to time upon request. Use of all parking spaces is at the Tenant's sole risk."

(g) Schedule "B" attached to the Lease is hereby deleted and replaced with Schedule "B" attached to this Agreement; and

(h)  Schedule "C" is amended as follows:

     (i) Section 2.02 of Schedule "C" is amended by deleting the words "the Premises under this Lease" in the third line and substituting the words "that part of the Premises shown in the approximate location outlined in yellow on Schedule "B" attached to this Lease";

     (ii) Section 3.02(e) is amended by deleting the last sentence and substituting the following:

               "The Tenant agrees to complete all required work:

               (1) with respect to that part of the Premises shown in the approximate location outlined in yellow on Schedule "B", prior to July 15, 1998, and

               (2) with respect to that part of the Premises shown in the approximate location outlined in blue on Schedule "B", prior to August 1, 1998,

               subject to Section 16.08 of the Lease.";

     (iii) Section 4.02 is amended by designating the first full paragraph as subparagraph (a) and by inserting the following words after the words "Fixturing Period" in the first line:
               "in relation to that part of the Premises shown in the approximate location outlined in yellow on Schedule `B'" and by inserting the following as subparagraph (b):

               "(b) The Fixturing Period in relation to that part of the Premises shown in the approximate location outlined in blue on Schedule "B" shall be a maximum period of 31 days commencing on July 1st, 1998 and ending on July 31st, 1998. The Tenant shall be permitted to open for business at any time during the Fixturing Period without any obligation for the payment of Rent until the Commencement Date, except for charges described in Section 5.01 hereof."; and

     (iv) Section 5.01 is amended by deleting the first three lines and the words "will continue to be obligated to pay)," in the fourth line and substituting the following words therefor:
               "During each of the Fixturing Periods referred to in Section
               4.02 above the Tenant shall not be obligated to pay Minimum Rent or Additional Rent (except for charges for Utilities under Section 7.02 and the costs of any additional services in accordance with Section 7.03 for which the Tenant will continue to be obligated to pay) with respect to the corresponding premises to which the Fixturing Period relates,";

4. The Parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

5. This Agreement shall enure to the benefit of and be binding upon the Parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

     IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year first above written, by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED       TRUSCAN PROPERTY CORPORATION
    in the presence of             --------------------------------------
                                                               (Landlord)


                                   Per: /s/ Mark Klym
                                       __________________________________
                                       Authorized Signature


                                   Per: /s/ Dawn Michaeloff
                                       __________________________________
                                       Authorized Signature



                                   724 SOLUTIONS INC.
                                   --------------------------------------
                                                                 (Tenant)


                                   Per: /s/ Chris Erickson
                                       __________________________________
                                       Authorized Signature


                                   Per:__________________________________
                                       Authorized Signature



                                   I/We have authority to bind the corporation.

                    SCHEDULE "B" - FLOOR PLAN OF THE PREMISES

               TENANT:     724 SOLUTIONS INC.
                           --------------------------------------

               SUITE NO:   700/702
                           --------------------------------------

               DATE:       JUNE 29, 1998
                           --------------------------------------

    The sole purpose of this plan is to show the approximate location of the
                           Premises in the Building.

DATED the 29th day of June, 1998

--------------------------------------------------------------------------------

BETWEEN:




                          TRUSCAN PROPERTY CORPORATION
                                (the "Landlord")


                                     - and -


                               724 SOLUTIONS INC.
                                 (the "Tenant")


--------------------------------------------------------------------------------

                            LEASE AMENDING AGREEMENT

--------------------------------------------------------------------------------

                            LEASE AMENDING AGREEMENT

THIS AGREEMENT is dated the 23rd day of February, 1999

B E T W E E N :

                          TRUSCAN PROPERTY CORPORATION
                       (hereinafter called the "Landlord")

                                                               OF THE FIRST PART
                                     - and -

                               724 SOLUTIONS INC.
                        (hereinafter called the "Tenant")

                                                              OF THE SECOND PART
WHEREAS:

A. By a lease dated the 23rd day of April, 1998 (the "Lease"), the Landlord leased to the Tenant for and during a term, (the "Term"), of three (3) years commencing on the 1st day of August, 1998 and ending on the 31st day of July 2001, certain premises, (the "Original Premises"), comprising a certified area of Seven Thousand Seven Hundred and Fifty-Seven (7,757) square feet (720.63 square metres) and designated as Suite No. 700 shown outlined in red on the plan attached to the Lease as Schedule "B", located in the building municipally located at 4101 Yonge Street in North York, Ontario (the "Building") in York Mills Centre, (the "Complex");

B. By a lease amending agreement dated June 29th, 1998 and made between the Landlord and the Tenant, the Tenant expanded the Premises and leased additional leasable premises on the 7th floor comprised of a certified 1,430 square feet of Rentable Area and the Lease was amended on the terms and conditions more particularly set out therein; and

C. The Tenant has exercised its right of first refusal in relation to the balance of leasable premises to which the right attached under the Lease in relation to the Leasable Premises shown outlined in orange on Schedule "B" attached to this Agreement and comprising a certified area of 7,736 square feet of Rentable Area and the parties have agreed to accordingly amend the Lease in accordance with the terms and conditions hereinafter set forth.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each of the Parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the Parties do hereby agree as follows:

1. The Parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2. On or about March 1st, 1999 (the "Turnover Date") the Tenant will be given possession of 7,736 square feet of Rentable Area (certified) as more particularly shown in the approximate location outlined in orange on Schedule "B" attached to this Agreement (the "Expansion Premises") for the purpose of commencing the Tenant's fixturing of such premises. During the period commencing on the Turnover Date and ending on June 30th, 1999, no Minimum Rent or Additional Rent is payable with respect to such Additional Premises (except for Utilities under Section 7.02 of the Lease, Additional Rent under
Section 4.03(c)(ii) of the Lease and any Additional Rent which is payable under the Lease as a result of the Tenant's non-compliance or non-observance of any provision under the Lease, for which the Tenant will continue to be obligated to pay) but all other terms and conditions of the Lease shall apply. The Tenant accepts the Expansion Premises in an "as is" condition and agrees that all equipment, work, leasehold improvements and fixtures required to make the Expansion Premises complete and suitable to open for business is the Tenant's responsibility and is to be undertaken in accordance with plans and specifications approved by the Landlord in advance in accordance with the Lease and performed in accordance with the provisions of the Lease. For greater certainty, the Landlord shall have no obligation to perform any work in or to the Expansion Premises other than that expressly set out in this Agreement.

3. The Landlord agrees to absorb and pay on its own account the costs set out in invoices #98360 and #98361 (as attached to this Agreement as Appendix
1) which relate to the previous construction of that part of the Premises comprised of Suite No. 702. Further, in connection with the initial construction of the Expansion Premises, the Landlord will provide construction management services at no cost to the Tenant.

4. The Lease is amended as of the 1st day of March, 1999, (the "Effective Date"), as follows:

(a)  Section 1.01(e) is deleted and replaced with the following:

     "(e) Premises:                  Part of the 7th floor designated as
                                     Suite 700/702 shown in the approximate
                                     location outlined in red on Schedule "B" and being collectively comprised of (1) that portion shown in the approximate location outlined in yellow on Schedule

                                     "B" (the "First Premises") and (2) that
                                     portion shown in the approximate
                                     location outlined in blue on Schedule
                                     "B" (the "Second Premises") and that
                                     portion shown in the approximate
                                     location outlined in orange on Schedule
                                     "B" (the "Third Premises"). Although the
                                     First Premises, the Second Premises and
                                     the Third Premises are referred to
                                     separately in this Lease for the purpose of calculating Minimum Rent payable for each, the intent is to treat each such premises collectively as one unless a contrary intent is expressly set out in this Lease."

(b)  Section 1.01(f) is deleted and replaced with the following:

     "(f) Rentable Area of Premises: comprised of a collective certified area of 16,923 square feet, subject to
                                     Section 3.02, more particularly being
                                     (1) the First Premises comprised of a
                                     certified area of 7,757 square feet and
                                     (2) the Second Premises comprised of a
                                     certified area of 1,430 square feet and
                                     (3) the Third Premises comprised of a
                                     certified area of 7,736 square feet (as
                                     the terms "First Premises", "Second
                                     Premises" and "Third Premises" are
                                     defined in Section 1.01(e) above)."

(c) Section 1.01(g)(2) is amended by deleting the expiry date of July 31, 2001 and substituting the date of July 31, 2003;

(d) Section 1.01(h) is amended by inserting the following to the end of such provision:

     "With respect to that part of the Premises shown in the approximate location outlined in orange on Schedule "B", the Fixturing Period shall be a maximum of 122 days after the Landlord has delivered possession of the Premises to the Tenant (subject to Section 16.08) as more particularly set out in Section 4.02 of Schedule "C" and the fixturing period shall end on June 30th, 1999. The possession date is estimated to be March 1, 1999.";

(e)  Section 1.01(i) is deleted and replaced with the following:

     "(i) Minimum Rent (subject to Section 4.02):

          With respect to the First Premises:


                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
          Aug 1/98
          to and including
          July 31/99                  $12.75               $ 98,901.75    $ 8,241.81


          Aug 1/99
          to and including
          July 31/2000                $13.25               $102,780.25    $ 8,565.02


          Aug 1/2000
          to and including
          July 31/2001                $13.75               $106,658.75    $ 8,888.23


          Aug 1/2001
          to and including
          July 31/2002                $15.25               $118,294.25    $ 9,857.85


          Aug 1/2002
          to and including
          July 31/2003                $15.75               $122,172.75    $10,181.06

          With respect to the Second Premises:

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
          Aug 1/98
          to and including
          July 31/99                  $13.75                $19,662.50     $1,638.54


          Aug 1/99
          to and including
          July 31/2000                $14.25                $20,377.50     $1,698.13


          Aug 1/2000
          to and including
          July 31/2001                $14.75                $21,092.50     $1,757.71

          Aug 1/2001
          to and including
          July 31/2002                $15.25                $21,807.50     $1,817.29


          Aug 1/2002
          to and including
          July 31/2003                $15.75                $22,522.50     $1,876.88

          With respect to the Third Premises:

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
          July 1/99
          to and including
          July 31/99                  $14.00                $108,304.00   $ 9,025.33


          Aug 1/99
          to and including
          July 31/2000                $14.25                $110,238.00   $ 9,186.50


          Aug 1/2000
          to and including
          July 31/2001                $14.75                $114,106.00   $ 9,508.83


          Aug 1/2001
          to and including
          July 31/2002                $15.25                $117,974.00   $ 9,831.17


          Aug 1/2002
          to and including
          July 31/2003                $15.75                $121,842.00   $10,153.50"

(f)  Section 3.01A is deleted and replaced with the following:

     "3.01A EXTENSION OF TERM

     Provided:

     (a)  the Tenant is not then in default under the terms of this Lease; and

     (b) the Tenant gives to the Landlord written notice of its intention to extend the Term of this Lease not less than six (6) months prior to the expiry of the initial Term,

     then the Landlord will grant to the Tenant the right to extend the Term of this Lease upon the expiry of the initial Term for a period of five
     (5) years (the "Extension of Term") upon the same terms and conditions as set out in this Lease except that the Tenant shall accept the Premises on an "as is" basis with no Landlord's Work to be performed and except also that:

     (i)  there shall be no further right to extend the Term; and

     (ii) the Minimum Rent payable during each consecutive twelve (12) month period of the Extension of Term shall be mutually agreed upon by the Landlord and the Tenant within thirty (30) days following the date on which the Tenant has provided notice of its intention to extend the Term of this Lease, based on the then current market rent for similar premises in comparable properties in North Yonge Street as at the commencement of the Extension of Term.

     If the Tenant fails to give the appropriate notice within the time limit set out herein for extending the Term or if the Landlord and the Tenant are not able to agree upon the Minimum Rent for the Extension of Term within the time period set out herein, then this Section 3.01A shall be null and void and of no further force and effect.";

(g)  Section 16.13 shall be deleted and replaced with the following:

     "16.13 RIGHT OF FIRST REFUSAL

     Provided that:

     (a) the Tenant is 724 Solutions Inc. or a Permitted Transferee (as defined in Section 12.01A of the Lease) and has been in continuous occupation of and operation in the Premises;

     (b) the Tenant is not then in default under this Lease and has not been in any material, habitual or substantial default under this Lease; and

     (c)  the Premises have not at any time been downsized or relocated,

     then the Tenant will have, during the Term of the Lease (but excluding any extensions or renewals thereof unless such extensions or renewals are pursuant to specific rights of extension or renewals granted under this Lease, and only if the Tenant has validly exercised such extensions or renewals in accordance with the conditions attached to such rights), a non-transferable "once only" right of first refusal (the "Right") to lease (1) those premises located on the 7th floor of the Building presently designated as Suite No. 706 and shown in the approximate location outlined in red on Schedule "B-1" attached to this Lease and
     (2) those premises located on the 6th floor of the Building shown in the approximate location outlined in red on Schedule "B-2" attached to this Lease, as each of these premises first becomes available for lease by the Landlord on the terms set out below. Each of the premises referred to in (1) and (2) herein are referred to in this Section 16.13 as the "Space".

     The Landlord will give written notice to the Tenant advising of the availability of the Space for lease and the terms and conditions under which the Landlord would agree to lease the Space to the Tenant. The rate or rates of minimum rent must be reasonably within then current market rates, taking into account such factors as the Landlord reasonably determines to be appropriate such as, without limitation, the length of term, the value of any existing leasehold improvements, the location, configuration and other attributes of the Space. The Tenant will have 5 days after receipt thereof in which to notify the Landlord in writing that it elects to lease the Space on the same terms and conditions as contained in the Landlord's notice. If the Tenant declines to lease the Space on the same terms and conditions set out in the Landlord's notice or fails to respond within the 5 day period, then the Tenant's Right shall thereafter be null and void and of no further force or effect and the Landlord shall have the right to lease the Space on whatever terms it determines are appropriate without any further right or obligation to the Tenant.

     If within the 5 day period referred to above the Tenant agrees to lease the Space on the same terms and conditions set out in the Landlord's notice, then there will be a binding agreement to lease the Space for the balance of the Term on those same terms and conditions and the Tenant will execute an amending agreement to the Lease as prepared by the Landlord forthwith upon request. All of the terms and conditions set out in the Lease will apply except as set out in the Landlord's notice. With respect to the 7th floor Space, the Rentable Area of such Space will be adjusted by the Landlord in order to take into account that the Tenant will be a full floor tenant and the Landlord will, at the Tenant's request and at the Tenant's sole expense, reconfigure the interior of the 7th floor Space by eliminating common corridors and perform such other work as may be necessary by virtue of the Tenant becoming a full floor tenant.

     The foregoing Right is subject to all rights which exist as at the date of this agreement in favour of all tenants or other occupants in the Building, including, without limitation, extension or renewal rights and prior rights of first refusal.";

(h) Section 16.14 is amended by deleting the second paragraph of that Section (which second paragraph was inserted into that Section through paragraph 3(f) of the lease amending agreement dated June 29th, 1998) and substituting the following therefor:

     "Further, effective April 1st, 1999, the Landlord shall make available four (4) unreserved parking spaces in that part of the Parking Facilities located in Phase IV of the Complex at the Landlord's current rates per space in effect from time to time throughout the Term and all extensions thereof (plus PST and GST). As at April 1st, 1999, the current monthly rate per space is $100.00 (plus PST and GST). The Tenant shall have the right to surrender any of such four (4) unreserved parking spaces and after surrender, shall have the right to license again any of the previously surrendered spaces subject to availability from time to time. In connection with all of the parking spaces under this Section 16.14 (meaning the four (4) unreserved parking spaces and the eight (8) parking spaces referred to in the foregoing provisions of this Section 16.14), the Tenant agrees to execute the Landlord's or the parking operator's standard parking agreement from time to time upon request.

     Use of all parking spaces is at the Tenant's sole risk. All monthly rates set out in this Section 16.14 are exclusive of PST and GST, which taxes the Tenant is required to pay.";

(i) Schedule "B" attached to the Lease is hereby deleted and replaced with Schedule "B" attached to this Agreement;

(j) Schedules "B-1" and "B-2" attached to this Agreement are deemed attached to the Lease; and

(k)  Schedule "C" is amended as follows:

     (1) The following is inserted as a second paragraph to Section 2.02 of Schedule "C":

          "With respect to the Tenant's initial occupation of that part of the Premises shown in the approximate location outlined in orange on Schedule "B" attached to this Lease (the Third Premises), the Landlord shall, on a "once only" basis, supply a maximum of 15 additional AIM units to the Tenant in the Third Premises based upon the Tenant's demonstrated need. For greater certainty this shall not apply in connection with Article 11 for which the parties agree that Section 2.01 of this Schedule "C" shall apply).";

     (2)  The following shall be inserted as Section 2.03:

          "2.03 LANDLORD'S BUILDING WORK

          The following work will be performed by the Landlord in accordance with its choice of design and materials. The Landlord will use reasonable efforts to complete such work in the calendar year 1999:

          (1) upgrade the north elevator lobby of the 7th floor of the Building; and

          (2) perform cosmetic improvements to the common area washrooms of the 7th floor of the Building.

          This work shall not apply in connection with Article 11 for which the parties agree that Section 2.01 of this Schedule "C" shall apply.";

     (3) Section 3.02(e) is amended by deleting the last sentence and substituting the following:

          "The Tenant agrees to complete all required work:

          (1) with respect to that part of the Premises shown in the approximate location outlined in yellow on Schedule "B", prior to July 15, 1998, and

          (2) with respect to that part of the Premises shown in the approximate location outlined in blue on Schedule "B", prior to August 1, 1998, and

          (3) with respect to that part of the Premises shown in the approximate location outlined in orange on Schedule "B", prior to July 1, 1999,

          subject to Section 16.08 of the Lease.";

     (4)  Section 4.02 is amended by inserting the following as subparagraph
          (c) (it being acknowledged that the Lease Amending Agreement dated June 29th, 1998 included a subparagraph (b) with respect to the Second Premises):

          "(c) The Fixturing Period in relation to that part of the Premises shown in the approximate location outlined in orange on Schedule "B" shall commence on the date on which possession of the Third Premises is turned over to the Tenant by the Landlord (estimated to be March 1, 1999) and shall end on June 30th, 1999. The Tenant shall be permitted to open for business in the Third Premises at any time during the Fixturing Period without any obligation for the payment of Rent until the Commencement Date, except for charges described in Section 5.01 hereof."; and

     (5)  Section 5.01 is deleted and replaced with the following:

          "During each of the Fixturing Periods referred to in Section 4.02 above the Tenant shall not be obligated to pay Minimum Rent or Additional Rent (except for charges for Utilities under Section
          7.02 and the costs of any additional services in accordance with
          Section 7.03 for which the Tenant will continue to be obligated to pay) with respect to the corresponding premises to which the Fixturing Period relates, but the Tenant shall be subject to all the other terms and conditions of this Lease insofar as they are applicable, including, without limitation, the obligation to maintain insurance pursuant to Section 9.02(a) of this Lease and the provisions relating to the liability of the Tenant for its acts and omissions and the acts and omissions of its servants, employees, agents, contractors, invitees,concessionaries and licensees and the indemnification of the Landlord and others under the Lease."

5. The Parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

6. This Agreement shall enure to the benefit of and be binding upon the Parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

     IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year first above written, by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED       TRUSCAN PROPERTY CORPORATION
    in the presence of             -------------------------------------------
                                                                    (Landlord)


                                    Per: /s/ Mark Klym
                                        ______________________________________
                                           Authorized Signature


                                    Per: /s/ Dawn Michaeloff
                                        ______________________________________
                                           Authorized Signature



                                   724 SOLUTIONS INC.
                                   -------------------------------------------
                                                                      (Tenant)


                                    Per: /s/ Chris Erickson
                                        ______________________________________
                                           Authorized Signature


                                    Per:______________________________________
                                           Authorized Signature


                                    I/We have authority to bind the corporation.



                   SCHEDULE "B" - FLOOR PLAN OF THE PREMISES


                   TENANT:   724 SOLUTIONS INC.
                             ------------------------------

                   SUITE NO: 700/702
                             ------------------------------

The sole purpose of this plan is to show the approximate location of the Premises in the Building.


                 SCHEDULE "B-1" - FLOOR PLAN OF THE 7TH FLOOR


                   TENANT:   724 SOLUTIONS INC.
                             ------------------------------

                   SUITE NO: 700/702
                             ------------------------------

The sole purpose of this plan is to show the approximate location of the Space referred to in Section 16.13 (paragraph (1)) of this Lease.


                  SCHEDULE "B-2" - FLOOR PLAN OF THE 6TH FLOOR


                   TENANT:   724 SOLUTIONS INC.
                             ------------------------------

                   SUITE NO: 700/702
                             ------------------------------

The sole purpose of this plan is to show the approximate location of the Space referred to in Section 16.13 (paragraph (2)) of this Lease.


                             APPENDIX 1 - INVOICES


                   TENANT:   724 SOLUTIONS INC.
                             ------------------------------

                   SUITE NO: 700/702
                             ------------------------------

DATED the 23rd day of February, 1999


------------------------------------------------------------------------------


BETWEEN:



                          TRUSCAN PROPERTY CORPORATION
                                (the "Landlord")


                                     - and -


                               724 SOLUTIONS INC.
                                 (the "Tenant")


------------------------------------------------------------------------------

                            LEASE AMENDING AGREEMENT

------------------------------------------------------------------------------

                            LEASE AMENDING AGREEMENT

THIS AGREEMENT is dated the 28th day of June, 1999

B E T W E E N :

                          TRUSCAN PROPERTY CORPORATION
                       (hereinafter called the "Landlord")

                                                               OF THE FIRST PART
                                     - and -

                               724 SOLUTIONS INC.
                        (hereinafter called the "Tenant")

                                                              OF THE SECOND PART
WHEREAS:

A. By a lease dated the 23rd day of April, 1998 (the "Lease"), the Landlord leased to the Tenant for and during a term, (the "Term"), of Three (3) years commencing on the 1st day of August, 1998 and ending on the 31st day of July 2001, certain premises, (the "Original Premises"), comprising a certified area of Seven Thousand Seven Hundred and Fifty-Seven (7,757) square feet (720.63 square metres) and designated as Suite No. 700 shown outlined in red on the plan attached to the Lease as Schedule "B", located in the building municipally located at 4101 Yonge Street in North York, Ontario (the "Building") in York Mills Centre, (the "Complex");

B. By a lease amending agreement dated June 29th, 1998 and made between the Landlord and the Tenant, the Tenant expanded the Premises and leased additional leasable premises on the 7th floor comprised of a certified 1,430 square feet of Rentable Area and the Lease was amended on the terms and conditions more particularly set out therein;

C. By a lease amending agreement dated February 23rd, 1999 and made between the Landlord and the Tenant, the Tenant further expanded the Premises and leased additional leasable premises on the 7th floor comprised of a certified 7,736 square feet of Rentable Area and the Lease was amended on the terms and conditions more particularly set out therein; and

D. The Landlord and the Tenant have agreed that the Tenant be provided with a right of first opportunity to lease premises on the 3rd floor of the building municipally located at 10 York Mills Road which forms part of the Complex on the terms and conditions more particularly set out in this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each of the Parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the Parties do hereby agree as follows:

1. The Parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2. Provided that this Agreement is executed by both parties, the Lease is amended as of the 28th day of June, 1999, (the "Effective Date") as follows:

     (1) the following shall be inserted as Section 16.15 in the Lease (thereby renumbering the current Section 16.15 to 16.16):

     "16.15  RIGHT OF FIRST OPPORTUNITY

     Provided:

     (a) the Tenant is 724 Solutions Inc. and has been in continuous occupation of and operation in the Premises;

     (b)  the Tenant is not then in default under this Lease; and

     (c)  the Premises have not at any time been downsized or relocated,

     then if the Landlord receives, at any time during the period commencing on June 28th, 1999 and ending on August 31st, 1999, a serious bona fide interest from a third party to lease the whole of the premises shown outlined in red on Schedule "B-3" attached to this

     Lease which are comprised of approximately 31,311 square feet of Rentable Area (the "Applicable Space"), then the Landlord will give written notice to the Tenant of the availability of the Space for lease and the terms and conditions under which the Landlord would agree to lease the Applicable Space to the Tenant. The Tenant will have two (2) business days after receipt of the Landlord's notice in which to notify the Landlord in writing of its agreement to lease the whole of the Applicable Space on the same terms and conditions set out in the Landlord's notice.

     If the Tenant declines to lease the Applicable Space on the same terms and conditions set out in the Landlord's notice or fails to respond within the two (2) business day period set out above, then the Landlord shall be entitled to lease the Applicable Space on whatever terms it determines are appropriate.

     If within the two (2) business day period set out above the Tenant agrees to lease the Applicable Space on the same terms and conditions set out in the Landlord's notice, then there will be a binding agreement to lease the Applicable Space for the balance of the Term on those same terms and conditions and the Tenant will execute an amending agreement to this Lease as prepared by the Landlord forthwith upon request. The Tenant shall take the Applicable Space in its current "as is" condition. All of the terms and conditions set out in this Lease will apply except as set out in the Landlord's notice.

     For greater certainty, if the Landlord has not received a serious bona fide interest from a third party to lease the Applicable Space by 11:59 pm on August 31st, 1999, then the within right of first opportunity shall be null and void and of no further force or effect."; and

     (2) Schedule "B-3" attached to this Agreement shall be deemed appended to and attached to the Lease.

3. The Parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

4. This Agreement shall enure to the benefit of and be binding upon the Parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

     IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year first above written, by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED       TRUSCAN PROPERTY CORPORATION
    in the presence of             --------------------------------------
                                                               (Landlord)


                                   Per: /s/ David Gerofsky
                                       __________________________________
                                       Authorized Signature


                                   Per: /s/ Dawn Michaeloff
                                       __________________________________
                                       Authorized Signature



                                   724 SOLUTIONS INC.
                                   --------------------------------------
                                                                 (Tenant)


                                   Per: /s/ Karen Basian
                                       __________________________________
                                       Authorized Signature


                                   Per:__________________________________
                                       Authorized Signature



                                   I/We have authority to bind the corporation.

      SCHEDULE "B-3" - FLOOR PLAN OF THE 3RD FLOOR OF 10 YORK MILLS ROAD


               TENANT:     724 SOLUTIONS INC.
                           --------------------------------------

               SUITE NO:   700/702
                           --------------------------------------




The sole purpose of this plan is to show the approximate location of the Applicable Space referred to in Section 16.15 of this Lease.

DATED the 28th day of June, 1999

--------------------------------------------------------------------------------

BETWEEN:




                          TRUSCAN PROPERTY CORPORATION
                                (the "Landlord")


                                     - and -


                               724 SOLUTIONS INC.
                                 (the "Tenant")


--------------------------------------------------------------------------------

                            LEASE AMENDING AGREEMENT

--------------------------------------------------------------------------------

                            LEASE AMENDING AGREEMENT

THIS AGREEMENT is dated the 25th day of October, 1999

B E T W E E N :

                          TRUSCAN PROPERTY CORPORATION
                       (hereinafter called the "Landlord")

                                                               OF THE FIRST PART
                                     - and -

                               724 SOLUTIONS INC.
                        (hereinafter called the "Tenant")

                                                              OF THE SECOND PART
WHEREAS:

A. By a lease dated the 23rd day of April, 1998 (the "Lease"), the Landlord leased to the Tenant for and during a term, (the "Term"), of three (3) years commencing on the 1st day of August, 1998 and ending on the 31st day of July 2001, certain premises, (the "Premises"), comprising a certified area of Seven Thousand Seven Hundred and Fifty-Seven (7,757) square feet (720.63 square metres) and designated as Suite No. 700 shown outlined in red on the plan attached to the Lease as Schedule "B", located in the building municipally located at 4101 Yonge Street in Toronto (formerly North York), Ontario (the "Yonge Street Building") in York Mills Centre, (the "Complex");

B. By an agreement dated June 29th, 1998 (the "First Lease Amending Agreement"), made between the Landlord and the Tenant, the Tenant expanded the Premises and leased additional leasable premises on the 7th floor comprised of a certified 1,430 square feet of Rentable Area and the Lease was amended on the terms and conditions more particularly set out therein;

C. By an agreement dated February 23rd, 1999 (the "Second Lease Amending Agreement"), made between the Landlord and the Tenant, the Tenant further expanded the Premises and leased additional leasable premises on the 7th floor comprised of a certified area of 7,736 square feet of Rentable Area, the Term was extended to expire on the 31st day of July, 2003, and the Lease was amended on the terms and conditions more particularly set out therein;

D. By an agreement dated June 28th, 1999 (the "Third Lease Amending Agreement"), made between the Landlord and the Tenant, the Tenant has been provided with a right of first opportunity to lease premises on the 3rd floor of the building municipally located at 10 York Mills Road, Toronto, Ontario (the "10 York Mills Building") which forms part of the Complex upon the term and conditions more particularly set out therein, (the Lease, as amended by the First Lease Amending Agreement, the Second Lease Amending Agreement and the Third Lease Amending Agreement, being herein referred to as the "Lease"); and

E. The Tenant wishes to expand the Premises by leasing those premises located on: (i) the 3rd floor of 10 York Mills Building and shown in the approximate location outlined in green on Schedule "B-1" attached to this Agreement and comprising approximately 31,311 square feet of Rentable Area; and (ii) the 3rd floor of the building municipally located at 20 York Mills Road in Toronto, Ontario (the "20 York Mills Building") and shown in the approximate location outlined in yellow on Schedule "B-2" attached to this Agreement and comprising approximately 26,780 square feet of Rentable Area and the parties have agreed to accordingly amend the Lease in accordance with the terms and conditions hereinafter set forth.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each of the parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the parties do hereby agree as follows:

1. The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2. On the date this Agreement has been executed by both the Tenant and the Landlord (the "Turnover Date") the Tenant will be given possession of: (i) approximately 31,311 square feet of Rentable Area in 10 York Mills Building as more particularly shown in the approximate location outlined in green on Schedule "B-1" attached to this Agreement; and (ii) approximately 26,780 square feet of Rentable Area in 20 York Mills Building as more particularly shown in the approximate location outlined in yellow on Schedule "B-2" attached to this Agreement (collectively the "Additional Premises") for the purpose of commencing the Tenant's fixturing of such premises. During the period commencing on the Turnover Date and ending on the day immediately preceding the First, Second or Third Rent Commencement Date of the Additional Premises (as those terms are defined in Section 1.01(i) of the Lease), as the case may be, no Minimum Rent or Additional Rent is payable with respect to such Additional Premises (except for Utilities under Section 7.02 of the Lease, Additional Rent under Section 4.03(c)(ii) of the Lease and any Additional Rent which is payable under the Lease as a result of the Tenant's non-compliance or non-observance of any provision under the Lease, for which the Tenant will continue to be obligated to pay) but all other terms and conditions of the Lease shall apply. The Tenant accepts the Additional Premises in an "as is" condition and agrees that all equipment, work, leasehold improvements and fixtures required to make the Additional Premises complete and suitable to open for business is the Tenant's responsibility and is to be undertaken in accordance with plans and specifications approved by the Landlord in advance in accordance with the Lease and performed in accordance with the provisions of the Lease. For greater certainty, the Landlord shall have no obligation to perform any work in or to the Additional Premises other than that expressly set out in this Agreement.

3.   The Lease is amended as of the Turnover Date, as follows:

(a)  Section 1.01(e) is deleted and replaced with the following:

     "(e) Premises:                        (i) Part of the 7th floor of the
                                               building municipally known as
                                               4101 Yonge Street, Toronto,
                                               Ontario and shown on Schedule
                                               "B" and being collectively
                                               comprised of (A) that portion
                                               shown in the approximate
                                               location outlined in red on
                                               Schedule "B" (the "First
                                               Premises"); (B) that portion
                                               shown in the approximate
                                               location outlined in blue on
                                               Schedule "B" (the "Second
                                               Premises"); and (C) that
                                               portion shown in the
                                               approximate location outlined
                                               in orange on Schedule "B" (the
                                               "Third Premises");

                                          (ii) the entire 3rd floor of the
                                               building municipally known as
                                               10 York Mills Road, Toronto,
                                               Ontario and shown in the
                                               approximate location outlined
                                               in green on Schedule "B-1"
                                               (the "Fourth Premises"); and

                                         (iii) the entire 3rd floor of the
                                               building municipally known as
                                               20 York Mills Road, Toronto,
                                               Ontario and shown in the
                                               approximate location outlined
                                               in yellow on Schedule "B-2"
                                               (the "Fifth Premises").

                                         The Fourth Premises and the Fifth
                                         Premises are being herein
                                         collectively referred to as the
                                         Additional Premises unless a
                                         contrary intent is expressly set out
                                         in this Lease.

                                         Although the First Premises, the
                                         Second Premises, the Third Premises
                                         and the Additional Premises are
                                         referred to separately in this Lease
                                         for the purpose of calculating
                                         Minimum Rent payable for each, the
                                         intent is to treat each such
                                         premises collectively as one unless
                                         a contrary intent is expressly set
                                         out in this Lease.".

(b)  Section 1.01(f) is deleted and replaced with the following:

     "(f) Rentable Area of the Premises: comprised of a collective area of approximately 75,014 square feet,
                                         subject to Section 3.02, more
                                         particularly being (i) the First
                                         Premises comprised of a certified
                                         area of 7,757 square feet; (ii) the
                                         Second Premises comprised of a
                                         certified area of 1,430 square feet;
                                         (iii) the Third Premises comprised
                                         of a certified area of 7,736 square
                                         feet; (iv) the Fourth Premises
                                         comprised of an area of
                                         approximately 31,311 square feet;
                                         and (v) the Fifth Premises comprised
                                         of an area of approximately 26,780
                                         square feet (as the terms "First
                                         Premises", "Second Premises", "Third
                                         Premises", "Fourth Premises" and
                                         "Fifth Premises" are defined in
                                         Section 1.01(e) above).".

(c) Section 1.01(g)(2) is amended by deleting the expiry date of July 31st, 2003 and substituting the date of May 31st, 2005.

(d) Section 1.01(h) is amended by inserting the following to the end of such provision:

     "With respect to the Additional Premises (as that term is defined in Section 1.01(e) above), the Fixturing Period shall commence on the date on which the Landlord has delivered possession of the Additional Premises to the Tenant as more particularly set out in Section 4.02 of Schedule "C" and shall end on the day immediately preceding the First, Second or Third Rent Commencement Date of the Additional Premises (as those terms are defined in Section 1.01(i) below), as the case may be."

(e)  Section 1.01(i) is deleted and replaced with the following:

     "(i) Minimum Rent (subject to Section 4.02):

          With respect to the First Premises:

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
          Apr 1/2000
          to and including
          July 31/2000                 $13.25              $102,780.25    $ 8,565.02


          Aug 1/2000
          to and including
          July 31/2001                 $13.75              $106,658.75    $ 8,888.23


          Aug 1/2001
          to and including
          July 31/2002                 $15.25              $118,294.25    $ 9,857.85


          Aug 1/2002
          to and including
          July 31/2003                 $15.75              $122,172.75    $10,181.06


          Aug 1/2003
          to and including
          May 31/2005                  $18.00              $139,626.00    $11,635.50

          With respect to the Second Premises:

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
          Apr 1/2000
          to and including
          July 31/2000                 $14.25               $20,377.50     $1,698.13


          Aug 1/2000
          to and including
          July 31/2001                 $14.75               $21,092.50     $1,757.71

          Aug 1/2001
          to and including
          July 31/2002                 $15.25               $21,807.50     $1,817.29


          Aug 1/2002
          to and including
          July 31/2003                 $15.75               $22,522.50     $1,876.88

          Aug 1/2003
          to and including
          May 31/2005                  $18.00               $25,740.00     $2,145.00

          With respect to the Third Premises:

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
          Apr 1/2000
          to and including
          July 31/2000                 $14.25              $110,238.00    $ 9,186.50


          Aug 1/2000
          to and including
          July 31/2001                 $14.75              $114,106.00    $ 9,508.83


          Aug 1/2001
          to and including
          July 31/2002                 $15.25              $117,974.00    $ 9,831.17


          Aug 1/2002
          to and including
          July 31/2003                 $15.75              $121,842.00    $10,153.50

          Aug 1/2003
          to and including
          May 31/2005                  $18.00              $139,248.00    $11,604.00

          With respect to the Additional Premises:

          (A) based on first 18,091 square feet of Rentable Area leased, commencing April 1st, 2000 (the "First Rent Commencement Date of the Additional Premises")

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
         Apr 1/2000
         to and including
         May 31/2000                   $17.00              $307,547.00    $25,628.92

          (B) based on next 20,000 square feet of Rentable Area leased, being a collective Rentable Area of 38,091 square feet, commencing June 1st, 2000 (the "Second Rent Commencement Date of the Additional Premises")

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
         Jun 1/2000
         to and including
         Jun 30, 2000                  $17.00              $647,547.00    $53,962.25

          (C) based on remaining 20,000 square feet of Rentable Area leased, being a collective Rentable Area of 58,091 square feet, commencing July 1st, 2000 (the "Third Rent Commencement Date of the Additional Premises")

                             Annual Rate Per Square Foot
          Years                   Of Rentable Area           Per Year     Per Month
          -----              ---------------------------     --------     ---------
          Jul 1/2000
          to and including
          May 31/2005                  $17.00              $987,547.00    $82,295.58

(6) The definition of "Building" contained in Section 1.02 is deleted and replaced with the following:

     "Building" collectively means those portions of the Office Component in which the Premises are located, being comprised of the buildings municipally known as: (i) 4101 Yonge Street, Toronto, Ontario; (ii) 10 York Mills Road, Toronto, Ontario; and (iii) 20 York Mills Road, Toronto, Ontario, as they may be altered, expanded or reduced from time to time, together with those portions of the Common Elements which exclusively serve such buildings. The Building does not include the Parking Facilities.".

(7) Section 8.04 of the Lease is amended by inserting the following at the end thereof:

     "It is agreed that the Tenant shall have the non-exclusive right, at the Tenant's own expense, to corporate identification signage on: (i) the exterior building podium sign located in the building municipally known as 10 York Mills Road, Toronto, Ontario; and (ii) the exterior building podium sign located in the building municipally known as 20 York Mills Road, Toronto, Ontario.".

(h)  Section 12.01(c)(iv) is amended by adding at the end thereof the following:

     "However, so long as the Tenant is 724 Solutions Inc., the criterion referred to in this Section 12.01(c)(iv) shall not be applicable in the case of a Transfer by the Tenant to an existing tenant of the Complex provided that at the time the request is made there is no vacant space available for lease in the Office Component of the Complex of a size substantially comparable in size (or twenty percent (20%) larger or twenty percent (20%) smaller in size) to the size of that portion of the Premises which the Tenant is proposing to Transfer and the Landlord does not reasonably expect any vacancy of that nature to arise in the Office Component within the next six (6) months.".

(i) Section 16.13 (being the Right of First Refusal referred to in Section 4(g) of the Lease Amending Agreement dated February 23, 1999) is hereby deleted.

(j) Section 16.14 of the Lease is amended so that effective April 1st, 2000, the Landlord shall make available to the Tenant up to a total of seventy-five (75) unreserved parking stalls in that part of the Parking Facilities to be designated by the Landlord, acting reasonably, at the then current fee from time to time during the duration of the Term. It is agreed that the Tenant will advise the Landlord in writing, on or before April 1st, 2000, of the exact number of parking stalls it wishes to license, and to the extent that the Tenant elects to license less than seventy-five (75) parking stalls, the Landlord shall be entitled to license such parking stalls to other tenants in the Complex on a first come, first served basis. The Tenant agrees to execute the Landlord's or the parking operator's standard parking agreement upon request.

(k)  Section 16.15 of the Lease is deleted and replaced with the following:

     "16.15 RIGHT OF FIRST OPPORTUNITY

     Provided:

     (i) the Tenant is 724 Solutions Inc. and has been in continuous occupation of and operation in the Premises;

     (ii)  the Tenant is not then in default under this Lease; and

     (iii) the Premises have not at any time been downsized or relocated,

     then if the Landlord receives a bona fide interest from a third party to lease any office space in: (1) the building municipally located at 4101 Yonge Street; (2) the building municipally located at 10 York Mills Road; or (3) the building municipally located at 20 York Mills Road (each of which is called the "Applicable Space"), then the Landlord will give written notice to the Tenant of the availability of such Applicable Space for lease and the terms and conditions under which the Landlord would agree to lease such Applicable Space to the Tenant, with the rate or rates of minimum rent to be reasonably within the then current market rates for such Applicable Space and with the term to be co-terminus with the Term including any extensions or renewals. The Tenant will have two
     (2) business days after receipt of the Landlord's notice in which to notify the Landlord in writing of its agreement to lease the whole of such Applicable Space on the same terms and conditions set out in the Landlord's notice.

     If the Tenant declines to lease such Applicable Space on the same terms and conditions set out in the Landlord's notice or fails to respond within the two (2) business day period set out above, then the Landlord shall be entitled to lease such Applicable Space on whatever terms it determines are appropriate.

     If within the two (2) business day period set out above, the Tenant agrees to lease such Applicable Space on the same terms and conditions set out in the Landlord's notice, then there will be a binding agreement to lease such Applicable Space for the balance of the Term on those same terms and conditions and the Tenant will execute an amending agreement to this Lease as prepared by the Landlord forthwith upon request. The Tenant shall take all such Applicable Space in its current "as is" condition. All of the terms and conditions set out in this Lease will apply except as set out in the Landlord's notice.".

(l) The following is inserted as Section 16.16 in the Lease and the current Section 16.16 (Acceptance of Lease) is renumbered as Section 16.18:

     "16.16 RESTRICTIVE COVENANT

     Provided the Tenant is 724 Solutions Inc., is itself in occupation of and carrying on business in the Premises, and not in default under this Lease, the Landlord agrees not to lease any Leasable Premises located within any Building in the Complex occupied by the Tenant to the following companies without the prior written consent of the Tenant:

     (i)    Security First Technologies (S1)
     (ii)   w-Trade Technologies
     (iii)  Aether Technologies
     (iv)   Brokat Infosystems
     (v)    Saraide.com

     The Landlord is not obligated to enforce the aforementioned covenant against any Person if by so doing it shall be in breach of any laws, rules or regulations from time to time in force, and no provision of this Lease is intended to apply or to be enforceable to the extent that it would give rise to any offence under the Competition Act (Canada), or any statute that may be substituted therefor, as from time to time amended. Provided further that as the aforementioned covenant has been granted only at the Tenant's request, then if the Tenant instructs the Landlord to enforce such covenant, the Tenant shall indemnify and hold the Landlord harmless from any loss, injury or damage suffered by the Landlord as a result of breaching any such legislation as aforesaid, including all expenses incurred in connection with any claims, actions or proceedings brought with respect thereto, whether of a criminal or civil nature, and will reimburse the Landlord for any and all costs or expenses incurred in connection with any enforcement of this covenant by the Landlord, including legal fees on a solicitor and his client basis.".

(m)  The following is inserted as Section 16.17 in the Lease:

     "16.17 ROOFTOP SPACE

     The Landlord shall cooperate with the Tenant in an effort to accommodate the Tenant's communication and HVAC requirements on the rooftop of the Complex, subject to all required approvals, base building and structural requirements and non-interference with other tenants in the Complex. All costs shall be borne by the Tenant including the restoration of the rooftop at the expiry or earlier termination of this Lease.".

(n) Schedule "B-1" and Schedule "B-2" attached to this Agreement are deemed appended to the Lease.

(o)  Schedule "B-3" is hereby deleted.

(p)  Schedule "C" is amended as follows:

     (i) The following is inserted as a third paragraph to Section 2.02 of Schedule "C":

           "With respect to the Tenant's initial occupation of the Additional Premises (as that term is defined in Section 1.01(e) of the Lease), the Landlord shall, on a "once only" basis and at its expense, order and install carpet of up to 15,000 square feet of Rentable Area in the Additional Premises (the "Carpeted Area"). It is agreed that the Tenant shall have the right to select the location of the Carpeted Area. The carpet will be comparable to that contained in the First, Second and Third Premises (as those terms are defined in Section 1.01(e) of the Lease) and installation thereof will be subject to availability. The Landlord shall also supply to the Carpeted Area, based on base building standard, electrical service, HVAC and lighting, all of which as currently exists. The Landlord will also provide on a "one-time only" basis and so as not to delay the completion of the Tenant's Work:

           (1) new base building ceiling tiles bundled and delivered to the floor for installation by the Tenant's contractor at the Tenant's cost, in a quantity sufficient to fixture the t-bar ceiling of the 3rd floor in 20 York Mills Building (estimated at approximately 25,000 square feet of 2 ft. x 4 ft. tiles; and

           (2) up to 200 base building concrete floor tiles based on the Tenant's demonstrated needs.

           The Landlord will also provide the Tenant with a "one-time only" payment to a maximum of $60,000.00 plus G.S.T. to be used by the Tenant exclusively for the purpose of tuning up the raised floor tile and support system currently installed and servicing all of the Additional Premises, such work to be completed by a qualified raised flooring contractor acceptable to the Landlord, and such payment to be made by the Landlord to the Tenant upon presentation by the Tenant to the Landlord of copies of receipted and paid invoices evidencing the completion of such work. The Landlord shall be permitted to perform its work in the Additional Premises during the Tenant's Fixturing Period.

           The Landlord shall pay for one space plan and one revision, to a maximum value of $0.07 per square foot of the Rentable Area of the Additional Premises.

           The Landlord will provide, at its expense, a hook-up to an emergency generator to provide back-up power to a maximum of 60 KVA to the Additional Premises only. The Tenant agrees to accept the generator in an "as is" condition and the Landlord shall have no liability for failure of power supply.".

     (ii) Section 3.02(e) is amended by adding the following at the end thereof:

           "With respect to the Additional Premises, the Tenant accepts the Additional Premises in an "as is" condition and will complete a full renovation of the Additional Premises at its expense in accordance with plans and specifications and workers approved by the Landlord in advance and otherwise in accordance with the terms of the Lease. The Tenant agrees to substantially complete all required work prior to November 1, 2000, subject to Section 16.08 of the Lease. The Tenant shall be responsible at its own expense for any modifications or renovations within the First, Second or Third Premises (as defined in Section 1.01(e) of the Lease), subject to the prior approval of the Landlord and the general procedures outlined in this Schedule "C". The Tenant shall not be required to seek the Landlord's approval, but shall provide the Landlord with reasonable prior notice, for renovation projects costing less than $25,000.00. Notwithstanding the foregoing, the Landlord's prior approval shall be required for any mechanical or electrical work regardless of cost.".

     (iii) Section 4.02 is amended by inserting the following as subparagraph
           (d) (it being acknowledged that the Lease Amending Agreement dated February 23, 1999 included a subparagraph (c) with respect to the Third Premises):

           "(c) The Fixturing Period in relation to the Additional Premises shall commence on the date on which possession of the Additional Premises is turned over to the Tenant by the Landlord and shall end on the day immediately preceding the First, Second or Third Rent Commencement Date of the Additional Premises (as those terms are defined in Section 1.01(i) of the Lease). The Tenant shall be permitted to open for business in the Additional Premises at any time during the Fixturing Period without any obligation for the payment of Rent (except for Utilities under Section 7.02 of the Lease, Additional Rent under Section 4.03(c)(ii) of the Lease and any Additional Rent which is payable under the Lease as a result of the Tenant's non-compliance or non-observance of any provision under the Lease, for which the Tenant will continue to be obligated to pay.".

4. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

5. This Agreement shall enure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written, by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf.


                                  TRUSCAN PROPERTY CORPORATION
                                                                    (Landlord)


                                  Per: /s/ David Gerofsky
                                      ________________________________________
                                           Authorized Signature


                                  Per: /s/ Dawn Michaeloff
                                      ________________________________________
                                           Authorized Signature

                                  I/We have authority to bind the corporation.


                                  724 SOLUTIONS INC.
                                                                      (Tenant)


                                  Per: /s/ Karen Basian
                                      ________________________________________
                                           Authorized Signature


                                  Per: /s/ Kerry McLellan
                                      ________________________________________
                                           Authorized Signature


                                  I/We have authority to bind the corporation.

             SCHEDULE "B-1" - FLOOR PLAN OF THE ADDITIONAL PREMISES


             TENANT:   724 SOLUTIONS INC.
                       ------------------------------------------

             SUITE NO: ALL OF THE 3RD FLOOR OF 10 YORK MILLS ROAD
                       ------------------------------------------

The sole purpose of this plan is to show the approximate location of the Fourth Premises in 10 York Mills Building.

             SCHEDULE "B-2" - FLOOR PLAN OF THE ADDITIONAL PREMISES


             TENANT:   724 SOLUTIONS INC.
                       ------------------------------------------

             SUITE NO: ALL OF THE 3RD FLOOR OF 10 YORK MILLS ROAD
                       ------------------------------------------

The sole purpose of this plan is to show the approximate location of the Fifth Premises in 20 York Mills Building.

DATED the 25TH day of OCTOBER, 1999


------------------------------------------------------------------------------


BETWEEN:


                          TRUSCAN PROPERTY CORPORATION
                                (the "Landlord")


                                     - and -


                               724 SOLUTIONS INC.
                                 (the "Tenant")


------------------------------------------------------------------------------

                            LEASE AMENDING AGREEMENT

------------------------------------------------------------------------------